As filed with the US Securities and Exchange Commission on August 25, 2023

Investment Company Act File No. 811-22078

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement under the Investment Company Act of 1940 Amendment No. 53	☒

Master Trust

(Exact Name of Registrant Specified in Charter)

c/o UBS Asset Management (Americas) Inc.

787 Seventh Avenue,

New York, New York, 10019

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (888) 793-8637

Keith A. Weller, Esq. UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, Illinois 60606 (Name and Address of Agent for Service)	With copies to: Stephen H. Bier, Esq. Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, New York 10036

Each of the following funds are series of Master Trust (“Trust”), a professionally managed open-end investment company.

Prime Master Fund

Treasury Master Fund

Tax-Free Master Fund

Prime CNAV Master Fund

Government Master Fund

ESG Prime Master Fund

Explanatory Note

The Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Trust (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Trust. Such investors are referred to herein as “interestholders.” This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests in the Trust.

FOR FLORIDA INVESTORS

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT HIS OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE (A) FIRST TENDERS OR PAYS TO THE FUND, AN AGENT OF THE FUND OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS HIS ACCOUNT APPLICATION, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT HE IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR GEORGIA INVESTORS

THE INTERESTS HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (14) OF CODE SECTION 10-5-11 OF THE “GEORGIA UNIFORM SECURITIES ACT OF 2008,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR INVESTORS IN OTHER STATES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NEITHER THE FUND NOR THESE INTERESTS HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

This Part A sets forth information with respect to Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund, each a diversified series of the Trust. The date of this Part A is August 25, 2023.

Fund Summaries

Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund

Item 5. Management

UBS Asset Management (Americas) Inc. (“UBS AM”) serves as the investment advisor to each fund.

For important information about the purchase and redemption of fund Interests and tax information, please see the sections entitled, “Purchase and Redemption of Fund Interests” and “Tax Information” immediately below.

Item 6. Purchase and Redemption of Fund Interests

There is no minimum initial or subsequent investment requirement for the funds. Interests in the funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the funds. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Prior to October 2, 2023, Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may be subject to the possible imposition of a liquidity fee and/or temporary redemption gate should certain triggering events occur. Effective October 2, 2023, the fund may no longer impose a redemption gate (except under extraordinary circumstances as part of a liquidation), and the fund may be subject to a liquidity fee if the fund’s board believes such fee is in the best interests of the fund.

Item 7. Tax Information

Each fund expects to be treated as a partnership for federal income tax purposes. As a result, each fund does not expect to pay any federal income or excise taxes, and, generally, investors in the fund should not recognize income or loss for federal income tax purposes when they invest in the fund or when they receive distributions or make withdrawals from the fund, unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the fund. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor’s distributive share from time to time of the applicable fund’s ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Item 8. Financial Intermediary Compensation

Disclosure item not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings

Fund objective

Prime Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

Treasury Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

Tax-Free Master Fund

Maximum current income exempt from federal income tax consistent with liquidity and the preservation of capital.

Prime CNAV Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

Government Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

ESG Prime Master Fund

Maximum current income as is consistent with liquidity and preservation of capital while incorporating select environmental, social, and governance criteria (“ESG”) into the investment process.

Principal investment strategies

Prime Master Fund

Principal investments

The fund calculates its net asset value using market-based pricing, and its Interest price will fluctuate. Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers. These may include:

◾	short-term obligations of the US government and its agencies and instrumentalities;

◾	repurchase agreements;

◾	obligations of issuers in the financial services group of industries;

◾	commercial paper, other corporate obligations and asset-backed securities; and

◾	municipal money market instruments.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund invests in foreign money market instruments only if they are denominated in US dollars. The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries.

The fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

The fund is classified by UBS AM as an “ESG-integrated” fund. The fund’s investment process integrates material sustainability and/or environmental, social and governance considerations into the research process for all portfolio investments and portfolio holdings, except repurchase agreements with certain counterparties. ESG integration is driven by taking into account material sustainability and/or ESG risks which could impact investment returns, rather than being driven by specific ethical principles or norms. The analysis of material sustainability and/or ESG considerations can include many different aspects, including, for example, the carbon footprint, employee health and well-being, supply chain management, fair customer treatment and governance processes of a company. The fund may still invest in securities without respect to sustainability and/or ESG considerations or in securities which present sustainability and/or ESG risks, including where portfolio managers believe the potential compensation outweighs the risks identified.

Treasury Master Fund

Principal investments

The fund invests in a diversified portfolio of high quality, US Treasury money market instruments and in related repurchase agreements.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized by cash and/or government securities) in order to qualify as a “government money market fund” under federal regulations. In addition, in order to be a “Treasury” fund, under normal circumstances, the fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and in related repurchase agreements. For purposes of this policy, repurchase agreements are those that are collateralized fully by securities issued by the US Treasury and cash. Under normal circumstances, the fund expects to invest substantially all of its assets in securities issued by the US Treasury and in related repurchase agreements. Many US government money market instruments pay income that is generally exempt from state and local income tax, although they may be subject to corporate franchise tax in some states.

The fund may invest a significant percentage of its assets in repurchase agreements. Repurchase agreements are transactions in which the fund purchases securities issued by the US Treasury and simultaneously commits to resell them to the same counterparty at a future time and at a price reflecting a market rate of interest. Income from repurchase agreements may not be exempt from state and local income taxation. Repurchase agreements often offer a higher yield than investments directly in securities issued by the US Treasury. In deciding whether an investment in a repurchase agreement is more attractive than a direct investment in securities issued by the US Treasury, the fund considers the possible loss of this tax advantage.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

Tax-Free Master Fund

Principal investments

The fund seeks to achieve its objective by investing in a diversified portfolio of high quality, municipal money market instruments.

Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax. Investments that are subject to the alternative minimum tax are not counted towards satisfying the 80% test in the foregoing sentence. Under normal circumstances, the fund may invest only up to 20% of its net assets in municipal securities that pay interest that is an item of tax preference for purposes of the alternative minimum tax.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt.

The fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as the fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. The fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” the fund is permitted to continue to seek to maintain a stable price per Interest.

The fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

Prime CNAV Master Fund

Principal investments

Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers. These may include:

◾	short-term obligations of the US government and its agencies and instrumentalities;

◾	repurchase agreements;

◾	obligations of issuers in the financial services group of industries;

◾	commercial paper, other corporate obligations and asset-backed securities; and

◾	municipal money market instruments.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund invests in foreign money market instruments only if they are denominated in US dollars. The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries.

The fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as the fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. The fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” the fund will be permitted to continue to seek to maintain a stable price per Interest.

The fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

The fund is classified by UBS AM as an “ESG-integrated” fund. The fund’s investment process integrates material sustainability and/or environmental, social and governance considerations into the research process for all portfolio investments and portfolio holdings, except repurchase agreements with certain counterparties. ESG integration is driven by taking into account material sustainability and/or ESG risks which could impact investment returns, rather than being driven by specific ethical principles or norms. The analysis of material sustainability and/or ESG considerations can include many different aspects, including, for example, the carbon footprint, employee health and well-being, supply chain management, fair customer treatment and governance processes of a company. The fund may still invest in securities without respect to sustainability and/or ESG considerations or in securities which present sustainability and/or ESG risks, including where portfolio managers believe the potential compensation outweighs the risks identified.

Government Master Fund

Principal investments

Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality, US government money market instruments and in related repurchase agreements.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized by cash and/or government securities) in order to qualify as a “government money market fund” under federal regulations. Many US government money market instruments pay income that is generally exempt from state and local income tax, although they may be subject to corporate franchise tax in some states. The fund generally seeks to invest in securities the income from which is considered “qualified interest income” under relevant tax law and guidance. In addition, under normal circumstances, the fund invests at least 80% of its net assets in US government securities, including government securities subject to repurchase agreements.

The fund may invest a significant percentage of its assets in repurchase agreements. Repurchase agreements are transactions in which the fund purchases government securities and simultaneously commits to resell them to the same counterparty at a future time and at a price reflecting a market rate of interest. Income from repurchase agreements may not be exempt from state and local income taxation. Repurchase agreements often offer a higher yield than investments directly in government securities. In deciding whether an investment in a repurchase agreement is more attractive than a direct investment in government securities, the fund considers the possible loss of this tax advantage. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

ESG Prime Master Fund

Principal investments

The fund calculates its net asset value using market-based pricing, and its Interest price will fluctuate. Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers while incorporating fundamental sustainability factors, such as ESG performance of such issuers, into the investment process. Money market instruments may include:

◾	short-term obligations of the US government and its agencies and instrumentalities;

◾	repurchase agreements;

◾	obligations of issuers in the financial services group of industries;

◾	commercial paper, other corporate obligations and asset-backed securities; and

◾	municipal money market instruments.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund invests in foreign money market instruments only if they are denominated in US dollars. The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries.

In addition, under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes), determined at the time of purchase, in securities that meet UBS AM’s sustainability criteria. In developing its sustainability criteria, UBS AM draws upon firm-wide resources of the UBS Asset Management Division of UBS Group AG, of which UBS AM is a member.

UBS AM conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated proprietary credit research team. The ESG aspect of UBS AM’s credit analyses and credit research process is applied to all portfolio investments and portfolio holdings. Embedded in the credit research process is the integration of issuer-level sustainability investing analysis as guided by the UBS Asset Management Division’s approach to sustainability and/or ESG research and evaluation methodology. The sustainability investing analysis provides a more comprehensive approach to security selection than credit analysis alone as internal and external ESG ratings are applied to evaluate the quality of sustainability practices employed by issuers. Analysts rate and maintain internal fundamental credit and ESG ratings, which are a component of the portfolio construction/optimization approach and focus on issuers that contribute to the fund’s ESG profile. In determining an issuer’s ESG ratings, analysts will evaluate whether, at the time of the fund’s investment, such issuers have better than average performance in ESG practices and managing sustainability and/or ESG risks by reviewing, among other factors, such considerations as the issuer’s environmental responsibility, human rights and labor standards, diversity and inclusion in employment and corporate governance based on proprietary and third-party data. UBS AM also will employ a negative screening process with regard to security selection, which will exclude from the fund’s portfolio securities or sectors that manufacture products or engage in business activities viewed as having a negative social or environmental impact. Such products or business activities include certain controversial weapons, natural resource extraction activities, thermal coal power generation, and certain controversial behavior and business activities as well as the failure of a portfolio company to meet certain engagement objectives identified by UBS AM. UBS AM’s portfolio construction process aims to align investments in money market instruments with the concept of sustainability (i.e., the potential for long-term maintenance of environmental, economic and social well-being).

The fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

UBS AM is part of the UBS Asset Management Division of UBS Group AG. The UBS Asset Management Division, at the global level, seeks to be a leader in incorporating sustainability into its management process and honors various commitments in the sustainability investing industry. Active commitments include:

◾	Participant in the UN Global Compact since its inception in 2000

◾	Independent assurance of the GRI (Global Reporting Initiative) based sustainability disclosure

◾	UBS Asset Management signatory to Principles for Responsible Investment (PRI)

◾	Global Initiative for Sustainability Ratings steering committee

◾	Sustainability Accounting Standards BoardTM

◾	The Forum for Sustainable and Responsible Investing

Principal risks

All investments carry a certain amount of risk, and a fund cannot guarantee that it will achieve its investment objective.

You could lose money by investing in a fund. Because the Interest price of Prime Master Fund and ESG Prime Master Fund will fluctuate, when you sell your Interests they may be worth more or less than what you originally paid for them. A fund may impose a fee upon the sale of your Interests under certain circumstances or, until October 2, 2023, may temporarily suspend your ability to sell Interests if the fund’s liquidity falls below required minimums because of market conditions or other factors.

Although each of Treasury Master Fund and Government Master Fund seeks to facilitate the preservation of the value of an investment in each relevant feeder fund at $1.00 per share, it cannot guarantee it will do so.

Although each of Tax-Free Master Fund and Prime CNAV Master Fund seeks to facilitate the preservation of the value of an investment in each relevant feeder fund at $1.00 per share, it cannot guarantee it will do so. Each fund may impose a fee upon sale of your Interests under certain circumstances or, until October 2, 2023, may temporarily suspend your ability to sell Interests if the fund’s liquidity falls below required minimums because of market conditions or other factors.

An investment in a fund is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Each fund’s sponsor is not required to reimburse the fund for losses, and you should not expect that the sponsor will provide financial support to the relevant fund at any time, including during periods of market stress.

Money market instruments generally have a low risk of loss, but they are not risk-free. The principal risks presented by an investment in the funds are described below. As indicated below, not all of these risks apply to each fund. The fund(s) to which the main risks apply are noted below. Other risks of investing in a fund, along with further details about some of the risks described below, are discussed in Part B of this Registration Statement.

Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund

Credit risk. Credit risk is the risk that the issuer or guarantor of money market instruments, or the counterparty to a transaction, is unable or unwilling to meet its financial obligations. Even if an issuer or counterparty does not default on a payment, an investment’s value may decline if the market believes that the issuer or counterparty has become less able, or less willing, to make payments on time. Moreover, in a rising interest rate environment, the risk that such issuer or guarantor may default on its obligations is heightened. Even the highest quality investments are subject to some credit risk. The credit quality of an issuer or counterparty can change rapidly due to market developments and may affect a fund’s net asset value.

Interest rate risk. The value of money market instruments generally can be expected to fall when short-term interest rates rise and to rise when short-term interest rates fall. Interest rate risk is the risk that interest rates will rise, so that the value of a fund’s investments will fall. Also, a fund’s yield will tend to lag behind changes in prevailing short-term interest rates. This means that a fund’s income will tend to rise more slowly than increases in short-term interest rates. Similarly, when short-term interest rates are falling, a fund’s income generally will tend to fall more slowly.

A fund may face a heightened level of interest rate risk due to certain changes in monetary policy, such as certain types of interest rate changes by the Federal Reserve. The risks associated with changing interest rates may have unpredictable effects on the markets and a fund’s investments. A sudden or unpredictable increase in interest rates may cause volatility in the market and may decrease liquidity in the money market securities markets, making it harder for a fund to sell its money market investments at an advantageous time. Decreased market liquidity also may make it more difficult to value some or all of a fund’s securities holdings.

Market risk. The risk that the market value of a fund’s investments will fluctuate as the stock and fixed-income markets fluctuate. Market risk may affect a single issuer, industry or sector of the economy, or it may affect the market as a whole. In addition, turbulence in financial markets and reduced liquidity in equity and/or fixed-income markets may negatively affect a fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Events such as war, acts of terrorism, natural disasters, recessions, rapid inflation, the imposition of international sanctions, pandemics or other public health threats could also significantly impact a fund and its investments. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

Liquidity risk. The funds’ investments may become less liquid due to market developments or adverse investor perception. When there is no willing buyer and investments cannot be readily sold at the desired time or price, the funds may have to accept a lower price or may not be able to sell an instrument at all. The inability to sell an instrument could adversely affect a fund’s net asset value or prevent the fund from being able to take advantage of other investment opportunities. This risk may increase during an unusually high volume of redemption requests by even a few large investors, unusual market conditions or when prices of securities are negatively impacted by rapid or unexpected changes in interest rates, or as a result of government intervention, political, social, health, economic or market developments.

Management risk. There is the risk that the investment strategies, techniques and risk analyses employed by the investment advisor may not produce the desired results. The investment advisor may be incorrect in its assessment of a particular security or assessment of market, interest rate or other trends, which can result in losses to a fund.

Prime Master Fund, Treasury Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund

US Government securities risk. Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (1) the full faith and credit of the US; (2) the ability of the issuer to borrow from the US Treasury; (3) the credit of the issuing agency, instrumentality or government-sponsored entity; (4) pools of assets (e.g., mortgage-backed securities); or (5) the US in some other way. In some cases, there is even the risk of default. For example, for asset-backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency issued securities, there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the US Congress to increase the statutory debt ceiling. If the US Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the US government may default on payments on certain US government securities, including those held by the funds, which could have a material negative impact on the funds.

Repurchase agreements risk. Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that at all times the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. Repurchase agreements involving obligations other than US government securities (such as commercial paper, corporate bonds, mortgage loans and equities) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. If the seller or guarantor becomes insolvent, a fund may suffer delays, costs and possible losses in connection with the disposition of collateral.

Prime Master Fund, Prime CNAV Master Fund, Tax-Free Master Fund and ESG Prime Master Fund

Municipal securities risk. Municipal securities are subject to interest rate, credit, illiquidity, market and political risks. The ability of a municipal issuer to make payments and the value of municipal securities can be affected by uncertainties in the municipal securities market, including litigation, the strength of the local or national economy, the issuer’s ability to raise revenues through tax or other means, and the bankruptcy of the issuer affecting the rights of municipal securities holders and budgetary constraints of local, state and federal governments upon which the issuer may be relying for funding. Municipal securities and issuers of municipal securities may be more susceptible to downgrade, default and bankruptcy as a result of recent periods of economic stress. In addition, the municipal securities market can be significantly affected by political changes, including legislation or proposals at either the state or the federal level to eliminate or limit the tax-exempt status of municipal security interest or the tax exempt status of a money market fund’s dividends. Similarly, reductions in tax rates may make municipal securities less attractive in comparison to taxable securities. Legislatures also may be unable or unwilling to appropriate funds needed to pay municipal security obligations. These events can cause the value of the municipal securities held by a fund to fall and might adversely affect the tax-exempt status of the fund’s investments. In addition, third-party credit quality or liquidity enhancements are frequently a characteristic of the structure of municipal securities purchased by money market funds. Problems encountered by such third-parties (such as issues negatively impacting a municipal security insurer or bank issuing a liquidity enhancement facility) may negatively impact a municipal security even though the related municipal issuer is not experiencing problems.

Structured security risk. Prime Master Fund, Prime CNAV Master Fund, Tax-Free Master Fund and ESG Prime Master Fund may purchase securities representing interests in underlying assets, but structured to provide certain advantages not inherent in those assets (e.g., enhanced liquidity and yields linked to short-term interest rates). If those securities behaved in a way that the advisor did not anticipate, or if the security structures encountered unexpected difficulties, a fund could suffer a loss. Structured securities represent a significant portion of the short-term securities markets.

Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund

Concentration risk. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund will invest a significant portion of their assets in securities issued by companies in the financial services group of industries, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance) and related asset-backed securities. As a result, the funds’ performance will be significantly impacted, both positively and negatively, by developments in the financial services sector, and the funds will be more susceptible to such developments than other funds that do not concentrate their investments.

Financial services sector risk. Investments of Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Foreign investing risk. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may invest in foreign money market instruments that are denominated in US dollars. Foreign investing may involve risks relating to political, social and economic developments abroad, such as the imposition of international sanctions and other similar measures, to a greater extent than investing in the securities of US issuers. Foreign investments may also be subject to risk of loss because of more or less foreign government regulation, less public information and less stringent investor protections and disclosure standards. In addition, there are differences between US and non-US regulatory requirements and market practices.

Prime Master Fund and ESG Prime Master Fund

Money market fund regulatory risk. The SEC adopted changes to the rules that govern SEC registered money market funds in July 2023. These changes include, among other things: (1) requiring institutional prime money market funds to charge mandatory liquidity fees when the fund’s net redemptions exceed certain levels; (2) allowing a money market fund’s board or its delegate to charge liquidity fees when it determines such fee would be in the best interests of the fund; (3) removing a fund’s ability to impose a temporary suspension of redemptions (except under extraordinary circumstances as part of a liquidation); and (4) substantially increasing the required minimum levels of liquid assets a fund must hold. These changes have a phase in period with significant changes taking effect on April 2, 2024 and October 2, 2024. These changes may affect the investment strategies, performance, yield, operating expenses and continued viability of the fund. As of the date of this prospectus, UBS AM is evaluating the potential impact of these regulatory changes and expects to update investors in the future as the regulatory compliance deadlines approach.

ESG Prime Master Fund

Sustainability factor risk. Investing primarily in investments that meet ESG criteria carries the risk that the fund may forgo otherwise attractive investment opportunities, or increase or decrease its exposure to certain types of issuers and, therefore, may underperform compared to funds that do not consider ESG factors in the investment process. UBS AM’s assessment of an issuer’s ESG criteria may change over time, which could cause the fund to hold securities that may no longer meet UBS AM’s current ESG criteria.

Investing on the basis of ESG criteria is qualitative and subjective by nature, and there can be no assurance that the process utilized by any vendors of UBS AM or any judgment exercised by UBS AM will reflect the beliefs or values of any particular investor. In addition, due to constraints imposed by regulations applicable to money market funds or other considerations relating to credit quality, liquidity or yield, the fund may be constrained in its ability to fully implement an ESG strategy as compared to other non-money market funds that pursue an ESG investing approach. The fund may also have fewer investment opportunities available to it compared to other money market funds that do not take into account sustainability and/or ESG considerations in the investment process.

As a result of the Fund’s consideration of sustainability and/or ESG factors, the fund’s performance may differ at times from the performance of funds that do not consider such factors. Additionally, the regulatory landscape with respect to sustainability and/or ESG investing in the US is still under development and, as a result, future regulations and/or rules adopted by applicable regulators could require the fund to change or adjust its investment process with respect to sustainability and/or ESG investing.

Government Master Fund

US withholding tax risk. Government Master Fund generally seeks to invest in securities the income from which is considered “qualified interest income” under relevant tax law and guidance. Thus, the fund generally expects that an interestholder that is a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (“Code”), may be able to report its distributions attributable the fund’s ordinary income to be exempt from US withholding tax when paid to the interestholder’s non-US shareholders. However, there can be no assurance that all of the fund’s income will qualify for such treatment. Interestholders should see the sections entitled “Investor Information—Tax Considerations” and “Taxation of the Fund” for more information.

Additional risks

LIBOR Replacement. Certain variable- and floating-rate debt securities that a fund may invest in are subject to rates that are or were previously tied to the London Interbank Offered Rate (“LIBOR”). LIBOR was a leading floating rate benchmark used in loans, notes, derivatives and other instruments or investments. As a result of benchmark reforms, publication of most LIBOR settings has ceased. Some LIBOR settings continue to be published, but only on a temporary, synthetic and non-representative basis. Regulated entities have generally ceased entering into new LIBOR contracts in connection with regulatory guidance or prohibitions. Replacement rates that have been identified include the Secured Overnight Financing Rate (“SOFR”), which is intended to replace US dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with US Treasury securities, and the Sterling Overnight Index Average Rate (“SONIA”), which is intended to replace GBP LIBOR and measures the overnight interest rate paid by banks for unsecured transactions in the sterling market, although other replacement rates could be adopted by market participants. The unavailability or replacement of LIBOR may affect the value, liquidity or return on, and may cause increased volatility in markets for, certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades. Accordingly, the potential effect of the transition away from LIBOR on a fund or the debt securities or other instruments based on LIBOR in which a fund invests cannot yet be determined. Any pricing adjustments to a fund’s investments resulting from a substitute reference rate may also adversely affect the fund’s performance and/or net asset value. At this time, it is not possible to predict the effect of the establishment of SOFR, SONIA or any other replacement rates.

Political risk. With respect to Tax-Free Master Fund, political or regulatory developments could adversely affect the tax-exempt status of interest paid on municipal securities or the tax-exempt status of a municipal money market fund’s dividends. In addition, changes to policies regarding the funding of municipalities by local, state or federal governments could adversely affect the value of such municipal securities held by the fund. These developments could also cause the value of a fund’s municipal money market instruments to fall.

Securities lending risk. Securities lending involves the lending of portfolio securities owned by a fund to qualified broker-dealers and financial institutions. When lending portfolio securities, a fund initially will require the borrower to provide the fund with collateral, most commonly cash, which the fund will invest. Although a fund invests this collateral in a conservative manner, it is possible that it could lose money from such an investment or fail to earn sufficient income from its investment to cover the fee or rebate that it has agreed to pay the borrower. Loans of securities also involve a risk that the borrower may fail to return the securities or deliver the proper amount of collateral, which may result in a loss to a fund. In addition, in the event of bankruptcy of the borrower, a fund could experience losses or delays in recovering the loaned securities. In some cases, these risks may be mitigated by an indemnification provided by the funds’ lending agent.

Temporary defensive positioning. During adverse market conditions or when UBS AM believes there is an insufficient supply of appropriate money market securities in which to invest, a fund may temporarily hold uninvested cash in lieu of such investments. During periods when such temporary or defensive positions are held, a fund may not be able to fully pursue its investment objective. Such positions may also subject a fund to additional risks, such as increased exposure to cash held at a custodian bank.

With respect to Tax-Free Master Fund, during adverse market conditions or when the advisor believes there is an insufficient supply of the municipal securities in which Tax-Free Master Fund primarily invests, the fund may temporarily invest in other types of municipal securities or may invest in money market instruments that pay taxable interest. These instruments may not be consistent with achieving the fund’s investment objective during the periods that they are held and may entail additional risks (such as those to which Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund are subject).

Cybersecurity risk. The funds, like other business organizations, are susceptible to operational, information security and related risks through breaches in cybersecurity. In general, cybersecurity failures or breaches of a fund or its service providers or the issuers of securities in which a fund invests may result from deliberate attacks or unintentional events and may arise from external or internal sources. Cybersecurity breaches may involve unauthorized access to a fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). Cybersecurity failures or breaches affecting a fund’s investment advisor or any other service providers (including, but not limited to, fund accountants, custodians, transfer agents and financial intermediaries) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with a fund’s ability to calculate its net asset value, impediments to trading, the inability of fund shareholders to transact business, destruction to equipment and systems, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cybersecurity breaches in the future.

Additional information about the investment objectives

Each fund’s (except ESG Prime Master Fund) investment objective may not be changed without interestholder approval. The investment objective of ESG Prime Master Fund is non-fundamental and may be changed by the fund’s board at any time without interestholder approval.

Additional information about investment strategies

Prime Master Fund

Prime Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers, which may include short-term obligations of the US government and its instrumentalities; repurchase agreements; obligations of issuers in the financial services group of industries; commercial paper, other corporate obligations and asset-backed securities; and municipal money market instruments. Prime Master Fund calculates its net asset value using market-based pricing, and its Interest price will fluctuate.

Prime Master Fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. Prime Master Fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

Prime Master Fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate.

Treasury Master Fund

The board has determined that Treasury Master Fund will operate as a “government money market fund” under Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7), as amended (the “Investment Company Act”). Therefore, in addition to the 80% policy referenced below, Treasury Master Fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized with cash and/or government securities). As a “government money market fund” under Rule 2a-7, Treasury Master Fund (1) is permitted to use the amortized cost method of valuation to facilitate feeder funds that invest in it seeking to maintain a $1.00 share price, and (2) is not subject to a liquidity fee and/or a redemption gate on fund redemptions which might apply to other types of funds under certain circumstances. Certain recent changes will remove the ability of any money market fund to impose redemption gates effective October 2, 2023 (except under extraordinary circumstances as part of a liquidation). (In conformance with Rule 2a-7, the board has reserved its ability to change this policy, but such change would only become effective after interestholders were provided with specific advance notice of a change in the fund’s policy and have the opportunity to redeem their Interests in accordance with Rule 2a-7 before the policy change became effective.)

In addition, under normal circumstances, Treasury Master Fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and in related repurchase agreements. While under normal circumstances Treasury Master Fund expects to invest substantially all of its assets in securities issued by the US Treasury and in related repurchase agreements, under unusual circumstances, the fund may invest a portion of its assets in other types of government securities. Treasury Master Fund’s 80% policy is a “non-fundamental” policy. This means that this investment policy may be changed by the board without interestholder approval. However, Treasury Master Fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

Tax-Free Master Fund

Tax-Free Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality, municipal money market investments. Under normal circumstances, Tax-Free Master Fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax. Tax-Free Master Fund’s 80% policy is a “fundamental policy.” This means that the fund may not deviate from its 80% policy without the approval of its interestholders.

Tax-Free Master Fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as Tax-Free Master Fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. Tax-Free Master Fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” Tax-Free Master Fund is permitted to continue to seek to maintain a stable price per Interest.

Prime CNAV Master Fund

Prime CNAV Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers, which may include short-term obligations of the US government and its instrumentalities; repurchase agreements; obligations of issuers in the financial services group of industries; commercial paper, other corporate obligations and asset-backed securities; and municipal money market instruments.

Prime CNAV Master Fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as Prime CNAV Master Fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. Prime CNAV Master Fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” Prime CNAV Master Fund is permitted to continue to seek to maintain a stable price per Interest.

Government Master Fund

Government Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality, US government money market instruments and in related repurchase agreements, which generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. Many US government money market instruments pay income that is generally exempt from state and local income tax, although they may be subject to corporate franchise tax in some states. The fund generally seeks to invest in securities the income from which is considered “qualified interest income” under relevant tax law and guidance. Government Master Fund may invest a significant percentage of its assets in repurchase agreements. Repurchase agreements are transactions in which the fund purchases government securities and simultaneously commits to resell them to the same counterparty at a future time and at a price reflecting a market rate of interest. Income from repurchase agreements may not be exempt from state and local income taxation. Repurchase agreements often offer a higher yield than investments directly in government securities. In deciding whether an investment in a repurchase agreement is more attractive than a direct investment in government securities, Government Master Fund considers the possible loss of this tax advantage.

The board has determined that Government Master Fund will operate as a “government money market fund” under Rule 2a-7. Therefore, Government Master Fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized by cash and/or government securities) in order to qualify as a “government money market fund” under federal regulations. As a “government money market fund” under Rule 2a-7, Government Master Fund (1) is permitted to use the amortized cost method of valuation to facilitate feeder funds that invest in it seeking to maintain a $1.00 share price, and (2) is not subject to a liquidity fee and/or a redemption gate on fund redemptions which might apply to other types of funds under certain circumstances. Certain recent change will remove the ability of any money market fund to impose redemption gates effective October 2, 2023 (except under extraordinary circumstances as part of a liquidation). (In conformance with Rule 2a-7, the board has reserved its ability to change this policy, but such change would only become effective after interestholders were provided with specific advance notice of a change in the fund’s policy and have the opportunity to redeem their Interests in accordance with Rule 2a-7 before the policy change became effective.)

In addition, under normal circumstances, Government Master Fund invests at least 80% of its net assets in US government securities, including government securities subject to repurchase agreements. Government Master Fund’s 80% policy is a “non-fundamental” policy. This means that this investment policy may be changed by the board without interestholder approval. However, Government Master Fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

ESG Prime Master Fund

ESG Prime Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers while incorporating fundamental sustainability factors, such as ESG performance of such issuers, into the investment process. Money market instruments may include short-term obligations of the US government and its instrumentalities; repurchase agreements; obligations of issuers in the financial services group of industries; commercial paper, other corporate obligations and asset-backed securities; and municipal money market instruments. ESG Prime Master Fund calculates its net asset value using market based pricing, and its Interest price will fluctuate.

ESG Prime Master Fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. ESG Prime Master Fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

Under normal circumstances, ESG Prime Master Fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes), determined at the time of purchase, in securities that meet UBS AM’s sustainability criteria. In developing its sustainability criteria, UBS AM draws upon firm-wide resources of the UBS Asset Management Division of UBS Group AG, of which UBS AM is a member. ESG Prime Master Fund’s 80% policy is a “non-fundamental” policy. This means that this investment policy may be changed by the fund’s board without interestholder approval. However, ESG Prime Master Fund has also adopted a policy to provide its shareholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

UBS AM conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated proprietary credit research team. The ESG aspect of UBS AM’s credit analyses and credit research process is applied to all portfolio investments and portfolio holdings. Embedded in the credit research process is the integration of issuer-level sustainability investing analysis as guided by the UBS Asset Management Division’s approach to sustainability and/or ESG research and evaluation methodology. The sustainability investing analysis provides a more comprehensive approach to security selection than credit analysis alone as internal and external ESG ratings are applied to evaluate the quality of sustainability practices employed by issuers. Analysts rate and maintain internal fundamental credit and ESG ratings which are a component of the portfolio construction/optimization approach, focusing on companies that contribute to meeting the ESG profile for the fund. Portfolio construction focuses on the alignment of a Rule 2a-7 (the regulation governing money market funds) investment discipline with the concept of sustainability—the potential for long-term maintenance of environmental, economic and social well-being.

Sustainability criteria includes the fundamental analysis of ESG risks of issuers (that is, the issuers of the money market instruments in which the fund may invest), and evaluating whether, at the time of the fund’s investment, such issuers have better than average performance in ESG practices and managing sustainability and/or ESG risks. The fundamental analysis of sustainability and/or ESG risks may include, but is not limited to, review of the following factors:

◾	environmental responsibility
◾	human rights and labor standards
◾	diversity and inclusion in employment
◾	corporate governance

UBS AM will employ a negative screening process with regard to security selection for ESG Prime Master Fund, which will exclude issuers that are involved in certain sectors and activities, or derive material revenue from certain sectors and activities, that are viewed as having a negative social or environmental impact. These may include:

◾	controversial weapons which cover:
◾	cluster munitions
◾	anti-personnel mines
◾	chemical weapons
◾	biological weapons
◾	nuclear weapons produced in breach of the Treaty on the Non-Proliferation of Nuclear Weapons
◾	depleted Uranium manufacturers
◾	thermal coal and oil sands production/mining (20% revenue threshold)
◾	thermal coal power generation (20% revenue threshold)
◾	controversial behavior
◾	companies violating the United Nations Global Compact (UNGC) principles and who do not demonstrate credible corrective action
◾	controversial business activities
◾	production/manufacture of tobacco products (5% revenue threshold)
◾	production/publishing of adult entertainment (5% revenue threshold)
◾	own/operate gambling facilities (5% revenue threshold)
◾	production of conventional military weapons (10% revenue threshold)
◾	other UBS AM derived engagement-based criteria

The negative screening process generally incorporates data obtained from third party service providers. UBS AM has the right to change the third-party service providers that support this process at any time. The other UBS AM derived engagement-based criteria are implemented based on the results of analyses under a proprietary UBS AM engagement program pursuant to which UBS AM assesses a company’s progress over a pre-determined time period relative to a pre-determined set of engagement objectives.

The negative screening process set forth above can be updated or otherwise modified by UBS AM at any time, without prior shareholder approval or notice, to, among other things, modify the list of negative screens, revise the revenue thresholds, or change particular exclusions to or from an exclusion based threshold or a revenue based threshold.

ESG Prime Master Fund may be subject to the possible imposition of a liquidity fee and/or temporary redemption gate should certain triggering events occur.

UBS AM serves as investment advisor to a range of money market funds following different investment focuses/strategies. These include other “prime” money market funds (including Prime Master Fund and Prime CNAV Master Fund), which may invest in similar types of securities as ESG Prime Master Fund. There may be overlap between the portfolio holdings and investments of ESG Prime Master Fund and other “prime” money market funds for which UBS AM serves as investment advisor.

Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund

The funds comply with regulations that apply to money market funds, and are therefore subject to certain maturity, quality, diversification and liquidity requirements pursuant to Rule 2a-7. Each of the funds’ investment strategies are designed to comply with these requirements. Each of the funds may invest in high quality, short-term, US dollar-denominated money market instruments paying a fixed, variable or floating interest rate.

The advisor may use a number of professional money management techniques to respond to changing economic and money market conditions and to shifts in fiscal and monetary policy. These techniques include varying each fund’s composition and weighted average maturity based upon the advisor’s assessment of the relative values of various money market instruments and future interest rate patterns. The advisor also may buy or sell money market instruments to take advantage of yield differences. During adverse market conditions or when the advisor believes there is an insufficient supply of appropriate money market securities in which to invest, a fund may temporarily hold uninvested cash in lieu of such investments. During periods when such temporary or defensive positions are held, a fund may not be able to fully pursue its investment objective. Such positions may also subject a fund to additional risks, such as increased exposure to cash held at a custodian bank.

Each of the funds may invest to a limited extent in shares of similar money market funds. With respect to Treasury Master Fund and Government Master Fund, each fund’s investments in other money market funds that comply with the definition of a government money market fund under Rule 2a-7 will be treated as investments in the underlying securities held by such money market funds for the purposes of the fund’s policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized by cash and/or government securities).

Each of the funds may maintain a rating from one or more rating agencies that provide ratings on money market funds. There can be no assurance that a fund will maintain any particular rating or maintain it with a particular rating agency. To maintain a rating, the advisor may manage a fund more conservatively or differently than if it were not rated.

Item 10. Management, Organization and Capital Structure.

Investment advisor

UBS AM acts as the investment advisor and administrator for the funds. As investment advisor, UBS AM makes the funds’ investment decisions. It buys and sells securities for the funds and conducts the research that leads to the purchase and sale decisions.

UBS AM is a Delaware corporation with its principal business offices located at One North Wacker Drive, Chicago, IL 60606 and 787 Seventh Avenue, New York, NY 10019. UBS AM is an investment advisor registered with the SEC. UBS AM is an indirect asset management subsidiary of UBS Group AG (“UBS”). As of June 30, 2023, UBS AM had approximately $336.0 billion in assets under management. UBS AM is a member of the UBS Asset Management Division, which had approximately $1.2 trillion in assets under management worldwide as of June 30, 2023. UBS is an internationally diversified organization headquartered in Zurich, Switzerland and with operations in many areas of the financial services group of industries.

Advisory and administration fees

UBS AM’s contract fee for the advisory and administration services it provides to each fund is based on the following fee schedule:

$0 – $30 billion	0.1000%
Above $30 billion up to $40 billion	0.0975%
Above $40 billion up to $50 billion	0.0950%
Above $50 billion up to $60 billion	0.0925%
Above $60 billion	0.0900%

In exchange for these fees, UBS AM has agreed to bear all of the funds’ expenses other than interest (except interest on borrowings), taxes, extraordinary costs and the cost of securities purchased and sold by the funds, including any transaction costs. Although UBS AM is not obligated to pay the fees and expenses of the funds’ independent trustees, it is contractually obligated to reduce its management fee in an amount equal to those fees and expenses. UBS AM estimates that these fees and expenses will be less than 0.01% of each fund’s average daily net assets.

Prime Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.10% of the fund’s average daily net assets. Treasury Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.10% of the fund’s average daily net assets. Tax-Free Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.10% of the fund’s average daily net assets. Prime CNAV Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.10% of the fund’s average daily net assets. Government Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.04% of the fund’s average daily net assets. ESG Prime Master Fund paid management fees to UBS AM for the fiscal year ended April 30, 2023 at the effective annual rate of 0.08% of the fund’s average daily net assets.

UBS AM may voluntarily waive fees from time to time. For example, UBS AM may voluntarily undertake to waive fees in the event that fund yields drop below a certain level. Once started, there is no guarantee that UBS AM would continue to voluntarily waive a portion of its fees. Waivers may impact a fund’s performance.

A discussion regarding the basis for the approval by the board of the Management Contract with UBS AM with respect to Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund is available in the funds’ semi-annual report to interestholders for the period ended October 31, 2022.

Item 11. Investor Information.

Pricing and valuation

The price of Interests is based on net asset value. In determining net asset value, each fund (except Prime Master Fund and ESG Prime Master Fund) values its securities at their amortized cost, unless the board (or UBS AM as valuation designee) determines that this does not represent fair value. The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to a fund and the amount due at maturity. The net asset value of Prime Master Fund and ESG Prime Master Fund is calculated using market-based values, and its Interest price will fluctuate.

For Treasury Master Fund, Prime CNAV Master Fund and Government Master Fund, the net asset value of each relevant fund is normally determined nine times each business day, every hour on the hour, beginning at 9:00 a.m. (Eastern time) and concluding at 5:00 p.m. (Eastern time). The net asset value of Prime Master Fund and ESG Prime Master Fund is normally determined three times each business day, at 8:00 a.m. (Eastern time), 12:00 noon (Eastern time) and 3:00 p.m. (Eastern time).

The net asset value of Tax-Free Master Fund is normally determined four times each business day, at 9:00 a.m. (Eastern time), 10:00 a.m. (Eastern time), 11:00 a.m. (Eastern time), and 12:00 noon (Eastern time).

On any day that a fund determines to advance the time by which purchase or redemption orders must be received (as described below), the time for determination of the fund’s net asset value will be as of the same time the fund has determined to cease accepting purchase or redemption orders. A fund will not price its Interests again on that business day for transactions even though it normally prices its Interests more frequently.

The board has designated UBS AM as the valuation designee pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended, and delegated to UBS AM the responsibility for making fair value determinations with respect to a fund’s portfolio securities. UBS AM, as the valuation designee, is responsible for periodically assessing any material risks associated with the determination of the fair value of a fund’s investments; establishing and applying fair value methodologies; testing the appropriateness of fair value methodologies; and overseeing and evaluating third-party pricing services. UBS AM has a valuation committee to assist with its designated responsibilities as valuation designee. The types of securities and other instruments for which such fair value pricing may be necessary include, but are not limited to: securities of an issuer that has entered into a restructuring; fixed-income securities that have gone into default and for which there is no current market value quotation; Section 4(a)(2) commercial paper; securities or instruments that are restricted as to transfer or resale; illiquid instruments; and instruments for which the prices or values available do not, in the judgment of UBS AM, represent current market value. The need to fair value a fund’s portfolio securities may also result from low trading volume in foreign markets or thinly traded securities or instruments. Various factors may be reviewed in order to make a good faith determination of a security’s or instrument’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the securities or instruments; and the evaluation of forces which influence the market in which the securities or instruments are purchased and sold.

Each fund’s portfolio holdings may also consist of shares of other investment companies in which the fund invests. The value of each such open-end investment company will generally be its net asset value at the time a fund’s Interests are priced. Pursuant to each fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. Each investment company generally values securities and other instruments in a manner as described in that investment company’s prospectus or similar documents.

Status as Retail Money Market Fund (Tax-Free Master Fund and Prime CNAV Master Fund)

Each of Tax-Free Master Fund and Prime CNAV Master Fund operates as a retail money market fund. A master money market fund, such as Tax-Free Master Fund or Prime CNAV Master Fund, may consider itself a retail money market fund when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder fund’s beneficial owners to natural persons.

Investments in the funds’ feeder funds (UBS Tax-Free Preferred Fund, UBS Tax-Free Reserves Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund) are intended to be limited to accounts beneficially owned by natural persons. Natural persons may invest in the feeder funds through certain tax-advantaged savings accounts, trusts and other retirement and investment accounts, which may include, among others: participant-directed defined contribution plans; individual retirement accounts; simplified employee pension arrangements; simple retirement accounts; custodial accounts; deferred compensation plans for government or tax-exempt organization employees; Archer medical savings accounts; college savings plans; health savings account plans; ordinary trusts and estates of natural persons; or certain other retirement and investment accounts having an institutional decision maker with ultimate investment authority held by the natural person beneficial owner (e.g., a plan sponsor in certain retirement arrangements or an investment adviser managing discretionary investment accounts). It should be noted that under normal circumstances, tax-advantaged savings accounts, trusts, and other retirement accounts should not invest in feeder funds of the Tax-Free Master Fund because of certain tax considerations. The feeder funds have policies and procedures reasonably designed to limit all beneficial owners of the feeder funds to natural persons. Each of Tax-Free Master Fund and Prime CNAV Master Fund relies on such policies and procedures of the relevant feeder funds. The feeder funds reserve the right to repurchase shares in any account that are not beneficially owned by natural persons, after providing sufficient notice.

The purchase and redemption of Interests

Interests in the funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the funds. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in the funds may be made without a sales load. All investments are made at the net asset value next determined after an order is received by a fund by the next designated cutoff time for each accredited investor. The net asset value is determined according to the pricing schedule described above.

A fund may advance the time by which purchase or redemption orders must be received by the transfer agent on any day that the New York Stock Exchange (“NYSE”) closes early because trading has been halted for the day.

Treasury Master Fund, Prime CNAV Master Fund and Government Master Fund will advance the final time by which purchase or redemption orders must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that the Securities Industry and Financial Markets Association (“SIFMA”) has recommended that the bond markets close early. The normal deadline by which purchase or redemption orders for Interests of Prime Master Fund and ESG Prime Master Fund must be received by the transfer agent is 3:00 p.m. (Eastern time). The normal deadline by which purchase or redemption orders for Interests of Tax-Free Master Fund must be received by the transfer agent is noon (Eastern time). Appendix A at the end of the “Part B” section below lists the SIFMA US holiday “early closing” recommendations schedule for the remainder of 2023 and for 2024. These “early closing” days most often occur on a business day prior to a national holiday.

Each fund’s (except Prime Master Fund’s and ESG Prime Master Fund’s) securities are valued at amortized cost, which the board has determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act. This valuation method will continue to be used for a fund until such time as the trustees determine that it does not constitute fair value for such purposes. The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to a fund and the amount due at maturity. Each of Prime Master Fund’s and ESG Prime Master Fund’s securities are valued using market-based values, and its Interest price will fluctuate.

There is no minimum initial or subsequent investment requirement for the funds. However, since under normal circumstances the funds intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in federal funds (i.e., monies credited to the account of each fund’s custodian bank by a Federal Reserve Bank).

The funds reserve the right to cease accepting investments at any time or to reject any investment order.

An investor in the funds may withdraw all or any portion of its investment based upon the net asset value next determined after a withdrawal request in good form is furnished by the investor to the funds. Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may be subject to the possible imposition of a liquidity fee or, until October 2, 2023, a temporary redemption gate. A redemption order will not be in good form unless it is received by the fund’s transfer agent prior to the designated cutoff time for each accredited investor. Orders that are not received in good form will not be executed at the net asset value next determined after receipt of the order. Redemption orders for Tax-Free Master Fund must be received by noon (Eastern time). The proceeds of a withdrawal usually will be paid by the funds in federal funds. If a redemption order is received by 5:00 p.m. (Eastern time) (noon (Eastern time) in the case of Tax-Free Master Fund and 3:00 p.m. (Eastern time) in the case of Prime Master Fund and ESG Prime Master Fund), the proceeds ordinarily will be transmitted in federal funds on the same day.

Typically, redemptions of Interests will be made by the funds wiring cash payments or deposits into your account. The funds typically expect to meet redemption requests by using holdings of cash or cash equivalents and/or proceeds from the sale or maturity of portfolio holdings. Although not routinely used by the funds, the funds reserve the right to pay proceeds “in kind” (i.e., payment in securities rather than cash) if the investment you are redeeming is large enough to affect a fund’s operations or in particularly stressed market conditions. In these cases, you might incur transaction costs converting the securities to cash. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable. The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Interests being redeemed. If an interestholder received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

Upon receipt of a proper redemption request submitted in a timely manner and otherwise in accordance with the redemption procedures set forth in this Part A, each fund will redeem the requested Interests and make a payment to you in satisfaction thereof no later than the business day following the redemption request (under normal circumstances, on the same day). Each fund may postpone and/or suspend redemption and payment beyond one business day (but within seven calendar days) for any period during which there is a non-routine closure of Fedwire or applicable Federal Reserve Banks. In addition, each fund may also postpone or suspend redemption and payment as follows: (1) for any period (a) during which the NYSE is closed other than customary weekend and holiday closings or (b) during which trading on the NYSE is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the fund fairly to determine the net asset value of Interests of the fund; (3) for any period during which the SEC has, by rule or regulation, deemed that (a) trading shall be restricted or (b) an emergency exists; (4) for any period that the SEC may by order permit for your protection; (5) for any period during which the fund, as part of a necessary liquidation of the fund, has properly postponed and/or suspended redemption of Interests and payment in accordance with federal securities laws; or (6) prior to October 2, 2023, with respect to Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund, if the board determines to impose a redemption gate in accordance with Rule 2a-7 (see the section titled “Information on liquidity fees and redemption gates (Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund)” below).

Prime Master Fund, Treasury Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund have agreed to guarantee the payment of redemption proceeds to certain of their interestholders that are SEC-registered money market funds within one business day of receipt of a redemption request, in order to enable such interestholders to satisfy certain liquidity requirements to which they are subject. This guarantee will apply to a specified percentage of such interestholder’s investment (as agreed upon with the interestholder) that may not be less than 10%.

Information on liquidity fees and redemption gates (Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund)

Prior to October 2, 2023. (With respect to periods beginning October 2, 2023, please see further below.)

Pursuant to Rule 2a-7, the board is permitted to impose a liquidity fee on redemptions from each of Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund (up to 2%) or a redemption gate to temporarily restrict redemptions from those funds for up to 10 business days (in any 90-day period) in the event that any of Prime Master Fund’s, Tax-Free Master Fund’s, Prime CNAV Master Fund’s or ESG Prime Master Fund’s “weekly liquid assets” fall below certain designated thresholds. Weekly liquid assets generally include cash, direct obligations of the US government, certain other US government or agency securities, securities that will mature or are subject to a demand feature that is exercisable and payable within five business days, and amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

If Prime Master Fund’s, Tax-Free Master Fund’s, Prime CNAV Master Fund’s or ESG Prime Master Fund’s weekly liquid assets fall below 30% of the fund’s total assets, the board is permitted, but not required, to: (i) impose a liquidity fee of no more than 2% of the amount redeemed; and/or (ii) impose a redemption gate to temporarily suspend the right of redemption. If any of Prime Master Fund’s, Tax-Free Master Fund’s, Prime CNAV Master Fund’s or ESG Prime Master Fund’s weekly liquid assets fall below 10% of the fund’s total assets, the relevant fund must impose, generally as of the beginning of the next business day, a liquidity fee of 1% of the amount redeemed unless the board determines that such a fee would not be in the best interests of the fund or determines that a lower or higher fee (subject to the 2% limit) would be in the best interests of the fund.

Liquidity fees and redemption gates are most likely to be imposed only during times of extraordinary market stress or exceptional circumstances pertaining to a fund. The imposition and termination of a liquidity fee or redemption gate will be reported by a fund to the SEC on Form N-CR. Such information will also be available on the funds’ website (https://www.ubs.com/usmoneymarketfunds). In addition, Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund or ESG Prime Master Fund may make such announcements through a press release or by other means.

Liquidity fees would reduce the amount an interestholder receives upon redemption of its Interests. Each of Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund retains the liquidity fees for the benefit of remaining interestholders. Any redemption requests submitted while a redemption gate is in place will be cancelled without further notice. A new redemption request must be submitted to a fund if you wish to redeem your Interests after the redemption gate has been lifted.

The board may, in its discretion, terminate a liquidity fee or redemption gate at any time if it believes such action to be in the best interest of a fund and its interestholders. Also, liquidity fees and redemption gates will automatically terminate at the beginning of the next business day once a fund’s weekly liquid assets reach at least 30% of its total assets. Redemption gates may only last up to 10 business days in any 90-day period. When a fee or a gate is in place, a fund may cease selling Interests or subject the purchase of Interests to certain conditions, which may include affirmation of the investor’s knowledge that a fee or a gate is in effect. The board may, in its discretion, permanently suspend redemptions and liquidate a fund if, among other things, the fund, at the end of a business day, has less than 10% of its total assets invested in weekly liquid assets.

There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by money market funds, and such tax treatment may be the subject of future guidance issued by the Internal Revenue Service. If a fund receives liquidity fees, interestholders that are money market funds will consider the appropriate tax treatment of their share of such fees at such time.

(The board has determined not to subject Government Master Fund and Treasury Master Fund to a liquidity fee and/or a gate on redemptions. Please note that the board has reserved its ability to change this policy in the future, but only after providing prior notice to interestholders.)

Beginning October 2, 2023.

Pursuant to Rule 2a-7, the board is permitted to impose a liquidity fee (up to 2%) on redemptions from each of Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund if it believes such action to be in the best interest of the relevant fund and its interestholders. The board may delegate to the funds’ investment advisor or officers the ability to make determinations regarding liquidity fees pursuant to written procedures and guidelines adopted by the board. Liquidity fees are most likely to be imposed only during times of extraordinary market stress or exceptional circumstances pertaining to a fund. The imposition of a liquidity fee will be reported by a fund to the SEC on Form N-MFP.

Liquidity fees would reduce the amount you receive upon redemption of your shares. A fund retains the liquidity fees for the benefit of remaining shareholders.

The board may, in its discretion, terminate a liquidity fee at any time if it believes such action to be in the best interest of the relevant master fund and its interestholders. The board may, in its discretion, permanently suspend redemptions and liquidate a fund if, among other things, the relevant fund, at the end of a business day, has less than 10% of its total assets invested in weekly liquid assets.

There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by money market funds, and such tax treatment may be the subject of future guidance issued by the IRS. If a fund receives liquidity fees, interestholders that are money market funds will consider the appropriate tax treatment of their share of such fees at such time.

(The board has determined not to subject Government Master Fund and Treasury Master Fund to a liquidity fee on redemptions. Please note that the board of has reserved its ability to change this policy in the future, but only after providing prior notice to shareholders.)

Frequent purchases and redemptions of Interests

Frequent purchases and redemptions of Interests could increase each fund’s transaction costs, such as market spreads and custodial fees, and may interfere with the efficient management of each fund’s portfolio, which could impact each fund’s performance. However, money market funds are generally used by investors for short-term investments, often in place of bank checking or savings accounts or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. UBS Asset Management (US) Inc. (“UBS AM (US)”), the placement agent for the funds, anticipates that interestholders will purchase and sell Interests frequently because each fund is designed to offer investors a liquid cash option. UBS AM (US) also believes that money market funds are not targets of abusive trading practices. For these reasons, the board has not adopted policies and procedures, or imposed redemption fees or other restrictions such as minimum holding periods, to discourage excessive or short-term trading of Interests.

Other UBS funds that are managed by UBS AM that are not money market funds have approved policies and procedures designed to discourage and prevent abusive trading practices. For more information about market timing policies and procedures for these funds, please see the funds’ prospectuses.

Tax considerations

Each fund expects to be treated as a partnership for federal income tax purposes. As a result, no fund expects to pay any federal income or excise taxes, and, generally, investors in the funds should not recognize income or loss for federal income tax purposes when they invest in the funds or when they receive distributions or make withdrawals from the funds unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the applicable fund. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor’s distributive share from time to time of the applicable fund’s ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Each fund also expects that investors which seek to qualify as RICs under the Code, will be able to look to their proportionate share of the assets and gross income of the fund for purposes of determining their compliance with the requirements applicable to such companies.

Taxable distributions by a RIC to non-US shareholders will generally be subject to a 30% withholding tax (or lower applicable treaty rate). However, distributions paid by an investor that is a RIC that are attributable to “qualified net interest income” (generally, interest that would not have been subject to US federal withholding tax at the source if received directly by a non-US shareholder) or short-term capital gain earned by the fund are generally exempt from the 30% withholding tax to the extent the RIC properly reports such distributions. Dividends reported by such RICs to shareholders as interest-related dividends and paid from its qualified net interest income from US sources are not subject to US withholding tax. “Qualified interest income” includes, in general, US source (1) bank deposit interest, (2) short-term original issue discount, (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the RICs are a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another RIC. Qualified interest income may also include interest with respect to loans that relate to US branches of non-US corporations to the extent such interest is treated as US source under applicable branch interest rules. Non-US source interest income is not eligible for exemption from US federal withholding tax, and distributions of non-US source income will be subject to the 30% US withholding tax unless such tax is reduced by an applicable tax treaty. There can be no assurance that all or a portion of a fund’s income will include “qualified interest income.”

Each fund is required to withhold US tax (at a 30% rate) on payments of taxable dividends made to certain interestholders that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the US Department of the Treasury of US-owned foreign investment accounts. Interestholders may be requested to provide additional information to the funds to enable the funds to determine whether withholding is required.

The tax consequences to a non-US resident interestholder entitled to claim the benefits of an applicable tax treaty might differ from those described herein. Non-US resident interestholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of investing in the funds. Interests of the fund held by a non-US interestholder at death will be considered situated within the United States and subject to US estate tax.

The foregoing tax discussion is only for an investor’s general information, and does not take account of the special rules applicable to investors subject to special tax rules (such as tax-exempt investors) or to a number of special circumstances. Each investor should consult its own tax advisors based on that investor’s particular circumstances regarding the tax consequences of an investment in each fund, as well as any state, local or foreign tax consequences to that investor of investing in the fund.

Disclosure of portfolio holdings

Each fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is included in its semiannual and annual reports to interestholders and is filed with the SEC on Form N-CSR. Each fund’s Forms N-CSR are available on the SEC’s website at http://www.sec.gov. Additionally, you may obtain copies of semiannual and annual reports to interestholders from the funds upon request by calling 1-888-547 FUND. The semiannual and annual reports for various feeder funds that invest in a fund will be posted at https://www.ubs.com/usmoneymarketfunds. The funds’ semi-annual and annual financial statements will form a core section of the feeder funds’ reports; however, because of restrictions related to how interests of the funds are offered, the funds’ semi-annual and annual reports themselves are not separately posted to a non-SEC public website.

Each fund will disclose on UBS AM’s website, within five business days after the end of each month, a complete schedule of portfolio holdings and information regarding the weighted average maturity and weighted average life of the fund. This information will be posted on the UBS AM website at the following internet address: https://www.ubs.com/usmoneymarketfunds. In addition, each fund will file with the SEC on Form N-MFP, within five business days after the end of each month, more detailed portfolio holdings information. Each fund’s Forms N-MFP will be available on the SEC’s website; UBS AM’s website will also contain a link to these filings. The UBS AM website will also disclose the following information for each feeder fund as of the end of each business day for the previous six months: (1) the percentage of each feeder fund’s total assets invested in daily and weekly liquid assets; (2) each feeder fund’s daily net inflows and outflows; and (3) each feeder fund’s current market-based net asset value per Interest. A monthly update for the feeder funds (with the exception of the feeder funds of

Treasury Master Fund and Government Master Fund) showing portfolio characteristics broken down by country and related weighted average life or weighted average maturity information by such country holdings, will be disclosed on the UBS AM website referenced above within five business days after the end of each month. Given the master-feeder structure, such information will effectively indicate the characteristics of the underlying funds (or master portfolios); however, given restrictions on how the funds are offered, a separate monthly report specifically for the funds will not also be posted to the website.

Additionally, an abbreviated portfolio holdings report for certain feeder funds investing in each of Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund is available on a weekly basis. (The abbreviated weekly portfolio holdings report contains less information about each holding.) Given the master-feeder structure, the weekly reports for such feeder funds of each of Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund will effectively indicate the characteristics of the underlying Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund; however, given restrictions on how the master funds are offered, a separate weekly report specifically for Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund will not also be posted to the website. This information will be posted on the UBS website at the following internet address: https://www.ubs.com/usmoneymarketfunds. Under normal circumstances, the abbreviated report will be as of the last business day in a week and is expected to be posted by the Thursday or Friday of the following week. The weekly information will be posted to the website at least one day prior to other public dissemination.

The weekly portfolio holdings information postings will continue to remain available on the website, along with any more current weekly holdings information, at least until the date on which Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund files their portfolio holdings information with the SEC on Forms N-CSR for the period that included the date as of which the website information is current. (For example, Prime Master Fund files its annual report for its most recent fiscal year ended April 30th with the SEC on Form N-CSR around the beginning of July. Weekly portfolio holdings information for periods ended April 30th could be removed from the website once the annual report is filed, but not until then.)

The policies and procedures that govern disclosure of the funds’ portfolio holdings are described in Part B of this Registration Statement.

Item 12. Distribution Arrangements.

The placement agent for the funds is UBS Asset Management (US) Inc., which receives no compensation from the funds for service as the funds’ placement agent.

PART B

Item 14. Cover Page and Table of Contents.

This Part B sets forth information with respect to Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund, each a diversified series of Master Trust (“Trust”). The Trust is a professionally managed open-end investment company registered under the Investment Company Act.

The date of this Part B is August 25, 2023.

Item 15. Trust History.

The Trust was organized on June 12, 2007 as a statutory trust under the laws of Delaware and currently has six series, namely Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund. The Trust has the authority to establish an unlimited number of beneficial interests of each existing or future series, par value $0.001 per interest (each, an “Interest” and together, “Interests”).

Item 16. Description of the Funds and Their Investments and Risks.

The funds and their investment policies

Each fund’s (except ESG Prime Master Fund’s) investment objective may not be changed without interestholder approval. The investment objective of ESG Prime Master Fund is non-fundamental and may be changed by the fund’s board at any time without interestholder approval. Except where noted, the investment policies of each fund may be changed by the Trust’s board of trustees (the “board”) without interestholder approval. As with other mutual funds, there is no assurance that a fund will achieve its investment objective.

The funds are money market funds that invest in high quality money market instruments that have, or are deemed to have, remaining maturities of 13 months or less. Money market instruments include short-term debt-obligations and similar securities. They also include longer term securities that have variable interest rates or other special features that give them the financial characteristics of short-term debt. Each fund maintains a dollar-weighted average portfolio maturity of 60 days or less; each fund maintains a dollar-weighted average life for its portfolio of 120 days or less.

Each fund (except Prime Master Fund and ESG Prime Master Fund) seeks to facilitate the preservation of the value of an investment in each relevant feeder fund at $1.00 per share. Each of Prime Master Fund and ESG Prime Master Fund calculates its net asset value using market-based pricing, and the price of shares in the related feeder funds will fluctuate.

Each of Tax-Free Master Fund and Prime CNAV Master Fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as Tax-Free Master Fund or Prime CNAV Master Fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. Each fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” each fund is permitted to continue to seek to maintain a stable price per Interest.

The funds comply with regulations that apply to money market funds. Each fund may purchase only those obligations that UBS AM determines, pursuant to procedures adopted by the board, are “eligible securities” as defined in Rule 2a-7 under the Investment Company Act.

Prime Master Fund and Prime CNAV Master Fund

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital. The fund’s investments include (1) US and non-US government securities, (2) obligations of issuers in the financial services group of industries, (3) commercial paper and other short-term obligations of US and non-US corporations, partnerships, trusts and similar entities, (4) funding agreements and other insurance company obligations, (5) repurchase agreements, (6) investment company securities, and (7) municipal money market instruments.

The fund may invest in obligations (including certificates of deposit, bankers’ acceptances, time deposits and similar obligations) of US and non-US banks only if the institution has total assets at the time of purchase in excess of $1.5 billion. The fund’s investments in non-negotiable time deposits of these institutions will be considered illiquid if they have maturities greater than seven calendar days.

The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. The fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in securities of a single issuer for a period of up to three business days. The fund may purchase only US dollar denominated obligations of non-US issuers.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis in accordance with Rule 18f-4 under the Investment Company Act (“Rule 18f-4”). The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations —Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

Treasury Master Fund

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital. Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and repurchase agreements relating to those instruments. The fund may also invest in the securities of other investment companies that invest in these instruments. The fund’s 80% policy, as described above, is a “non-fundamental” policy. This means that this investment policy may be changed by the board without interestholder approval. However, the fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

The board has determined that the fund will operate as a “government money market fund” under Rule 2a-7 of the Investment Company Act. Therefore, in addition to the 80% policy referenced above, the fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized with cash and/or government securities). As a “government money market fund” under Rule 2a-7, the fund (1) is permitted to use the amortized cost method of valuation to facilitate feeder funds that invest in it seeking to maintain a $1.00 share price, and (2) is not subject to a liquidity fee and/or a redemption gate on fund redemptions which might apply to other types of funds under certain circumstances. Certain recent changes will remove the ability of any money market fund to impose redemption gates effective October 2, 2023 (except under extraordinary circumstances as part of a liquidation). (In conformance with Rule 2a-7, the board has reserved its ability to change this policy, but such change would only become effective after interestholders were provided with specific advance notice of a change in the fund’s policy and have the opportunity to redeem their Interests in accordance with Rule 2a-7 before the policy change became effective.)

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis in accordance with Rule 18f-4. The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations — Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

Tax-Free Master Fund

The fund’s investment objective is to earn maximum current income exempt from federal income tax consistent with liquidity and the preservation of capital. Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax. Investments that are subject to the alternative minimum tax are not counted towards satisfying the 80% test in the foregoing sentence. The fund invests primarily in money market instruments issued by states, municipalities, public authorities and other issuers, the interest on which is exempt from federal income tax (“municipal securities”). The fund also may purchase participation interests in municipal securities. Participation interests are pro rata interests in securities held by others. The 80% policy adopted by the fund is a “fundamental” investment policy, and the fund may not deviate from its 80% policy without the approval of its interestholders.

Under normal market conditions, the fund intends to invest primarily in municipal securities that pay AMT exempt interest—that is, interest that is not an item of tax preference for purposes of the federal alternative minimum tax (“AMT”). However, the fund may invest in securities that pay interest that is subject to the AMT. Under normal circumstances, the fund may invest only up to 20% (plus the amount of any borrowing for investment purposes) of its net assets in municipal securities that pay interest that is an item of tax preference for purposes of the AMT.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in securities of a single issuer for a period of up to three business days.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis in accordance with Rule 18f-4. The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations— Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

Government Master Fund

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital. Under normal circumstances, the fund invests at least 80% of its net assets in US government securities, including government securities subject to repurchase agreements. The fund may also invest in the securities of other investment companies that invest in these instruments. The fund’s 80% policy, as described above, is a “non-fundamental” policy. This means that this investment policy may be changed by the board without interestholder approval. However, the fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

The board has determined that the fund will operate as a “government money market fund” under Rule 2a-7 of the Investment Company Act. Therefore, in addition to the 80% policy referenced above, the fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully (i.e., collateralized by cash and/or government securities) in order to qualify as a “government money market fund” under federal regulations. As a “government money market fund” under Rule 2a-7, the fund (1) is permitted to use the amortized cost method of valuation to facilitate feeder funds that invest in it seeking to maintain a $1.00 share price, and (2) is not subject to a liquidity fee and/or a redemption gate on fund redemptions which might apply to other types of funds under certain circumstances. Certain recent changes will remove the ability of any money market fund to impose redemption gates effective October 2, 2023 (except under extraordinary circumstances as part of a liquidation). (In conformance with Rule 2a-7, the board has reserved its ability to change this policy, but such change would only become effective after interestholders were provided with specific advance notice of a change in the fund’s policy and have the opportunity to redeem their Interests in accordance with Rule 2a-7 before the policy change became effective.)

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis in accordance with Rule 18f-4. The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations —Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

ESG Prime Master Fund

The fund’s investment objective is to earn maximum current income as is consistent with liquidity and preservation of capital while incorporating select environmental, social, and governance criteria (“ESG”) into the investment process. The fund’s investments include (1) US and non-US government securities, (2) obligations of issuers in the financial services group of industries, (3) commercial paper and other short-term obligations of US and non-US corporations, partnerships, trusts and similar entities, (4) funding agreements and other insurance company obligations, (5) repurchase agreements, (6) investment company securities, and (7) municipal money market instruments.

Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes), determined at the time of purchase, in securities that meet UBS AM’s sustainability criteria. In developing its sustainability criteria, UBS AM draws upon firm-wide resources of the UBS Asset Management Division of UBS Group AG, of which UBS AM is a member. The fund’s 80% policy, as described above, is a “non-fundamental” policy. This means that this investment policy may be changed by the fund’s board without interestholder approval. However, the fund has also adopted a policy to provide its shareholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

The fund may invest in obligations (including certificates of deposit, bankers’ acceptances, time deposits and similar obligations) of US and non-US banks only if the institution has total assets at the time of purchase in excess of $1.5 billion. The fund’s investments in non-negotiable time deposits of these institutions will be considered illiquid if they have maturities greater than seven calendar days.

The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. The fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in securities of a single issuer for a period of up to three business days. The fund may purchase only US dollar denominated obligations of non- US issuers.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis in accordance with Rule 18f-4. The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations—Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

UBS AM conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated proprietary credit research team. Embedded in the credit research process is the integration of issuer-level sustainability investing analysis as guided by the UBS Asset Management Division’s approach to ESG research and evaluation methodology. The sustainability investing analysis provides a more comprehensive approach to security selection than credit analysis alone as internal and external ESG ratings are applied to evaluate the quality of sustainability practices employed by issuers. Analysts rate and maintain internal fundamental credit and ESG ratings, which form the basis for a portfolio construction/optimization approach and focus on issuers that contribute to the fund’s ESG profile. In determining an issuer’s ESG ratings, analysts will evaluate whether, at the time of the fund’s investment, such issuers have better than average performance in ESG practices and managing ESG risks by reviewing, among other factors, such considerations as the issuer’s environmental responsibility, human rights and labor standards, diversity and inclusion in employment and corporate governance based on proprietary and third-party data. UBS AM also will employ a negative screening process with regard to security selection, which will exclude from the fund’s portfolio securities or sectors that manufacture products or engage in business activities viewed as having a negative social or environmental impact. Such products or business activities include certain controversial weapons, natural resource extraction activities, thermal coal power generation, and certain controversial behavior and business activities as well as the failure of a portfolio company to meet certain engagement objectives identified by UBS AM. UBS AM’s portfolio construction process aims to align investments in money market instruments with the concept of sustainability (i.e., the potential for long-term maintenance of environmental, economic and social well-being).

The funds’ investments, related risks and limitations

The following supplements the information contained in Part A of this Registration Statement concerning each fund’s investments, related risks and limitations. Except as otherwise indicated, the funds have established no policy limitations on their ability to use the investments or techniques discussed in this Registration Statement. New forms of money market instruments continue to be developed. The funds may invest in these instruments to the extent consistent with their investment objectives and strategies.

Yields and quality of money market instruments. The yields on the money market instruments in which the funds invest are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings assigned by rating agencies represent their opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices.

Subsequent to its purchase, a security held by a fund may experience a default, cease to be an eligible security (e.g., no longer presents minimal credit risks), or an event of insolvency may occur with respect to the issuer. In such cases, a fund will dispose of the security as soon as practicable consistent with achieving an orderly disposition of the security, by sale, exercise of any demand feature or otherwise, absent a finding by the fund’s board that disposal of the security would not be in the best interests of the fund (which determination may take into account, among other factors, market conditions that could affect the orderly disposition of the security).

US Government securities. US government securities include direct obligations of the US Treasury (such as Treasury bills, notes or bonds) and obligations issued or guaranteed as to principal and interest (but not as to market value) by the US government, its agencies or its instrumentalities. These US government securities may include mortgage-backed securities issued or guaranteed by government agencies or government-sponsored enterprises, that are not guaranteed or insured by the US government. Other US government securities may be backed by the full faith and credit of the US government or supported primarily or solely by the creditworthiness of the government-related issuer or, in the case of mortgage-backed securities, by pools of assets.

Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as securities issued by the Federal Housing Administration and the Government National Mortgage Association, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies are subject to a greater degree of credit risk. The Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”) historically were agencies sponsored by the US government that were supported by the credit of the issuing agencies and not backed by the full faith and credit of the United States. However, on September 7, 2008, due to the value of Freddie Mac’s and Fannie Mae’s securities falling sharply and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, the Federal Housing Finance Agency (“FHFA”) placed Freddie Mac and Fannie Mae into conservatorship. In addition to the conservatorship, the US government has taken various steps to provide additional financial support to Freddie Mac and Fannie Mae. The actions of the US government are intended to assist Freddie Mac and Fannie Mae in maintaining a positive net worth and meeting their financial obligations. Although the US government provided financial support to such entities, no assurance can be given that it will always do so.

The future for Fannie Mae and Freddie Mac is uncertain. Under a letter agreement between the FHFA (in its role as conservator) and the US Treasury, the FHFA is prohibited from removing its conservatorship of each enterprise until all litigation regarding the conservatorship has ended and each enterprise has retained equity capital levels equal to three percent of their total assets. It is unclear how long it will be before the FHFA will be able to remove its conservatorship of the enterprises under this letter agreement. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed. The FHFA’s 2022 report to Congress on the conservatorships noted that, under amendments to the Enterprise Regulatory Capital Framework (“ERCF”), Fannie Mae and Freddie Mac published their first capital disclosures in the first quarter of 2023 and delivered their first capital plans to FHFA in May 2023. Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether the US Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Purchase Agreement. It also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of Fannie Mae and Freddie Mac will have on their creditworthiness and guarantees of certain mortgage-backed securities. The ERCF requires Fannie Mae and Freddie Mac, upon exit from conservatorship, to maintain higher levels of capital than prior to conservatorship to satisfy their risk-based capital requirements, leverage ratio requirements, and prescribed buffer amounts. Accordingly, should the FHFA take Fannie Mae and Freddie Mac out of conservatorship, there could be an adverse impact on the value of their securities which could cause a fund’s investments to lose value. The US Congress and the executive branch, including the US Treasury and the FHFA, continue to evaluate proposals to reduce the US government’s role in the mortgage market, including to take Fannie Mae and Freddie Mac out of conservatorship, wind down, restructure, consolidate, or privatize Fannie Mae and Freddie Mac. Should the US government adopt any such proposal, or should the FHFA take Fannie Mae and Freddie Mac out of conservatorship, the value of the fund’s investments in securities issued by Fannie Mae or Freddie Mac may be impacted.

US government securities also include separately traded principal and interest components of securities issued or guaranteed by the US Treasury, which are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program. Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the US Treasury.

On June 3, 2019, under the FHFA’s “Single Security Initiative”, Fannie Mae and Freddie Mac started issuing uniform mortgage-backed securities (“UMBS”). The Single Security Initiative seeks to align the characteristics of certain Fannie Mae and Freddie Mac mortgage-backed securities and to support the overall liquidity in certain markets. In addition, Freddie Mac has offered investors the opportunity to exchange outstanding legacy mortgage-backed securities for mirror UMBS. The effects that the Single Security Initiative may have on the market and other mortgage-backed securities are uncertain.

Any controversy or ongoing uncertainty regarding the status of negotiations in the US Congress to increase the statutory debt ceiling could increase the risk that the US government may default on payments on certain US government securities, including those held by the funds, which could have a material adverse impact on the funds. The long-term US credit rating has been subject to downgrades by multiple major credit rating agencies since 2011, in part as a result of disagreements within the US government over raising the debt ceiling to repay outstanding obligations, and similar situations in the future could increase volatility in both stock and bond markets, result in higher interest rates, lower prices of US Treasury securities and increase the costs of different kinds of debt. It is at least theoretically possible that under certain scenarios the US government could default on its debt, including US Treasuries. UBS AM cannot predict the effects of these or similar events in the future on the US economy and securities markets or on a fund’s portfolio.

Commercial paper and other short-term obligations. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may purchase commercial paper, which includes short-term obligations issued by corporations, partnerships, trusts or other entities to finance short-term credit needs. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund also may purchase other types of non-convertible debt obligations subject to maturity constraints imposed by the SEC. Descriptions of certain types of short-term obligations are provided below.

Asset-backed securities. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may invest in securities that are comprised of financial assets that have been securitized through the use of trusts or special purpose corporations or other entities. Such assets may include motor vehicle and other installment sales contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements or other types of financial assets. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present. See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements.”

Variable and floating rate securities and demand instruments. Each fund may purchase variable and floating rate securities with remaining maturities in excess of 13 months issued by US government agencies or instrumentalities or guaranteed by the US government. In addition, a fund may purchase variable and floating rate securities of municipal and other issuers, including tender option bonds, to the extent consistent with the fund’s investment objective and policies. The yields on these securities are adjusted in relation to changes in specific rates, such as the prime rate, and different securities may have different adjustment rates. Certain of these obligations carry a demand feature that gives a fund the right to tender them back to a specified party, usually the issuer or a remarketing agent, prior to maturity. A fund’s investments in variable and floating rate securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 13 months or less. The funds will purchase variable and floating rate securities of non-US government issuers that have remaining maturities of more than 13 months only if the securities are subject to a demand feature exercisable within 13 months or less. See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements.”

Generally, a fund may exercise demand features (1) upon a default under the terms of the underlying security, (2) to maintain its portfolio in accordance with its investment objective and policies or applicable legal or regulatory requirements or (3) as needed to provide liquidity to the fund in order to meet redemption requests. The ability of a bank or other financial institution to fulfill its obligations under a letter of credit, guarantee or other liquidity arrangement might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors. The interest rate on floating rate or variable rate securities ordinarily is readjusted on the basis of the prime rate of the bank that originated the financing or some other index or published rate, such as the 90-day US Treasury bill rate, or is otherwise reset to reflect market rates of interest. Generally, these interest rate adjustments cause the market value of floating rate and variable rate securities to fluctuate less than the market value of fixed rate securities.

LIBOR Discontinuance or Unavailability Risk. Certain of the funds’ investments and payment obligations may be (or previously were) based on floating rates, such as the London Interbank Offer Rate (“LIBOR”). LIBOR was a leading floating rate benchmark used in loans, notes, derivatives and other instruments or investments. As a result of benchmark reforms, publication of LIBOR settings has ceased. Some LIBOR settings continue to be published, but only on a temporary, synthetic and non-representative basis. Regulated entities have generally ceased entering into new LIBOR contracts in connection with regulatory guidance or prohibitions. A fund may continue to invest in instruments that continue to reference LIBOR or otherwise use LIBOR reference rates due to favorable liquidity or pricing, however, new LIBOR assets may no longer be available.

Regulators and market participants have been working together to identify or develop successor reference rates and necessary adjustments to associated spreads (i.e., the amounts above the relevant reference rates paid by borrowers in the market) (if any) should be adjusted. Replacement rates that have been identified include the Secured Overnight Financing Rate (“SOFR”), which is intended to replace US dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with US Treasury securities, and the Sterling Overnight Index Average Rate (“SONIA”), which is intended to replace GBP LIBOR and measures the overnight interest rate paid by banks for unsecured transactions in the sterling market, although other replacement rates could be adopted by market participants. At this time, it is not possible to predict the effect of the establishment of SOFR, SONIA or any other replacement rates.

Additionally, industry trade associations and participants are focusing on the transition mechanisms by which reference rates (including LIBOR) and spreads (if any) in existing contracts or instruments may be amended, whether through market-wide protocols, fallback contractual provisions, bespoke negotiations or amendments or otherwise. Various pieces of legislation, including enacted legislation from the states of New York and Alabama and the US Congress, have affected the transition of LIBOR-based instruments as well by permitting trustees and calculation agents to transition instruments without effective LIBOR fallback language to a successor reference rate. Such pieces of legislation also include safe harbors from liability, which may limit the recourse a holder may have if the successor reference rate does not fully compensate that holder for the transition of an instrument from LIBOR. It is uncertain what impact any such legislation may have. Notwithstanding the foregoing, some instruments continue to use synthetic LIBOR settings. These instruments may transition to another floating rate index after LIBOR ceases to be published. The LIBOR transition may have an impact on the value and liquidity of all floating rate instruments.

Alteration to the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another interbank offered rate (“IBOR”) with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for US federal income tax purposes. The Internal Revenue Service has issued final regulations regarding the tax consequences of the transition from IBOR to a new reference rate in debt instruments and non-debt contracts. Under the final regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the final regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. The Internal Revenue Service may provide additional guidance, with potential retroactive effect.

At this time, it is not possible to exhaustively identify or predict the effect of any changes to reference rates, any establishment of alternative reference rates or any other reforms to reference rates. The elimination of LIBOR or reforms to the determination or supervision of reference rates may affect the value, liquidity or return on, and may cause increased volatility in markets for, certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades, adversely impacting a fund’s overall financial condition or results of operations. In the event that a floating rate benchmark is discontinued, UBS AM and/or its affiliates may have discretion to determine a successor or substitute reference rate, including any price or other adjustments to account for differences between the successor or substitute reference rate and the previous rate. Such successor or substitute reference rate and any adjustments selected may negatively impact a fund’s investments, performance or financial condition, and may expose a fund to additional tax, accounting and regulatory risks.

Auction rate and remarketed preferred stock. Prime Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may purchase certain types of auction rate preferred stock (“ARPS”) and/or remarketed preferred stock (“RPS”) subject to a demand feature. These purchases may include ARPS and RPS issued by closed-end investment companies. ARPS or RPS may be deemed to meet the maturity and quality requirements of money market funds if they are structured to comply with conditions established by the SEC. ARPS and RPS subject to a demand feature, despite their status as equity securities, are economically similar to variable rate debt securities subject to a demand feature. Both ARPS and RPS allow the holder to sell the stock at a liquidation preference value at specified periods, provided that the auction or remarketing is successful. If the auction or remarketing fails, then the holder of certain types of ARPS and RPS may exercise a demand feature and has the right to sell the ARPS or RPS to a third party guarantor or counterparty at a price that can reasonably be expected to approximate its amortized cost; other holders may suffer a partial or complete loss of liquidity. The ability of a bank or other financial institution providing the demand feature to fulfill its obligations might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors.

A fund’s investment in ARPS and RPS issued by closed-end funds also is subject to limitations that generally prohibit a fund from investing more than 10% of its assets in securities of other investment companies that are not themselves money market funds. See “The funds’ investments, related risks and limitations — Investments in other investment companies.”

Variable amount master demand notes. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may invest in variable amount master demand notes, which are unsecured redeemable obligations that permit investment of varying amounts at fluctuating interest rates under a direct agreement between the fund and an issuer. The principal amount of these notes may be increased from time to time by the parties (subject to specified maximums) or decreased by a fund or the issuer. These notes are payable on demand (subject to any applicable advance notice provisions) and may or may not be rated.

Funding agreements and guaranteed investment contracts. Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund may invest in funding agreements and guaranteed investment contracts issued by insurance companies which are obligations of the insurance company or one or more segregated asset accounts of the insurance company. Funding agreements permit the investment of varying amounts under a direct agreement between a fund and an insurance company and may provide that the principal amount may be increased from time to time (subject to specified maximums) by agreement of the parties or decreased by either party. The funds expect to invest primarily in funding agreements and guaranteed investment contracts with floating or variable rates. Some funding agreements and guaranteed investment contracts are subject to demand features that permit a fund to tender its interests back to the issuer. To the extent a fund invests in funding agreements and guaranteed investment contracts that either do not have demand features or have demand features that may be exercised more than seven days after the date of acquisition, these investments will be subject to the fund’s limitation on investments in illiquid securities. See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements” and — “Illiquid securities.”

Investments in financial services. To the extent that Prime Master Fund’s, Prime CNAV Master Fund’s or ESG Prime Master Fund’s investments are concentrated in the financial services sector, the funds will have correspondingly greater exposure to the risk factors that are characteristic of such investments. In particular, investments in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Investing in non-US securities. Investments by Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund in US dollar-denominated securities of non-US issuers may involve risks that are different from investments in US issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of non-US deposits, currency controls, the imposition of international sanctions and other similar measures, interest limitations or other governmental restrictions that might affect the payment of principal or interest on the funds’ investments. Additionally, there may be less publicly available information about non-US issuers because they may not be subject to the same regulatory requirements as domestic issuers. The funds’ investments in securities issued by US finance subsidiaries of non-US banks may involve similar risks to the extent that a non-US bank is deemed to support its US finance subsidiary. US finance subsidiaries of non-US banks may not be subject to regulation by US state or federal banking regulators.

Uncertainty regarding the policies of the US government, including with regard to the imposition of trade tariffs, embargoes or other restrictions or limitations on trade, could lead to further disruption in the global markets. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by UBS AM will prove correct, and actual events and circumstances may vary significantly.

Credit and liquidity enhancements. Each fund may invest in securities that have credit or liquidity enhancements or may purchase these types of enhancements in the secondary market. Such enhancements may be structured as demand features that permit the fund to sell the instrument at designated times and prices. These credit and liquidity enhancements may be backed by letters of credit or other instruments provided by banks or other financial institutions whose credit standing affects the credit quality of the underlying obligation. Changes in the credit quality of these financial institutions could cause losses to the fund and affect its Interest price. The credit and liquidity enhancements may have conditions that limit the ability of the fund to use them when the fund wishes to do so.

Illiquid securities. The term “illiquid securities” means securities that cannot be sold or disposed of in the ordinary course of business within seven calendar days at approximately the amount at which the fund has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days and restricted securities other than those UBS AM has determined are liquid pursuant to guidelines established by the fund’s board. A fund may not be able to readily liquidate its investments in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations. The lack of a liquid secondary market for illiquid securities may make it more difficult for a fund to assign a value to those securities for purposes of valuing its portfolio and calculating its net asset value.

Restricted securities are not registered under the Securities Act of 1933, as amended (“Securities Act”), and may be sold only in privately negotiated or other exempted transactions or after a registration statement under the Securities Act has become effective. Where registration is required, a fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a fund might obtain a less favorable price than that which prevailed when it decided to sell.

Not all restricted securities are illiquid. A large institutional market has developed for many US and non-US securities that are not registered under the Securities Act. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer’s ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments. Institutional markets for restricted securities also have developed as a result of Rule 144A under the Securities Act, which establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. These markets include automated systems for the trading, clearance and settlement of unregistered securities of US and non-US issuers, such as the PORTAL System sponsored by the Financial Industry Regulatory Authority (previously, the National Association of Securities Dealers, Inc. (“FINRA”)). An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible restricted securities held by a fund, however, could affect adversely the marketability of such portfolio securities, and the fund might be unable to dispose of them promptly or at favorable prices.

The board has delegated the function of making day-to-day determinations of liquidity to UBS AM pursuant to guidelines approved by the board. UBS AM takes into account a number of factors in reaching liquidity decisions, which may include (1) the frequency of trades for the security, (2) the number of dealers that make quotes, or are expected to make quotes, for the security, (3) the nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer) and (4) the existence of demand features or similar liquidity enhancements. UBS AM monitors the liquidity of restricted securities in each fund’s portfolio and reports periodically on such decisions to the board.

UBS AM also monitors each fund’s overall holdings of illiquid securities. If a fund’s holdings of illiquid securities exceed its limitation on investments in illiquid securities for any reason (such as a particular security becoming illiquid, changes in the relative market values of portfolio securities or interestholder redemptions), UBS AM will consider what action would be in the best interests of the fund and its interestholders. Such action may include engaging in an orderly disposition of securities to reduce the fund’s holdings of illiquid securities. However, a fund is not required to dispose of illiquid securities under these circumstances.

Repurchase agreements. Each fund may enter into repurchase agreements. Repurchase agreements are transactions in which a fund purchases securities or other obligations from a bank or securities dealer (or its affiliate) and simultaneously commits to resell them to the counterparty at an agreed-upon date or upon demand and at a price reflecting a market rate of interest unrelated to any coupon rate or maturity of the purchased obligations. Securities or other obligations subject to repurchase agreements may have maturities in excess of 13 months. A fund maintains custody of the underlying obligations prior to their repurchase, either through its regular custodian or through a special tri-party custodian or sub-custodian that maintains separate accounts for both a fund and its counterparty. Thus, the obligation of the counterparty to pay the repurchase price on the date agreed to or upon demand is, in effect, secured by such obligations. A fund may utilize a put feature to limit the maturity of repurchase agreements it enters into in accordance with Rule 2a-7 under the Investment Company Act.

Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by a fund upon acquisition is accrued as interest and included in its net investment income. Repurchase agreements involving obligations other than US government securities (such as commercial paper, corporate bonds, mortgage loans and equities) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. Moreover, repurchase agreements secured by obligations that are not eligible for direct investment under Rule 2a-7 under the Investment Company Act or the fund’s investment strategies and limitations, may require the fund to promptly dispose of such collateral if the seller or guarantor becomes insolvent. If the seller or guarantor becomes insolvent, a fund may suffer delays, costs and possible losses in connection with the disposition of collateral. Such an insolvency may result in a loss to the extent that the value of the purchased securities or other assets decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price.

Reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the fund subject to its agreement to repurchase the securities at an agreed-upon date or upon demand and at a price reflecting a market rate of interest. Reverse repurchase agreements are subject to the fund’s limitation on borrowings and may be entered into only with banks or securities dealers or their affiliates. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the fund might be unable to deliver them when the fund seeks to repurchase. If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or trustee or receiver may receive an extension of time to determine whether to enforce the fund’s obligation to repurchase the securities, and the fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Counterparty risk. A fund may be exposed to the risk of financial failure or insolvency of another party. To help lessen those risks UBS AM and/or its affiliates, subject to the supervision of the board, monitors and evaluates the creditworthiness of the parties with which a fund does business.

Operations risk. Each fund is subject to the risk that it may not be able to complete a transaction in the manner or at the time desired or other potential operational issues because of difficulties with the settlement process or other functions related to the processing of securities transactions. Such risks may arise from factors such as processing errors, human errors, inadequate or failed internal or external processes and controls, failures in systems and technology, documentation issues, changes in personnel and errors caused by third-party service providers.

When-issued and delayed delivery securities. Each fund may purchase securities on a “when-issued” basis or may purchase or sell securities for delayed delivery to or by the fund later than the normal settlement date at a stated price and yield. A fund generally would not pay for such securities or start earning interest on them until they are received. However, when a fund undertakes a when-issued or delayed delivery obligation, it immediately assumes the risks of ownership, including the risks of price fluctuation. Failure of the issuer to deliver a security purchased by a fund on a when-issued or delayed delivery basis may result in the fund’s incurring a loss or missing an opportunity to make an alternative investment.

A security purchased on a when-issued or delayed delivery basis is recorded as an asset on the commitment date and is subject to changes in market value, generally based upon changes in the level of interest rates. Thus, fluctuation in the value of the security from the time of the commitment date will affect a fund’s net asset value. When a fund commits to purchase securities on a when-issued or delayed delivery basis, it will designate cash or other liquid assets on the books of its custodian, marked to market daily, in an amount at least equal to its obligations under the commitment. A fund’s when-issued and delayed delivery purchase commitments could cause its net asset value per Interest to be more volatile.

A fund may sell the right to acquire the security prior to delivery if UBS AM deems it advantageous to do so, which may result in a gain or loss to the fund.

In October 2020, the SEC adopted Rule 18f-4 related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies and rescinded and withdrew certain guidance of the SEC and its staff regarding asset segregation and coverage transactions. A money market fund cannot rely on Rule 18f-4 to use such instruments, with a limited exception for investments in certain when-issued, forward-settling and non-standard settlement cycle securities transactions. Under Rule 18f-4, a money market fund, including each fund, is only permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the Investment Company Act), provided that, (i) the fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date. These requirements may limit the ability of a fund to invest in securities on a when-issued or forward-settling basis, or with a non-standard settlement cycle, as part of its investment strategies.

Investments in other investment companies. Each fund may invest in securities of other investment companies subject to limitations imposed by the Investment Company Act. Among other things, these limitations generally restrict a fund’s aggregate investments in other investment companies that are not themselves money market funds to no more than 10% of its total assets, subject to a number of exceptions under SEC rules, including Rule 12d1-4. The shares of other money market funds are subject to the management fees and/or other expenses of those funds. At the same time, a fund would continue to pay its own management fees and expenses with respect to all its investments, including shares of other money market funds. A fund may invest in the securities of other money market funds when UBS AM believes that (1) the amounts to be invested are too small or are available too late in the day to be effectively invested in other money market instruments, (2) shares of other money market funds otherwise would provide a better return than direct investment in other money market instruments or (3) such investments would enhance the fund’s liquidity.

Lending of portfolio securities. Each fund is authorized to lend its portfolio securities to broker-dealers or institutional investors that UBS AM deems qualified. Lending securities enables a fund to earn additional income, but could result in a loss or delay in recovering these securities. The borrower of a fund’s portfolio securities must maintain acceptable collateral with the fund’s custodian (or a sub-custodian or a special “tri-party” custodian) in an amount, marked to market daily, at least equal to the market value of the securities loaned, plus accrued interest and dividends. Acceptable collateral is limited to cash and US government securities. Each fund may reinvest any cash collateral in money market investments or other short-term liquid investments, including other investment companies. In determining whether to lend securities to a particular broker-dealer or institutional investor, UBS AM or a lending agent subject to UBS AM direction and oversight will consider, and during the period of the loan will monitor, all relevant facts and circumstances, including the creditworthiness of the borrower. Each fund will retain authority to terminate any of its loans at any time. Each fund may pay reasonable fees in connection with a loan and may pay the borrower or placing broker a negotiated portion of the interest earned on the reinvestment of cash held as collateral. Each fund will receive amounts equivalent to any interest, dividends or other distributions on the securities loaned. Each fund will seek to retain record ownership of loaned securities to exercise beneficial rights, such as voting and subscription rights, when retaining such rights is considered to be in the fund’s interest and operationally reasonably practicable.

State Street Bank and Trust Company has been approved to serve as lending agent and receives fees for such services. Additionally, State Street has been approved to engage a third party bank as a special “tri-party” custodian for securities lending arrangements.

Types of municipal securities. Prime Master Fund, Prime CNAV Master Fund, Tax-Free Master Fund and ESG Prime Master Fund may invest in a variety of municipal securities, as described below.

Municipal bonds. Municipal bonds are debt obligations that are issued by states, municipalities, public authorities or other issuers and that pay interest that is exempt from federal income tax in the opinion of issuer’s counsel. The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. General obligation bonds are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as from the user of the facility being financed. The term “municipal bonds” also includes “moral obligation” issues, which are normally issued by special purpose authorities. In the case of such issues, an express or implied “moral obligation” of a related government unit is pledged to the payment of the debt service but is usually subject to annual budget appropriations. Custodial receipts that represent an ownership interest in one or more municipal bonds also are considered to be municipal bonds. Various types of municipal bonds are described in the following sections.

Municipal securities and issuers of municipal securities may be more susceptible to downgrade, default, and bankruptcy during periods of economic stress. Factors contributing to the economic stress may include: lower property tax collections as a result of lower home values, lower sales tax revenue as a result of reduced consumer spending, lower income tax revenue as a result of higher unemployment rates, and budgetary constraints of local, state and federal governments upon which issuers of municipal securities may be relying for funding. In addition, as certain municipal securities may be secured or guaranteed by banks and other institutions, the risk to a fund could increase if the banking, insurance or other parts of the financial sector suffer an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or are at risk of being downgraded by a national rating organization. Such a downward revision or risk of being downgraded may have an adverse effect on the market prices of the securities and thus the value of a fund’s investment. Further, a state, municipality, public authority or other issuers of municipal securities may file for bankruptcy, which may significantly affect the value of the securities issued by such issuers and therefore the value of a fund’s investment. During the most recent economic downturn, several municipalities have filed for bankruptcy protection or have indicated that they may seek bankruptcy protection in the future.

Municipal securities are also subject to the risk that the perceived increase in the likelihood of default or downgrade among municipal issuers as a result of market conditions could result in increased illiquidity, volatility and credit risk. In addition, certain municipal issuers may be unable to access the market to sell securities or, if able to access the market, may be forced to issue securities at much higher rates. Should these municipal issues fail to sell bonds when and at the rates projected, these entities could experience significantly increased costs and a weakened overall cash position in the current fiscal year and beyond. These events could also result in decreased investment opportunities for a fund and lower investment performance.

Municipal lease obligations. Municipal bonds include municipal lease obligations, such as leases, installment purchase contracts and conditional sales contracts and certificates of participation therein. Municipal lease obligations are issued by state and local governments and authorities to purchase land or various types of equipment or facilities and may be subject to annual budget appropriations. Funds generally invest in municipal lease obligations through certificates of participation.

Although municipal lease obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged, they ordinarily are backed by the municipality’s covenant to budget for, appropriate and make the payments due under the lease obligation. The leases underlying certain municipal lease obligations, however, provide that lease payments are subject to partial or full abatement if, because of material damage or destruction of the leased property, there is substantial interference with the lessee’s use or occupancy of such property. This “abatement risk” may be reduced by the existence of insurance covering the leased property, the maintenance by the lessee of reserve funds or the provision of credit enhancements such as letters of credit.

Certain municipal lease obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Some municipal lease obligations of this type are insured as to timely payment of principal and interest, even in the event of a failure by the municipality to appropriate sufficient funds to make payments under the lease. Insurance does not guarantee the price of the municipal lease obligations. The credit rating of an insured municipal lease obligation reflects the credit rating of the insurer, based on its claims paying ability. The insurance feature is intended to reduce financial risk, but the cost of such insurance and the restrictions on investments imposed by the guidelines in the municipal insurance policy will result in a reduction in the yield on the insured municipal lease obligations purchased by a fund. However, in the case of an uninsured municipal lease obligation, a fund’s ability to recover under the lease in the event of a non-appropriation or default will be limited solely to the repossession of leased property without recourse to the general credit of the lessee, and disposition of the property in the event of foreclosure might prove difficult.

Industrial development bonds (“IDBs”) and private activity bonds (“PABs”). IDBs and PABs are issued by or on behalf of public authorities to finance various privately operated facilities, such as airport or pollution control facilities. These obligations are considered municipal bonds if the interest paid thereon is exempt from federal income tax in the opinion of the bond issuer’s counsel. IDBs and PABs are in most cases revenue bonds and thus are not payable from the unrestricted revenues of the issuer. The credit quality of IDBs and PABs is usually directly related to the credit standing of the user of the facilities being financed. IDBs issued after August 15, 1986 generally are considered PABs, and to the extent a fund invests in PABs, interestholders generally will be required to treat a portion of their exempt-interest dividends from that fund as a “Tax Preference Item.” See “Taxation of the Fund” below. Each fund investing in municipal securities may invest more than 25% of its assets in IDBs and PABs.

Participation interests. Participation interests are interests in municipal bonds, including IDBs, PABs and floating and variable rate obligations, that are owned by financial institutions. These interests carry a demand feature permitting the holder to tender them back to the financial institution, which demand feature generally is backed by an irrevocable letter of credit or guarantee of the financial institution. The credit standing of such financial institution affects the credit quality of the participation interests.

A participation interest gives a fund an undivided interest in a municipal bond owned by a financial institution. The fund has the right to sell the instrument back to the financial institution. As discussed above under “The funds’ investments, related risks and limitations—credit and liquidity enhancements,” to the extent that payment of an obligation is backed by a letter of credit, guarantee or liquidity support arrangement from a financial institution, that payment may be subject to the financial institution’s ability to satisfy that commitment. UBS AM will monitor the pricing, quality and liquidity of the participation interests held by a fund, and the credit standing of financial institutions issuing letters of credit or guarantees supporting those participation interests on the basis of published financial information, reports of rating services and financial institution analytical services.

Put bonds. A put bond is a municipal bond that gives the holder the unconditional right to sell the bond back to the issuer or a third party at a specified price and exercise date, which is typically well in advance of the bond’s maturity date. The obligation to purchase the bond on the exercise date may be supported by a letter of credit or other credit support arrangement from a bank, insurance company or other financial institution, the credit standing of which affects the credit quality of the obligation.

If a fund holds a bond subject to a “one time only” put, the fund ordinarily will either sell the bond or put the bond, depending upon the more favorable price. If a bond has a series of puts after the first put, it will be held as long as, in the judgment of UBS AM, it is in the fund’s best interest to do so. There is no assurance that the issuer of a put bond acquired by a fund will be able to repurchase the bond on the exercise date, if the fund chooses to exercise its right to put the bond back to the issuer or to a third party.

Tender option bonds. Tender option bonds are long-term municipal securities (or interests therein) sold by a bank, other financial institution or special purpose entity subject to a demand feature that gives the purchaser the right to sell them to the bank or other financial institution at par plus accrued interest at designated times (the “tender option”). Each fund investing in municipal securities may invest in such securities with tender options that may be exercisable at intervals ranging from daily to 397 days, and the interest rate on such securities is typically reset at the end of the applicable interval in an attempt to cause the bonds to have a market value that approximates their par value, plus accrued interest. The tender option may not be exercisable in the event of a default on, or significant downgrading of, the underlying municipal securities, and may be subject to other conditions. Therefore, a fund’s ability to exercise the tender option will be affected by the credit standing of both the bank or other financial institution involved and the issuer of the underlying securities or its insurer (if any). If a fund invests in tender option bonds, the financial statements, financial highlights and other materials containing financial information of that fund will properly reflect these transactions, and the fund’s independent accountants will concur with the accounting treatment being applied to the fund’s transactions.

Tax-exempt commercial paper and short-term municipal notes. Municipal bonds include tax-exempt commercial paper and short-term municipal notes, such as tax anticipation notes, bond anticipation notes, revenue anticipation notes and other forms of short-term securities. Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements and other revenues. Investments in municipal bonds may be subject to additional risks, such as the failure of the issuer to make payments because of political issues or adverse determinations as to taxability that may negatively impact value.

Mortgage subsidy bonds. Funds investing in municipal securities also may purchase mortgage subsidy bonds with a remaining maturity of less than 13 months that are issued to subsidize mortgages on single family homes and “moral obligation” bonds with a remaining maturity of less than 13 months that are normally issued by special purpose public authorities. In some cases the repayment of these bonds depends upon annual legislative appropriations; in other cases repayment is a legal obligation of the issuer, and if the issuer is unable to meet its obligations, repayment becomes a moral commitment of a related governmental unit (subject, however, to such appropriations).

Stand-by commitments. Funds investing in municipal securities may acquire stand-by commitments under unusual market conditions to facilitate portfolio liquidity. Pursuant to a stand-by commitment, a municipal bond dealer agrees to purchase the securities that are the subject of the commitment at an amount equal to (1) the acquisition cost (excluding any accrued interest paid on acquisition), less any amortized market premium and plus any accrued market or original issue discount, plus (2) all interest accrued on the securities since the last interest payment date or the date the securities were purchased, whichever is later.

A fund will enter into stand-by commitments only in accordance with Rule 18f-4 and only with those banks or other dealers that, in the opinion of UBS AM, present minimal credit risk. Under Rule 18f-4, a money market fund, including each fund, is only permitted to invest in a stand-by commitment, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the Investment Company Act), provided that, (i) the fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date. These requirements may limit the ability of a fund to invest in stand-by commitments as part of its investment strategies.

A fund’s right to exercise stand-by commitments will be unconditional and unqualified, except as described above. Stand-by commitments will not be transferable by a fund, although a fund may sell the underlying securities to a third party at any time. A fund may pay for stand-by commitments either separately in cash or by paying a higher price for the securities that are acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities). The acquisition of a stand-by commitment will not ordinarily affect the valuation or maturity of the underlying municipal securities. Stand-by commitments acquired by a fund will be valued at zero in determining net asset value. Whether a fund paid directly or indirectly for a stand-by commitment, its cost will be treated as unrealized depreciation and will be amortized over the period the fund holds the commitment.

Temporary and defensive instruments. When UBS AM believes that there is an insufficient supply of the type of municipal securities in which Tax-Free Master Fund primarily invests, or during other unusual market conditions, the fund may temporarily invest all or any portion of its net assets in other types of municipal securities. In addition, when UBS AM believes that there is an insufficient supply of any type of municipal securities or that other circumstances warrant a defensive posture, Tax-Free Master Fund may hold cash and may invest all or any portion of its net assets in taxable money market instruments, including repurchase agreements. To the extent a fund holds cash, such cash would not earn income and would reduce the fund’s yield.

Cybersecurity risk. As the use of technology has become more prevalent in the course of business, a fund, like other business organizations, has become more susceptible to operational, information security and related risks through breaches in cybersecurity. In general, cybersecurity failures or breaches of a fund or its service providers or the issuers of securities in which a fund invests may result from deliberate attacks or unintentional events and may arise from external or internal sources. Cybersecurity breaches may involve unauthorized access to a fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). Cybersecurity failures or breaches affecting a fund’s investment advisor, any other service providers (including, but not limited to, fund accountants, custodians, transfer agents and financial intermediaries) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with a fund’s ability to calculate its net asset value, impediments to trading, the inability of fund shareholders to transact business, destruction to equipment and systems, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cybersecurity breaches in the future.

While UBS AM has established business continuity plans in the event of, and risk management systems to prevent, such cybersecurity breaches, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, UBS AM does not directly control the cybersecurity plans and systems put in place by the funds’ other service providers or any other third parties whose operations may affect a fund or its shareholders. A fund and its shareholders could be negatively impacted as a result.

Sustainability factor risk. Investing primarily in investments that meet ESG criteria carries the risk that ESG Prime Master Fund may forego otherwise attractive investment opportunities, or increase or decrease its exposure to certain types of issuers and, therefore, may underperform compared to funds that do not consider ESG factors in the investment process. UBS AM relies on available information to assist in the ESG evaluation process, and the process employed for the ESG Prime Master Fund may differ from processes employed for other funds. In evaluating an issuer, UBS AM is dependent upon information and data that may be incomplete, inaccurate or unavailable, which could adversely affect the analysis of the ESG criteria relevant to a particular issuer. UBS AM’s assessment of an issuer’s ESG criteria may change over time, which could cause the ESG Prime Master Fund to hold securities that may no longer meet UBS AM’s current ESG criteria.

Investing on the basis of ESG criteria is qualitative and subjective by nature, and there can be no assurance that the process utilized by any vendors of UBS AM or any judgment exercised by UBS AM will reflect the beliefs or values of any particular investor. In addition, due to constraints imposed by regulations applicable to money market funds or other considerations relating to credit quality, liquidity or yield, the ESG Prime Master Fund may be less able to implement as fully its ESG investment strategy than non-money market funds.

Market risk. Market risks, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the funds’ investments. In addition, turbulence in financial markets and reduced liquidity in equity and/or fixed-income markets may negatively affect the funds. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Events such as war, acts of terrorism, natural disasters, recessions, rapid inflation, the imposition of international sanctions, pandemics or other public health threats could also significantly impact a fund and its investments. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

To the extent a fund is overweight in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.

Money market fund regulatory risk. The US Securities and Exchange Commission (“SEC”) adopted changes to the rules that govern SEC registered money market funds in July 2023. These changes include, among other things: (1) requiring institutional prime money market funds to charge mandatory liquidity fees when the fund’s net redemptions exceed certain levels; (2) allowing a money market fund’s board or its delegate to charge liquidity fees when it determines such fee would be in the best interests of the fund; (3) removing a fund’s ability to impose a temporary suspension of redemptions (except under extraordinary circumstances as part of a liquidation); (4) substantially increasing the required minimum levels of liquid assets a fund must hold; (5) allowing government money market funds and retail money market funds to engage in certain practices in order to maintain a stable NAV in a negative interest rate environment; and (6) enhancing reporting requirements for all money market funds.

These changes have a phase in period with significant changes taking effect on April 2, 2024 and October 2, 2024. These changes may affect the investment strategies, performance, yield, operating expenses and continued viability of a fund. As of the date of this Part B, UBS AM is evaluating the potential impact of these regulatory changes and expects to update investors in the future as the regulatory compliance deadlines approach.

Low or negative interest rates. In a low or negative interest rate environment, debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested. In addition, in a negative interest rate environment, if a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank. To the extent a fund holds a negatively-yielding debt instrument or has a bank deposit with a negative interest rate, a fund would generate a negative return on that investment.

In the past, certain European countries and Japan have pursued negative interest rate policies, and there is the possibility that negative interest rate policies might be pursued in the United States at some point in the future. In a low or negative interest rate environment, some investors may seek to reallocate assets to other income-producing assets, such as investment-grade and higher-yield debt instruments, or equity investments that pay a dividend, absent other market risks that may make such alternative investments unattractive. This increased demand for higher yielding assets may cause the price of such instruments to rise while triggering a corresponding decrease in yield over time, thus reducing the value of such alternative investments. In addition, a move to higher yielding investments may cause investors, including a fund (to the extent permitted by its investment objective and strategies), to seek fixed-income investments with longer maturities and/or potentially reduced credit quality in order to seek the desired level of yield. These considerations may limit the funds’ ability to locate fixed-income instruments containing the desired risk/return profile.

For a fund that operates as a money market fund and seeks to maintain a stable $1.00 price per share, a low or negative interest rate environment could impact the fund’s ability to maintain a stable $1.00 share price. If such a fund has a negative gross yield as a result of negative interest rates, it may reduce the number of shares outstanding on a pro rata basis through reverse stock splits, negative dividends or other mechanisms to seek to maintain a stable $1.00 price per share, to the extent permissible by applicable law and its organizational documents. The use of such measures is also subject to certain determinations by the fund’s board and disclosure requirements, and may have tax implications for the fund and its shareholders. Alternatively, a fund may discontinue using the amortized cost method of valuation to maintain a stable $1.00 price per share and establish a fluctuating NAV per share rounded to four decimal places by using available market quotations or equivalents.

Fundamental investment limitations

The following investment limitations, which apply to the funds, cannot be changed with respect to a fund without the affirmative vote of the lesser of (1) more than 50% of the outstanding Interests of the fund or (2) 67% or more of the Interests present at an interestholders’ meeting if more than 50% of the outstanding Interests are represented at the meeting in person or by proxy. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations. With regard to the borrowings limitation in fundamental limitation (2), the fund will comply with the applicable restrictions of Section 18 of the Investment Company Act.

Each fund will not:

(1) Purchase securities of any one issuer if, as a result, more than 5% of the fund’s total assets would be invested in securities of that issuer or the fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the fund’s total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the US government, its agencies and instrumentalities or to securities issued by other investment companies.

The following interpretations apply to, but are not a part of, this fundamental restriction: (a) mortgage- and asset-backed securities will not be considered to have been issued by the same issuer by reason of the securities having the same sponsor, and mortgage- and asset-backed securities issued by a finance or other special purpose subsidiary that are not guaranteed by the parent company will be considered to be issued by a separate issuer from the parent company, and (b) consistent with SEC and SEC staff guidance, the funds may invest up to 10% of their total assets in securities that are subject to demand features or guarantees issued by a single institution, except that, with respect to Tax-Free Master Fund only, up to 15% of the fund’s total assets may be invested without regard to this limitation.

With respect to Tax-Free Master Fund, the following interpretation applies to, but is not a part of, this fundamental restriction: Each state, territory and possession of the United States (including the District of Columbia and Puerto Rico), each political subdivision, agency, instrumentality and authority thereof, and each multi-state agency of which a state is a member is a separate “issuer.” When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from the government creating the subdivision and the security is backed only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer. Similarly, in the case of an IDB or PAB, if that bond is backed only by the assets and revenues of the non-governmental user, then that nongovernmental user would be deemed to be the sole issuer. However, if the creating government or another entity guarantees a security, then to the extent that the value of all securities issued or guaranteed by that government or entity and owned by the fund exceeds 10% of the fund’s total assets, the guarantee would be considered a separate security and would be treated as issued by that government or entity.

(2) Issue senior securities or borrow money, except as permitted under the Investment Company Act and then not in excess of 33 1/3% of the fund’s total assets (including the amount of the senior securities issued but reduced by any liabilities not constituting senior securities) at the time of the issuance or borrowing, except that the fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) for temporary or emergency purposes.

(3) Make loans, except through loans of portfolio securities or through repurchase agreements, provided that for purposes of this restriction, the acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or similar instruments will not be considered the making of a loan.

The following interpretation applies to, but is not a part of, this fundamental restriction: investments in master notes, funding agreements and similar instruments will not be considered to be the making of a loan.

(4) Engage in the business of underwriting securities of other issuers, except to the extent that the fund might be considered an underwriter under the federal securities laws in connection with its disposition of portfolio securities.

(5) Purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that the fund may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

(6) Purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but the fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

Each fund, other than Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund, will not:

(7) Purchase any security if, as a result of that purchase, 25% or more of the fund’s total assets would be invested in securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the US government, its agencies or instrumentalities or to municipal securities or to certificates of deposit and bankers’ acceptances of domestic branches of US banks.

The following interpretations apply to, but are not a part of, this fundamental restriction: (a) US banking (including US finance subsidiaries of non-US banks) and non-US banking will be considered to be different industries; (b) asset-backed securities will be grouped in industries based upon their underlying assets and not treated as constituting a single, separate industry; (c) tax-exempt securities backed only by the assets and revenues of a non-government user will be considered to be subject to this industry concentration limitation; and (d) taxable municipal securities will not be considered municipal securities for purposes of this industry concentration limitation.

Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund will, under normal circumstances:

(8) Invest more than 25% of its total assets (measured at the time of purchase) in the financial services group of industries. The fund may not concentrate its investments in any other industry outside of financial services. That is, the fund may not invest more than 25% of its total assets (measured at the time of purchase) in securities of issuers whose principal business activities are in the same industry outside of financial services, except that this limit does not apply to (a) securities issued or guaranteed by the US government, (b) any of its agencies or instrumentalities and (c) repurchase agreements secured by such obligations.

The following interpretations apply to, but are not a part of, this fundamental restriction: the financial services group of industries is deemed to include industries within the financial services sector, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance), and related asset-backed securities. Asset-backed securities will be grouped in industries based upon their underlying assets and not treated as constituting a single, separate industry. UBS AM may analyze the characteristics of a particular issuer and security and assign an industry classification consistent with those characteristics in the event that either a third-party classification provider used by UBS AM or another fund service provider does not assign a classification or assigns a classification inconsistent with that believed appropriate by UBS AM based on its analysis of the economic characteristics of the issuer.

Under normal circumstances, Tax-Free Master Fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments the income from which is exempt from federal income tax. This 80% investment policy may not be changed without the approval of the fund’s interestholders.

Non-fundamental investment limitations

The following investment restrictions, which apply to the funds, are non-fundamental and may be changed by the vote of the board without interestholder approval. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations.

Each fund will not:

(1) purchase securities on margin, except for short-term credit necessary for clearance of portfolio transactions.

(2) purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

Note regarding other investment limitations. In addition to a fund’s investment policies and restrictions, UBS AM may adopt certain additional internal investment criteria which may further restrict a fund’s investments. As of the date of this Part B, UBS AM policies prohibit investments by a fund in businesses involved in:

•	Controversial weapons, which cover:

– cluster munitions

– anti-personnel mines

– chemical weapons

– biological weapons

– nuclear weapons produced in breach of the Treaty on the Non-Proliferation of Nuclear Weapons

•	Depleted Uranium manufacturing
•	Thermal coal extraction and oil sands production/mining (20% revenue threshold at acquisition)

UBS AM may modify this list of prohibited investments, at any time, without shareholder approval or notice.

Because the above policy may cause the funds to exclude certain investments for nonfinancial reasons, the funds may forego some market opportunities available to funds that do not have such a policy.

Disclosure of portfolio holdings

Policies and procedures generally. UBS AM and the board have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the portfolio holdings of a fund. UBS AM and each fund’s chief compliance officer also considered actual and potential material conflicts that could arise in such circumstances between the interests of fund interestholders, on the one hand, and those of a fund’s investment advisor, placement agent, or any affiliated person of a fund, its investment advisor, or its placement agent, on the other. Each fund’s disclosure policy with respect to the release of portfolio holdings information is to release only such information consistent with applicable legal requirements and the fiduciary duties owed to interestholders. Subject to the limited exceptions described below, each fund’s portfolio holdings will not be made available to anyone outside of UBS AM unless and until the information has been made available to all interestholders or the general public in a manner consistent with the spirit and terms of this policy. A description of the type and frequency of portfolio holdings that are disclosed to the public also is contained in the funds’ Part A.

After giving due consideration to such matters and after the exercise of their fiduciary duties and reasonable business judgment, UBS AM and the board determined that each fund has a legitimate business purpose for disclosing portfolio holdings to certain persons/entities and that the policies and procedures are reasonably designed to ensure that disclosure of portfolio holdings and information about portfolio holdings is in the best interests of fund interestholders and appropriately address the potential for material conflicts of interest.

UBS AM’s procedures require that the UBS AM Legal and/or Compliance Departments address any material conflicts of interest regarding a disclosure of portfolio holdings and determine whether a disclosure of a fund’s portfolio holdings is for a legitimate business purpose and in the best interests of the fund’s interestholders prior to the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of each fund or the UBS AM Legal and/or Compliance Departments authorizing the disclosure of portfolio holdings. The UBS AM Legal and/or Compliance Departments will periodically review how each fund’s portfolio holdings are being disclosed to and used by, if at all, service providers, UBS AM affiliates and certain fiduciaries, and broker-dealers to ensure that such disclosure and use is for legitimate fund business reasons and consistent with the best interests of the fund’s interestholders.

Board oversight. The board exercises continuing oversight of the disclosure of fund portfolio holdings by (i) overseeing the implementation and enforcement by the fund’s chief compliance officer of the portfolio holdings disclosure policies and procedures, and the fund’s policies and procedures regarding the misuse of inside information, (ii) considering reports and recommendations by the chief compliance officer concerning any material compliance matters (as defined in Rule 38a-1under the Investment Company Act), and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), that may arise in connection with any policies governing portfolio holdings, and (iii) considering whether to approve or ratify any amendment to any policies governing portfolio holdings. UBS AM and the board reserve the right to amend a fund’s policies and procedures regarding the disclosure of portfolio holdings at any time and from time to time subject to the approval of the board.

Complete portfolio holdings — disclosure to service providers subject to confidentiality and trading restrictions. UBS AM, for legitimate business purposes, may disclose a fund’s complete portfolio holdings at times it deems necessary and appropriate to rating and ranking organizations, financial printers, proxy voting service providers, pricing information vendors, third-parties that deliver analytical, statistical or consulting services, custodians or a redeeming party’s custodian or transfer agent as necessary in connection with redemptions in kind, and other third parties that provide services (collectively, “Service Providers”) to UBS AM and/or a fund.

Disclosure of complete portfolio holdings to a Service Provider is conditioned on the Service Provider being subject to a duty of confidentiality, including a duty not to trade on the basis of any material nonpublic information pursuant to the terms of the service agreement between the Service Provider and a fund or UBS AM, or the terms of the confidentiality agreement. The frequency with which complete portfolio holdings may be disclosed to a Service Provider, and the length of lag, if any, between the date of information and the date on which the information is disclosed to the Service Provider, is determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to a fund and its interestholders, and the legitimate business purposes served by such disclosure. Disclosure of complete portfolio holdings to a Service Provider must be authorized by a Trust officer or the General Counsel, Deputy General Counsel or an Associate General Counsel within the Legal and Compliance Departments of UBS AM.

Complete portfolio holdings — disclosure to UBS AM affiliates and certain fiduciaries subject to confidentiality and trading restrictions. A fund’s complete portfolio holdings may be disclosed between and among the following persons (collectively, “Affiliates and Fiduciaries”), subject to authorization by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of a fund or by an attorney in the Legal and Compliance Departments of UBS AM, for legitimate business purposes within the scope of their official duties and responsibilities, subject to such persons’ continuing duty of confidentiality and duty not to trade on the basis of any material nonpublic information, as such duties are imposed under UBS AM’s code of ethics, a fund’s policies and procedures regarding the prevention of the misuse of inside information, by agreement or under applicable laws, rules and regulations: (i) persons who are subject to the code of ethics or the policies and procedures regarding the prevention of the misuse of inside information; (ii) an investment advisor, placement agent, administrator, transfer agent, custodian or securities lending agent to a fund; (iii) an accounting firm, an auditing firm or outside legal counsel retained by UBS AM or a fund; (iv) an investment advisor to whom complete portfolio holdings are disclosed for due diligence purposes when the advisor is in merger or acquisition talks with a fund’s current advisor; (v) a newly hired investment advisor or sub-advisor to whom complete portfolio holdings are disclosed prior to the time it commences its duties; and (vi) custodians and other third parties as necessary in connection with redemptions in kind of a fund’s Interests.

The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Fiduciaries, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Fiduciaries, is determined by the UBS AM Legal and Compliance Departments based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed and the risk of harm to a fund and its interestholders and the legitimate business purposes served by such disclosure.

Complete and partial portfolio holdings — arrangements to disclose to service providers and fiduciaries. As of the date of this Registration Statement, the specific Service Providers, Affiliates and Fiduciaries with whom the funds have arrangements to provide portfolio holdings in advance of their release to the general public in the course of performing or to enable them to perform services for the funds are:

◾

State Street Bank and Trust Company, each fund’s custodian, accounting agent, securities lending agent, regulatory support service provider and sub-administrator, receives portfolio holdings information daily on a real-time basis in connection with the services it provides.

◾

Ernst & Young LLP, each fund’s independent registered public accounting firm, receives portfolio holdings information on an annual and semi-annual basis for financial reporting purposes. There is a 25-day lag between the date of portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP for semi-annual reporting purposes. Ernst & Young LLP also receives portfolio holdings information annually at year-end for audit purposes. In this case, there is no lag between the date of the portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP. In addition, Ernst & Young LLP receives holdings twice a year for fiscal income and excise tax provision reporting with a 25-day lag time.

◾

A limited number of financial printers used by each fund to print and file its annual and semi-annual interestholder reports and other regulatory materials. There is at least a two week lag between the date of the portfolio holdings information and the date on which the information is disclosed to the parties.

◾

The rating agency of Fitch Ratings Inc. may receive portfolio holdings information approximately 5 days after the end of each month so that a fund may be included in the rating agency’s industry reports and other materials. There is an approximately 5-day or longer lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agency.

◾

The rating agency of Moody’s Investors Service, Inc. receives portfolio holdings information approximately 5 days after the end of each month so that a fund may be included in the rating agency’s industry reports and other materials. There is an approximately 5-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agency.

◾	Interactive Data Corporation receives portfolio holdings information daily on a real-time basis in connection with providing pricing information for the funds’ portfolio securities.

◾	Thomson Reuters receives portfolio holdings information weekly on a real-time basis in connection with providing pricing information for the funds’ portfolio securities.

◾

Investment Company Institute, the national association of US investment companies, including mutual funds, closed-end funds, exchange-traded funds and unit investment trusts, receives portfolio holdings information on a monthly basis in order to compile and analyze industry data. There may be a delay of up to approximately 5 business days between the date of the portfolio holdings information and the date on which the information is disclosed to the Investment Company Institute.

◾

Marketing Spectrum receives portfolio holdings information no earlier than three weeks after the close of a fiscal annual or semi-annual period in connection with its preparation of a draft portion of annual and semi-annual reports to shareholders of related feeder funds.

Complete and partial portfolio holdings — disclosure to broker-dealers in the normal course of managing fund assets. An investment advisor, administrator or custodian for a fund may, for legitimate business purposes within the scope of their official duties and responsibilities, disclose portfolio holdings (whether partial portfolio holdings or complete portfolio holdings) and other investment positions comprising a fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material nonpublic information concerning a fund’s portfolio holdings, other investment positions or securities transactions without the consent of a fund or the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund, or an attorney in the UBS AM Legal and Compliance Departments. A fund has not given its consent to any such use or disclosure, and no person or agent of UBS AM is authorized to give such consent except as approved by the board. In the event consent is given to disclose portfolio holdings to a broker-dealer, the frequency with which the portfolio holdings may be disclosed to a broker-dealer, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to the broker-dealer, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the fund, its interestholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial portfolio holdings — disclosure as required by applicable law. Fund portfolio holdings and other investment positions comprising a fund may be disclosed to any person as required by applicable laws, rules and regulations. Examples of such required disclosure include, but are not limited to, disclosure of fund portfolio holdings (i) in a filing or submission with the SEC or another regulatory body, (ii) in connection with seeking recovery on defaulted bonds in a federal bankruptcy case, (iii) in connection with a lawsuit or (iv) as required by court order, subpoena or similar process (e.g., arbitration proceedings). The UBS AM Legal Department must authorize the disclosure of portfolio holdings information when required for a legal or regulatory purpose. The UBS AM Legal Department may not be able to prevent or place restrictions on the disclosure of a fund’s portfolio holdings when compelled by law or regulation to provide such information, even if the UBS AM Legal Department determines that such disclosure may not be in the best interest of fund interestholders or that a material conflict of interest is present or appears to be present. However, the UBS AM Legal Department will attempt to monitor the use of any fund portfolio holdings information disclosed as required by law or regulation.

Disclosure of non-material information. Policies and procedures regarding non-material information permit UBS AM fund officers, UBS AM fund portfolio managers, and senior officers of UBS AM Fund Treasury, UBS AM Legal and Compliance Departments, and anyone employed by or associated with UBS AM who has been authorized by the UBS AM Legal and Compliance Departments’ representatives (collectively, “Approved Representatives”) to disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to a fund or its portfolio holdings and/or other investment positions (collectively, “commentary and analysis”) or any changes in the portfolio holdings of a fund that occurred after the most recent calendar-quarter end (or in the case of a money market fund, after the most recent monthly (or weekly – in the case of Prime Master Fund, Prime CNAV Master Fund and ESG Prime Master Fund) public posting of portfolio holdings) (“recent portfolio changes”) to any person if such information does not constitute material nonpublic information and complies with the portfolio holdings disclosure policies and procedures described above.

An Approved Representative must make a good faith determination whether the information constitutes material nonpublic information, which involves an assessment of the particular facts and circumstances. UBS AM believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning a fund. Nonexclusive examples of commentary and analysis about a fund include (i) the allocation of the fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries, (ii) the characteristics of the fund’s portfolio holdings and other investment positions, (iii) the attribution of fund returns by asset class, sector, industry and country, and (iv) the volatility characteristics of the fund. An Approved Representative may in its sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.

“Approved Representatives” include persons employed by or associated with UBS AM who have been authorized by the Legal and Compliance Departments of UBS AM to disclose recent portfolio changes and/or commentary and analysis in accordance with the applicable policies and procedures.

Prohibitions on disclosure of portfolio holdings. No person is authorized to disclose fund portfolio holdings or other investment positions (whether online at http://www.ubs.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the applicable policies and procedures. In addition, no person is authorized to make disclosure pursuant to these policies and procedures if such disclosure is otherwise unlawful under the antifraud provisions of the federal securities laws (as defined in Rule 38a-1 under the Investment Company Act). Furthermore, UBS AM, in its sole discretion, may determine not to disclose portfolio holdings or other investment positions comprising a fund to any person who could otherwise be eligible to receive such information under the applicable policies and procedures, or may determine to make such disclosures publicly as provided by the policies and procedures.

Prohibitions on receipt of compensation or other consideration. The portfolio holdings disclosure policies and procedures prohibit a fund, its investment advisor and any other person to pay or receive any compensation or other consideration of any type for the purpose of obtaining disclosure of fund portfolio holdings or other investment positions. “Consideration” includes any agreement to maintain assets in a fund or in other investment companies or accounts managed by the investment advisor or by any affiliated person of the investment advisor.

Item 17. Management of the Funds.

Trustees and officers

The Trust is governed by a board of trustees, which oversees the funds’ operations and which is authorized to establish additional series. Each trustee serves an indefinite term of office. The tables below show, for each trustee (sometimes referred to as “board member”) and officer, his or her name, address and age, the position held with the Trust, the length of time served as trustee or officer of the Trust, the trustee’s or officer’s principal occupations during the last five years, the number of portfolios in the UBS fund complex overseen by the trustee or for which a person served as an officer, and other directorships held by such trustee.

Independent Trustees
Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in fund complex overseen by trustee	Other directorships held by trustee
Alan S. Bernikow; 82 K2 Integrity 845 Third Avenue New York, NY 10022	Trustee and Chairman of the Board of Trustees	Since 2007 (Trustee); Since 2022 (Chairman of the Board of Trustees)	Mr. Bernikow is retired. Previously, he was director of Revlon, Inc. (cosmetics) (and served as the chair of its audit committee and as chair of its compensation committee), and deputy chief executive officer at Deloitte & Touche (international accounting and consulting firm). From 2003 to 2017, Mr. Bernikow was also director of a Destination XL Group, Inc. (menswear) (and served as a member of its nominating and corporate governance committee).	Mr. Bernikow is a trustee of 4 investment companies (consisting of 38 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Bernikow is also the lead director of Mack-Cali Realty Corporation (real estate investment trust) (and serves as the chair of its audit committee).

Independent Trustees
Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in fund complex overseen by trustee	Other directorships held by trustee
Richard R. Burt; 76 McLarty Associates 900 17th Street, N.W. 8th Floor Washington, D.C. 20006	Trustee	Since 2007	Mr. Burt is a managing partner of McLarty Associates (a consulting firm) (since 2007). He was chairman of IEP Advisors (international investments and consulting firm) until 2009.	Mr. Burt is a trustee of 4 investment companies (consisting of 38 portfolios) for which UBS AM serves as investment advisor or manager.	None

Bernard H. Garil; 83 6754 Casa Grande Way Delray Beach, FL 33446	Trustee	Since 2007	Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).	Mr. Garil is a trustee of 4 investment companies (consisting of 38 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Garil is also a director of the OFI Global Trust Company (commercial trust company), The Leukemia & Lymphoma Society (voluntary health organization) and a trustee for the Brooklyn College Foundation, Inc. (charitable foundation).

Heather R. Higgins; 63 c/o Keith A. Weller Fund Secretary UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606	Trustee	Since 2007	Mrs. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Mrs. Higgins also serves (or has served) on the boards of several non-profit charitable groups, including the Independent Women’s Forum (chairman) and the Philanthropy Roundtable (vice chairman). She also serves on the board of the Hoover Institution (from 2001 to 2007 and since 2009).	Mrs. Higgins is a director or trustee of 7 investment companies (consisting of 41 portfolios) for which UBS AM or one of its affiliates serves as investment advisor or manager.	None

Independent Trustees
Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in fund complex overseen by trustee	Other directorships held by trustee
Virginia G. Breen; 59 c/o Keith A. Weller Fund Secretary UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606	Trustee	Since July 2023	Ms. Breen is a private investor and board member of certain entities (as listed herein).	Ms. Breen is a director or trustee of 7 investment companies (consisting of 41 portfolios) for which UBS AM or an affiliate serves as investment advisor or manager.	Director of: Paylocity Holding Corp.; UBS A&Q Fund Complex (3 portfolios); the Neuberger Berman Private Equity Registered Funds (21 funds); certain funds in the Calamos Fund Complex (28 portfolios). Former Director of JLL Income Property Trust, Inc. (from 2004 to June 2023) and Tech and Energy Transition Corporation (2021 to March 2023).

Independent Trustees
Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in fund complex overseen by trustee	Other directorships held by trustee
David R. Malpass; 67 c/o Keith A. Weller Fund Secretary UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606	Trustee	Since July 2023	Mr. Malpass served as President of the World Bank Group from April 2019 to June 2023. Prior to that, he served as US Treasury Undersecretary for International Affairs (August 2017 - April 2019.) (Mr. Malpass also had previously served as a trustee of the funds from 2014 until 2017, when he entered public service.)	Mr. Malpass is a director or trustee of 4 investment companies (consisting of 38 portfolios) for which UBS AM serves as investment advisor or manager.	In his role as President of the World Bank Group, Mr. Malpass was President of, and Chairman of the Boards and Administrative Councils of, the following:
International Bank for Reconstruction and Development; International Development Association; International Finance Corporation; Multilateral Investment Guarantee Agency; and International Centre for Settlement of Investment Disputes. In his role as Undersecretary of the US Treasury, Mr. Malpass was also on the boards of Overseas Private Investment Corporation (the US Government’s development finance institution until it merged with another government entity in 2019) and Millennium Challenge Corporation (a US foreign aid agency).

[1]	Each trustee holds office for an indefinite term.

Officers

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Rose Ann Bubloski[4]; 55	Vice President and Assistant Treasurer	Since 2011	Ms. Bubloski is a director (since 2012) (prior to which she was an associate director (from 2008 to 2012)) and senior manager of fund accounting—US (previously named product control and investment support) at UBS AM and/or UBS AM (US) (“UBS AM—Americas region”). Ms. Bubloski is vice president and assistant treasurer of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager.

Franklin P. Dickson[4]; 45	Vice President	Since 2017	Mr. Dickson is an associate director (since 2015) and tax compliance manager (since 2017) (prior to which he was a product controller (from 2015 to 2017)) of fund accounting—US (previously named product control and investment support) of UBS AM—Americas region. Mr. Dickson is a vice president of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager.

Lisa N. DiPaolo[2]; 45	Vice President	Since 2015	Ms. DiPaolo is an executive director (since 2020) (prior to which she was a director from 2008 until 2020) and portfolio manager (since 2015) at UBS AM—Americas region. Ms. DiPaolo joined UBS AM—Americas region in 2000 and has been a municipal securities analyst on the tax-free fixed income team. Ms. DiPaolo is a vice president of two investment companies (consisting of 22 portfolios) for which UBS AM serves as investment advisor or manager.

Charles W. Grande[2]; 59	Vice President	Since 2017	Mr. Grande is a managing director, head of the municipal fixed income team (since 2020); formerly he was co-head (from 2017 until 2020) and head of municipal credit research (since 2009) with UBS AM—Americas region. Mr. Grande is a vice president of two investment companies (consisting of 22 portfolios) for which UBS AM serves as investment advisor or manager.

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Mark F. Kemper[3]; 65	Vice President and Assistant Secretary	Since 2007 and 2019, respectively	Mr. Kemper is a managing director (since 2006) and senior legal advisor (since January 2023). Most recently, Mr. Kemper has held senior Legal and Compliance positions at UBS AM—Americas Region including general counsel (2004 through 2019 and 2021 to 2023) (prior to which he was senior legal counsel (2019-2020 and 2021)), Interim Head of Asia Pacific Legal ( 2020-2021) and Interim Head of Compliance and Operational Risk Control (2019) of UBS AM—Americas region. He has been assistant secretary of UBS AM—Americas region (since 2022) (prior to which he was secretary (from 2004 until 2022) and assistant secretary of UBS Asset Management Trust Company (since 1993). Mr. Kemper is vice president and assistant secretary of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager. Mr. Kemper is employed by UBS Business Solutions US LLC (since 2017).

Joanne M. Kilkeary[4]; 55	Vice President, Treasurer and Principal Accounting Officer	Since 2007 (Vice President) and since 2017 (Treasurer and Principal Accounting Officer)	Ms. Kilkeary is an executive director (since 2013) (prior to which she was a director (from 2008 to 2013)) and head of fund accounting—US (since 2020) (prior to which she was head of regulatory, tax, audit and board governance for product control and investment support (from 2017 until 2020)) (prior to which she was a senior manager of registered fund product control of UBS AM—Americas region (from 2004 to 2017)). Ms. Kilkeary is a vice president, treasurer and principal accounting officer of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager.

Igor Lasun[2]; 44	President	Since 2018	Mr. Lasun is a managing director (since 2021) (prior to which he was an executive director (from 2018 until 2021)) and head of product development and management for UBS AM—Americas region (since 2018) (prior to which he was a senior fixed income product specialist from 2007 to 2018, and had joined the firm in 2005). In this role, he oversees fund development and management for both wholesale and institutional businesses. Mr. Lasun serves as president of 6 investment companies (consisting of 50 portfolios) for which UBS AM services as investment advisor or manager.

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years

Leesa Merrill[3]; 44	Chief Compliance Officer	Since 2022	Ms. Merrill is an executive director (since March 2023) (prior to which she was a director from 2014 until March 2023) and served as head of compliance risk (from 2020 to 2022) (prior to which she was a senior compliance officer (from 2004 until 2020) for UBS AM—Americas region. Ms. Merrill serves as chief compliance officer of 6 investment companies (consisting of 50 portfolios) for which UBS AM or one of its affiliates serves as investment advisor or manager.

Ryan Nugent[2]; 45	Vice President	Since 2009	Mr. Nugent is an executive director (since 2017) (prior to which he was a director (from 2010 to 2017)), senior portfolio manager (since 2020) (prior to which he was a portfolio manager (since 2005)) and head of municipal trading (since 2013) of UBS AM—Americas region. Mr. Nugent is a vice president of two investment companies (consisting of 22 portfolios) for which UBS AM serves as investment advisor or manager.

Robert Sabatino[3]; 49	Vice President	Since 2007	Mr. Sabatino is a managing director (since 2010) (prior to which he was an executive director (since 2007)), head of global liquidity portfolio management (since 2015), head of US taxable money markets (from 2009 to 2015), and portfolio manager of UBS AM—Americas region in the short duration fixed income group (since 2001). Mr. Sabatino is a vice president of three investment companies (consisting of 37 portfolios) for which UBS AM serves as investment advisor or manager.

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Eric Sanders[2]; 57	Vice President and Assistant Secretary	Since 2007	Mr. Sanders is a director and associate general counsel with UBS Business Solutions US LLC (since 2017) and also with UBS AM—Americas region (since 2005). Mr. Sanders is a vice president and assistant secretary of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager.

Philip Stacey[3]; 38	Vice President and Assistant Secretary	Since 2018	Mr. Stacey is a managing director (since March 2023, prior to which he was an executive director (from 2019 until March 2023)) and Head of Legal—UBS AM Americas region (since January 2023) prior to which he was Head of Derivatives and Trading Legal and associate general counsel (from 2017 through December 2022) with UBS Business Solutions US LLC and also with UBS AM—Americas region (since 2015). Mr. Stacey is a vice president and assistant secretary of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager.

David Walczak[3]; 40	Vice President	Since 2016	Mr. Walczak is an executive director (since 2016), head of US money markets (since 2015) and portfolio manager of UBS AM—Americas region. Mr. Walczak is a vice president of three investment companies (consisting of 37 portfolios) for which UBS AM serves as investment advisor or manager.

Keith A. Weller[3]; 62	Vice President and Secretary	Since 2007 (Vice President) and since 2019 (Secretary)	Mr. Weller is an executive director (since 2005), deputy general counsel (since 2019) (prior to which he was senior associate general counsel) and Head of Registered Funds Legal (since 2022) with UBS Business Solutions US LLC (since 2017) and also with UBS AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and secretary of 6 investment companies (consisting of 50 portfolios) for which UBS AM serves as investment advisor or manager, and is also involved with other funds for which UBS AM or an affiliate serves as investment advisor or administrator.

[1]	Officers are appointed by the trustees and serve at the pleasure of the board.

[2]	This person’s business address is 787 Seventh Avenue, New York, NY 10019.

[3]	This person’s business address is One North Wacker Drive, Chicago, IL 60606.

[4]	This person’s business address is 1000 Harbor Boulevard, Weehawken NJ 07086

Information about trustee ownership of funds’ Interests

Trustee	Dollar range of Interests in Prime Master Fund†	Dollar range of Interests in Treasury Master Fund†	Dollar range of Interests in Tax- Free Master Fund†	Dollar range of Interests in Prime CNAV Master Fund†	Dollar range of Interests in Government Master Fund†	Dollar range of Interests in ESG Prime Master Fund†	Aggregate dollar range of equity securities in all registered investment companies overseen by trustee for which UBS AM or an affiliate serves as investment advisor or manager†

Independent trustees

Alan S. Bernikow	None	None	None	None	None	None	Over $100,000 None
Richard R. Burt	None	None	None	None	None	None
Bernard H. Garil	None	None	None	None	None	None	Over $100,000
Heather R. Higgins	None	None	None	None	None	None	Over $100,000
Virginia G. Breen*	None	None	None	None	None	None	None
David R. Malpass*	None	None	None	None	None	None	None

†	Unless otherwise noted, information regarding ownership is as of December 31, 2022.

*	Information for Ms. Breen and Mr. Malpass is as of July 31, 2023.

Leadership structure and qualifications of board of trustees

The board is responsible for oversight of the funds. The board is currently composed of six trustees, all of whom are not “interested persons” of the funds as that term is defined by the Investment Company Act (“Independent Trustees”). The board members have selected Mr. Bernikow, an Independent Trustee, to act as chairman of the board. The chairman of the board’s role is to preside at all meetings of the board and generally to act as a liaison with service providers, officers, attorneys and other trustees between meetings. The chairman may also perform such other functions as may be delegated by the board from time to time. The board has established an Audit Committee and a Nominating and Corporate Governance Committee to assist the board in the oversight and direction of the business and affairs of the funds, and from time to time may establish ad hoc committees, informal working groups or designate one or more members to review and address the policies and practices of the funds or to liaise with the funds’ Chief Compliance Officer or service providers, including staff of UBS AM, with respect to certain specified matters. The board meets at regularly scheduled meetings five times throughout the year. In addition, the trustees may meet in-person or by telephone at special meetings or on an informal basis at other times. Each committee meets as appropriate to conduct the oversight functions delegated to the committee by the board and reports its findings to the board. The board and Audit Committee conduct annual assessments of their oversight function and structure. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibilities. The trustees have determined that the board’s leadership and committee structure is appropriate because it allows the board to exercise informed and independent judgment over the matters under its purview and to allocate areas of responsibility among committees of Independent Trustees and the full board in a manner that enhances the full board’s oversight.

The funds have engaged UBS AM to manage each fund on a day-to-day basis. The board is responsible for overseeing UBS AM and other service providers in the operations of the funds in accordance with the Investment Company Act, applicable state and other laws, and the funds’ charter. The board reviews, on an ongoing basis, the funds’ performance, operations and investment strategies and techniques. The board also conducts reviews of UBS AM and its role in running the operations of the funds.

The board has concluded that, based on each trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other trustees, each trustee should serve as a trustee. In determining that a particular trustee is qualified to serve as a trustee, the board has considered a variety of criteria, none of which, in isolation, was controlling. The board believes that, collectively, the trustees have balanced and diverse experience, skills, attributes and qualifications, which allow the board to operate effectively in governing the funds and protecting the interests of interestholders. Among the attributes common to all trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with other board members, UBS AM, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as trustees. In addition, the board has taken into account the actual service and commitment of the trustees during their tenure in concluding that each should continue to serve. A trustee’s ability to perform his or her duties effectively may have been attained through a trustee’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a trustee of the funds, other funds in the fund complex, other investment funds, public companies, or non-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each trustee that led the board to conclude that he or she should serve as a trustee.

Amb. Burt has served as a director/trustee of funds in the fund complex for over two decades, including as a member and/or chair of various board committees. Amb. Burt has many years of experience in advising companies regarding international investment and risk management. Amb. Burt served on the boards of directors of The Central Europe, Russia and Turkey Fund, Inc., The European Equity Fund, Inc. and The New Germany Fund, Inc. (and served as a member of each such fund’s audit, nominating and governance committees) and has served as a director on other corporate boards. Prior to joining McLarty Associates in 2007, Amb. Burt was chairman of Diligence Inc. (information and risk management firm). Amb. Burt was the chief negotiator in the Strategic Arms Reduction Talks with the former Soviet Union (1989–1991) and the US Ambassador to the Federal Republic of Germany (1985–1989). He had also been a partner of McKinsey & Company (management consulting firm).

Messrs. Bernikow and Garil and Mrs. Higgins were elected as directors/trustees of other funds in the fund complex during 2005–2006, and joined the board at its inception. Messrs. Bernikow and Garil and Mrs. Higgins also serve as members and/or chairs of various board committees.

Mr. Bernikow has extensive accounting and finance experience (being a Certified Public Accountant and having served for many years as the Deputy Chief Executive Officer of Deloitte & Touche LLP, one of the four largest independent registered public accounting firms in the US) and currently serves, or has served, on the boards and committees of various public companies and a national bank.

Mr. Garil has over four decades of experience in the fund management business and for much of that time he served as an executive of a fund adviser and as a member of the boards of funds, trust companies, and non-profit organizations. He began his career at the US Securities and Exchange Commission.

Mrs. Higgins has experience as a portfolio manager for a major US trust bank and has held senior executive positions and/or directorships at several major charitable organizations.

Ms. Breen became a trustee effective July 2023. She has more than 25 years of experience in the financial services industry. She also has experience serving on boards of other entities, including other investment companies.

Mr. Malpass became a trustee effective July 2023. In his role as President and Chairman of the Board of Executive Directors of the World Bank Group, Mr. Malpass led the Bank Group’s public and private sector operations to a record $122.6 billion in commitments in fiscal year 2023, including record investments in climate finance, pandemic preparedness, and debt sustainability. In addition to having been the President of the World Bank Group, he served as US Treasury Undersecretary for International Affairs and has held various other government positions. He was also Chief Economist at Bear, Stearns & Co. Mr. Malpass also had previously served as a trustee of the funds from 2014 until 2017, when he entered public service.

Additional details about each trustee’s professional experience are included above in the table in the section captioned “Management of the Funds.” That table contains information regarding other directorships currently held by board members.

Risk oversight

The funds are subject to a number of risks, including investment, liquidity, compliance, operational and valuation risks, among others. Risk oversight forms part of the board’s general oversight of each fund’s investment program and operations and is addressed as part of various regular board and committee activities. Day-to-day risk management with respect to each fund is the responsibility of UBS AM or other service providers (depending on the nature of the risk), subject to supervision by UBS AM. Each of UBS AM and other service providers have their own independent interest in risk management and their policies and methods of risk management may differ from the funds and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result, the board recognizes that it is not possible to identify all of the risks that may affect the funds or to develop processes and controls to eliminate or mitigate their occurrence or effects, and that some are simply beyond any control of the funds, UBS AM or its affiliates or other service providers. As part of its regular oversight of the funds, the board, directly or through a committee, reviews reports from, among others, management, the funds’ Chief Compliance Officer, its independent registered public accounting firm, counsel, and internal auditors for UBS AM or its affiliates, as appropriate, regarding risks faced by the funds and UBS AM’s risk oversight programs. The board has appointed a Chief Compliance Officer who oversees the implementation and testing of each fund’s compliance program and reports to the board regarding compliance matters for the funds and their service providers; the board has designated one of its members to liaise with the Chief Compliance Officer between board meetings to assure that significant compliance issues identified by the Chief Compliance Officer will be brought to the attention of the full board in a timely and appropriate manner. The board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees

The Trust has an Audit Committee and a Nominating and Corporate Governance Committee. The members of the Audit Committee are currently the Independent Trustees. Virginia G. Breen is chairperson of the Audit Committee. The following Independent Trustees are members of the Nominating and Corporate Governance Committee: Richard R. Burt (chairman), Heather R. Higgins and Bernard H. Garil.

The Audit Committee is responsible for, among other things: (i) overseeing the scope of a fund’s audit; (ii) overseeing a fund’s accounting and financial reporting policies, practices and internal controls; and (iii) approving, and recommending to the board for ratification, the selection, appointment, retention or termination of a fund’s independent registered public accounting firm, as well as determining the compensation thereof. In furtherance of its duties, the Audit Committee also is responsible for, among other things: obtaining assurance from a fund’s independent registered public accounting firm of its independence and discussing any disclosed relationships or services that may diminish the objectivity and independence of the independent registered public accounting firm; inquiring as to a fund’s qualification under Subchapter M of the Internal Revenue Code and the amounts distributed and reported to interestholders; reviewing with the independent registered public accounting firm any problems or difficulties with the audit; and reporting to the full board and making recommendations as it deems necessary or appropriate. Although the Audit Committee has the responsibilities described above, it is not responsible for planning or conducting a fund’s audit or determining whether a fund’s financial statements are complete and accurate and are in accordance with US generally accepted accounting principles. Absent actual knowledge to the contrary, Audit Committee members are entitled to rely on the accuracy of the information they receive from persons within and outside a fund.

The Audit Committee normally meets in conjunction with regular board meetings, or more frequently as called by its chairperson. During the funds’ fiscal year ended April 30, 2023, the Audit Committee held five meetings.

The Trust’s board has also established a Nominating and Corporate Governance Committee that acts pursuant to a written charter. The Nominating and Corporate Governance Committee is responsible for, among other things: selecting, evaluating and recommending to the board candidates to be nominated as additional Independent Trustees; making recommendations to the board with respect to compensation of board and committee members; performing an annual evaluation of the board and its committees; reporting on such evaluation to the board; and performing such other corporate governance functions as the board may authorize.

The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended April 30, 2023.

The Nominating and Corporate Governance Committee will consider nominees recommended by interestholders if a vacancy among the Independent Trustees occurs. In order to recommend a nominee, an interestholder should send a letter to the chairperson of the Nominating and Corporate Governance Committee, Mr. Richard R. Burt, care of the Secretary of the Trust at UBS Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606 and indicate on the envelope “Nominating and Corporate Governance Committee.” The interestholder’s letter should state the nominee’s name and should include the nominee’s résumé or curriculum vitae, and must be accompanied by a written consent of the individual to stand for election if nominated for the board and to serve if elected by interestholders.

Information about Independent Trustee ownership of securities issued by UBS AM or any company controlling, controlled by or under common control with UBS AM

As of December 31, 2022, the Independent Trustees and their immediate family members did not own any securities issued by UBS AM or any company controlling, controlled by or under common control with UBS AM.

Compensation

Each Independent Trustee receives, in the aggregate from the UBS AM funds he or she oversees, an annual retainer of $255,000. The chairman of the board receives annually an additional $75,000; the chairperson of the Audit Committee receives annually an additional $35,000; and the chairperson of the Nominating and Corporate Governance Committee receives annually an additional $25,000. In addition, a board member who undertakes a special assignment to provide special assistance in coordinating the board’s oversight of compliance matters, contract reconsideration matters or corporate restructuring matters (currently Heather R. Higgins, Bernard H. Garil and David Malpass, respectively) receives annually an additional $25,000. The foregoing fees are allocated among all such funds (or each relevant fund in the case of a special meeting) as follows: (i) one-half of the expense is allocated pro rata based on the funds’ relative net assets at the end of the calendar quarter preceding the date of payment; and (ii) one-half of the expense is allocated according to the number of such funds. No officer, director or employee of UBS AM or any of its affiliates presently receives any compensation from the funds for acting as a board member or officer. All board members are reimbursed for expenses incurred in attending meetings.

The table below includes certain information relating to the compensation of the Trust’s current board members and the compensation of those board members from all funds for which UBS AM or an affiliate served as an investment advisor or manager during the periods indicated.

Compensation table†

Name of person, position	Prime Master Fund*	Treasury Master Fund*	Tax- Free Master Fund*	Prime CNAV Master Fund*	Government Master Fund*	ESG Prime Master Fund*	Total compensation from the Trust and the fund complex**
Alan S. Bernikow, Trustee	$12,219	$35,530	$4,495	$8,990	$13,754	$6,090	$341,250
Richard R. Burt, Trustee	11,772	33,330	4,256	8,858	14,199	5,862	280,000

Bernard H. Garil, Trustee	11,772	33,330	4,256	8,858	14,199	5,862	280,000
Heather R. Higgins, Trustee††	11,772	33,330	4,256	8,858	14,199	5,862	349,000
Virginia G. Breen, Trustee††	-	-	-	-	-	-	89,000

David R. Malpass, Trustee	-	-	-	-	-	-	-

†	Only Independent Trustees were compensated by the funds for which UBS AM serves as investment advisor or manager.

††	Mrs. Higgins and Ms. Breen also serve on the boards of other registered investment companies for which an affiliate of UBS AM served as investment advisor or manager.

*	Represents fees paid to each board member during the fiscal year ended April 30, 2023.

**

Represents fees paid during the calendar year ended December 31, 2022 to each board member by: (a) 4 investment companies in the case of Messrs. Bernikow, Burt and Garil; (b) 7 investment companies in the case of Mrs. Higgins; and (c) 3 investment companies in the case of Ms. Breen, for which UBS AM or one of its affiliates served as investment advisor or manager. Mr. Malpass was appointed as Trustee in July 2023 and therefore did not receive any fees paid during the calendar year ended December 31, 2022 from investment companies for which UBS AM or one of its affiliates served as investment advisor or manager. No fund within the UBS fund complex has a bonus, pension, profit sharing or retirement plan.

Item 18. Control Persons and Principal Holders of Interests.

Principal holders and management ownership of interests

As of August 1 , 2023, trustees and officers owned in the aggregate less than 1% of the outstanding Interests of each fund.

As of August 1, 2023, the following own all of the Interests in Prime Master Fund:

UBS Select Prime Institutional Fund and UBS Select Prime Preferred Fund, each a series of UBS Series Funds

Select (Cay) Prime Preferred Fund Ltd. and Select (Cay) Prime Institutional Fund Ltd., each an exempted company incorporated with limited liability under the laws of the Cayman Islands

As of August 1, 2023, the following own all of the Interests in Treasury Master Fund:

UBS Select Treasury Institutional Fund and UBS Select Treasury Preferred Fund, each a series of UBS Series Funds

Select (Cay) Treasury Preferred Fund Ltd. and Select (Cay) Treasury Institutional Fund Ltd., each an exempted company incorporated with limited liability under the laws of the Cayman Islands

As of August 1, 2023, the following own all of the Interests in Tax-Free Master Fund:

UBS Tax-Free Reserves Fund and UBS Tax-Free Preferred Fund, each a series of UBS Series Funds

As of August 1, 2023, the following own all of the Interests in Prime CNAV Master Fund:

UBS Prime Reserves Fund and UBS Prime Preferred Fund, each a series of UBS Series Funds

As of August 1, 2023, the following own all of the Interests in Government Master Fund:

UBS Select Government Institutional Fund, UBS Select Government Preferred Fund and UBS RMA Government Money Market Fund, each a series of UBS Series Funds

Select (Cay) Government Institutional Fund Ltd. and Select (Cay) Government Preferred Fund Ltd., each an exempted company incorporated with limited liability under the laws of the Cayman Islands

As of August 1, 2023, the following own all of the Interests in ESG Prime Master Fund:

UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund, each a series of UBS Series Funds

As of August 1, 2023, the Trust’s records showed the following as owning more than 5% of each fund’s Interests.

Fund	Name and address	Percentage of Interests owned as of August 1, 2023
Prime Master Fund	UBS Select Prime Institutional Fund* UBS Select Prime Preferred Fund*	56.88% 42.49
Treasury Master Fund	UBS Select Treasury Preferred Fund* UBS Select Treasury Institutional Fund*	56.62% 39.00
Tax-Free Master Fund	UBS Tax-Free Reserves Fund* UBS Tax-Free Preferred Fund*	61.89% 38.10
Prime CNAV Master Fund	UBS Prime Reserves Fund* UBS Prime Preferred Fund*	58.40% 41.58
Government Master Fund	UBS Select Government Preferred Fund* UBS Select Government Institutional Fund*	61.54% 33.59
ESG Prime Master Fund	UBS Select ESG Prime Preferred Fund* UBS Select ESG Prime Institutional Fund*	72.35% 27.63
*	Located at 787 Seventh Avenue, New York, NY 10019.

Item 19. Investment Advisory and Other Services.

Investment advisory and administration arrangements. UBS AM acts as investment advisor and administrator for the funds. Pursuant to an investment management contract with respect to each fund (the “Management Contract”), each fund pays UBS AM an annual fee, computed daily and paid monthly, at an annual rate of 0.100% of the fund’s average daily net assets up to and including $30 billion; 0.0975% of the fund’s average daily net assets above $30 billion up to and including $40 billion; 0.0950% of the fund’s average daily net assets above $40 billion up to and including $50 billion; 0.0925% of the fund’s average daily net assets above $50 billion up to and including $60 billion; and 0.0900% of the fund’s average daily net assets above $60 billion.

Under the terms of the Management Contract, UBS AM bears all expenses incurred in a fund’s operation other than the fee payable under the Management Contract, fees and expenses (including counsel fees) of the Independent Trustees, interest (except interest on borrowings), taxes, the cost (including brokerage commissions and other transaction costs, if any) of securities purchased or sold by a fund and any losses incurred in connection therewith and extraordinary expenses (such as costs of litigation to which the Trust or a fund is a party and of indemnifying officers and trustees of the trust).

Expenses borne by UBS AM under the Management Contract include the following (or a fund’s share of the following): (1) organizational expenses (if these expenses are amortized over a period of more than one year, UBS AM will bear in any one year only that portion of the organizational expenses that would have been borne by the fund in that year), (2) filing fees and expenses relating to the registration and qualification of the Interests of the fund under federal and state securities laws and maintaining such registration and qualifications, (3) fees and salaries payable to the trustees (other than the Independent Trustees) and officers, (4) all expenses incurred in connection with the services of the trustees (other than the Independent Trustees), including travel expenses, (5) costs of any liability, uncollectable items of deposit and other insurance or fidelity bonds, (6) ordinary legal, accounting and auditing expenses, excluding legal fees of special counsel for the Independent Trustees and, as noted above, excluding extraordinary expenses, such as litigation or indemnification expenses, (7) charges of custodians, transfer agents and other agents, (8) costs of preparing share certificates (if any), (9) expenses of setting in type and printing prospectuses and supplements thereto, reports and statements to interestholders and proxy materials for existing interestholders, (10) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations, (11) costs of mailing and tabulating proxies and costs of meetings of interestholders, the board and any committees thereof, (12) the cost of investment company literature and other publications provided to the trustees and officers, (13) costs of mailing, stationery and communications equipment, (14) expenses incident to any dividend, withdrawal or redemption options, (15) charges and expenses of any outside pricing service used to value portfolio securities, and (16) interest on borrowings.

Although UBS AM is not obligated to pay the ordinary fees and expenses of the Independent Trustees, the Management Contract requires that UBS AM reduce its advisory and administrative fees by an amount equal to those fees and expenses.

The Management Contract is terminable (1) by a fund by vote of the Trust’s board or by the holders of a majority of the outstanding voting securities of that fund at any time without penalty, on 60 days’ written notice to UBS AM, and (2) by UBS AM at any time, without the payment of any penalty, on 60 days’ written notice to the Trust.

During the fiscal years indicated, the funds paid to UBS AM the following fees under the Management Contract:

		Fiscal years ended April 30,
	2023	2022	2021

Prime Master Fund
Net fee amount actually paid after waivers or credits	$8,576,777	$6,444,797	$13,324,595

Fee amount waived	-	-	-

Other credits (Independent Trustee fees and expenses)*	49,566	45,173	62,381

Treasury Master Fund
Net fee amount actually paid after waivers or credits	27,226,501	$15,298,985	$27,739,329

Fee amount waived	0	10,383,473	3,072,061

Other credits (Independent Trustee fees and expenses)*	140,664	142,050	131,596

Tax-Free Master Fund
Net fee amount actually paid after waivers or credits	930,614	$359,594	$1,143,907

Fee amount waived	0	382,850	178,964

Other credits (Independent Trustee fees and expenses)*	17,925	16,677	17,494

Prime CNAV Master Fund
Net fee amount actually paid after waivers or credits	5,811,942	$2,825,638	$6,339,573

Fee amount waived	-	-	-
Other credits (Independent Trustee fees and expenses)*	37,228	26,389	34,735

Government Master Fund
Net fee amount actually paid after waivers or credits	4,837,294	$4,546,805	$11,672,801

Fee amount waived	6,178,544	2,648,633	101,870

Other credits (Independent Trustee fees and expenses)*	59,530	48,294	54,292

ESG Prime Master Fund
Net fee amount actually paid after waivers or credits	2,216,271	$15,829	$-

Fee amount waived	438,083	852,230	324,559

Other credits (Independent Trustee fees and expenses)*	24,664	17,276	-

*    UBS AM is contractually obligated to reduce its management fee by an amount equal to the ordinary fees and expenses payable to the Independent Trustees by the fund, including counsel fees of the Independent Trustees.

UBS AM has entered into a Sub-Administration Agreement with State Street to provide accounting, portfolio valuation and certain sub-administrative services for the funds. UBS AM pays State Street for the services it provides under the Sub-Administration Agreement.

Each fund has entered into a Service Agreement with State Street to provide certain regulatory support services to the funds, including: website posting of required information for money market funds and Form N-MFP and Form N-CR filing services. UBS AM pays State Street for the services it provides under the Service Agreement.

Custodian. State Street Bank and Trust Company, located at One Congress Street, Suite 1, Boston, MA 02114, is custodian of the funds’ assets.

Independent registered public accounting firm. Ernst & Young LLP, One Manhattan West, New York, NY 10001, serves as independent registered public accounting firm for the funds.

Counsel. The law firm of Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, NY 10036, serves as counsel to the funds. Dechert LLP also has acted as counsel to UBS AM in connection with other matters. Proskauer Rose LLP, Eleven Times Square, New York, NY 10036, serves as independent counsel to the Independent Trustees.

Proxy voting policies. The Trust board believes that the voting of proxies on securities held by a fund is an important element of the overall investment process. As such, the board has delegated the responsibility to vote such proxies to UBS AM. Following is a summary of UBS AM’s proxy voting policy.

You may obtain information about a fund’s proxy voting decisions, without charge, online on the funds’ website (http://www.ubs.com/ubsglobalam-proxy under the appropriate “drop down” menu category on the Web page) or on the EDGAR database on the SEC’s website (http://www.sec.gov) for the most recent 12-month period ending June 30th for which an SEC filing has been made.

UBS AM’s proxy voting policy is based on its belief that voting rights have economic value and should be treated accordingly. Good corporate governance should in the long term, lead towards better corporate performance and improved shareholder value. Generally, UBS AM expects the boards of directors of companies issuing securities held by its clients to act in the service of the shareholders, view themselves as stewards of the company, exercise good judgment and practice diligent oversight of the management of the company. A commitment to acting in as transparent a manner as possible is fundamental to good governance. While there is no absolute set of standards that determine appropriate corporate governance under all circumstances, and no set of values that will guarantee ethical board behavior, there are certain principles, which UBS AM considers are appropriate to protect the economic value of its clients’ investments. UBS AM may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with UBS AM’s proxy voting policy.

When UBS AM’s view of a company’s management is favorable, UBS AM generally supports current management initiatives. When UBS AM’s view is that changes to the management structure would probably increase shareholder value, UBS AM may not support existing management proposals. If management’s performance has been questionable, UBS AM may abstain or vote against specific proxy proposals. In general, UBS AM generally exercises voting rights in accordance with the following principles: (1) with respect to board structure, (a) an effective chair is key, (b) the roles of chair and chief executive officer should be separated, (c) board members should have appropriate and diverse experience and be capable of providing good judgment and diligent oversight of management, (d) the board should include executive and non-executive members; and (2) with respect to board responsibilities, (a) the whole board should be fully involved in endorsing strategy and in all major strategic decisions, (b) the non-executive directors should provide a challenging but positive environment for the executive directors and (c) the board should ensure that at all times (i) appropriate management succession plans are in place; (ii) the interests of executives and shareholders are aligned and the financial audit is independent and accurate; (iii) the brand and reputation of the company is protected and enhanced; (iv) a constructive dialogue with shareholders is encouraged; and (v) it receives all the information necessary to hold management accountable. UBS AM exercises its voting rights in accordance with overarching rationales outlined by its proxy voting policies and procedures that are based on the principles described above.

The proxy voting policy includes guidelines regarding consideration of environmental, social and corporate governance (“ESG”) factors during the exercise of voting rights on behalf of UBS AM’s clients, such as a fund. Underlying UBS AM’s voting and ESG guidelines are two fundamental objectives: (1) acting in the best financial interest of clients and enhancing the long-term value of their investments; and (2) promoting best practice in corporate governance and ensuring that portfolio companies are sustainable and successful.

UBS AM has implemented procedures designed to address a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker/dealer activities. To address such conflicts, UBS AM has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker/dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes. Whenever UBS AM becomes aware of a conflict with respect to a particular proxy, a vote normally will be cast in line with UBS AM’s proxy voting policy. If it is identified that this action would not be in the best interests of UBS AM’s clients, and under certain circumstances, the relevant internal UBS AM committee may be required to review and resolve the manner in which such proxy is voted.

Potential conflicts of interest

Activities of UBS Asset Management (Americas) Inc. and its affiliates (collectively, “UBS Asset Management”), UBS Securities LLC and UBS Financial Services Inc. and their affiliates (collectively, “UBS”) and other accounts managed by UBS.

UBS Asset Management is a large asset management firm with approximately $1.2 trillion in assets under management worldwide as of June 30, 2023.1 UBS Asset Management offers investment capabilities and investment styles across all major traditional and alternative asset classes, including equity, fixed income, currency, hedge fund, real estate, infrastructure and private equity investment capabilities that can also be combined in multi-asset strategies. UBS Asset Management has nine main hubs globally: Chicago, Hong Kong, London, New York, Shanghai, Singapore, Sydney, Tokyo, and Zurich.

UBS is a worldwide full-service investment banking, broker-dealer, asset management and financial services organization. As a result, UBS Asset Management and UBS (including, for these purposes, their directors, partners, officers and employees) worldwide, including the entities and personnel who may be involved in the investment activities and business operations of the funds are engaged in businesses and have interests other than that of managing the funds. These activities and interests include potential multiple advisory transactional, financial, consultative, and other interests in transactions, companies, securities and other instruments that may be engaged in, purchased or sold by the funds. This section sets forth considerations of which investors in the funds should be aware, and which may cause conflicts of interest on the part of UBS and UBS Asset Management that could disadvantage the funds. To address these potential conflicts UBS and UBS Asset Management have established various policies and procedures that are reasonably designed to detect and prevent these potential conflicts of interest and prevent the funds from being disadvantaged.

Prospective investors should carefully review the following, which more fully describes these and other potential conflicts of interest presented by UBS Asset Management’s and UBS’ other businesses and interests.

Potential conflicts relating to portfolio decisions, the sale of fund Interests and the allocation of investment opportunities.

UBS’ other activities may have an impact on the funds. UBS Asset Management makes decisions for the funds in accordance with its obligations as investment advisor to the funds. However UBS’ other activities may, at the same time, have a negative impact on the funds. As a result of the various activities and interests of UBS, it is likely that the funds will have multiple business relationships with, engage in transactions with, make voting decisions with respect to, or obtain services from UBS and other entities for which UBS performs or seeks to perform investment banking or other services. It is also likely that the funds will undertake transactions in securities in which UBS makes a market or otherwise has other direct or indirect interests.

UBS conducts extensive broker-dealer, banking and other activities around the world and provides investment banking, broker-dealer, prime brokerage, administrative and other services to clients which may involve markets and securities in which the funds invest. These activities will give UBS broad access to the current status of certain markets and investments. As a result of the activities described in this paragraph, and the access and knowledge arising from those activities, parts of UBS may be in possession of information in respect of markets and investments, which, if known to UBS Asset Management, might cause UBS Asset Management to seek to dispose of, retain or increase interests in

[1]	UBS Asset Management (Americas) Inc. managed approximately $336.0 billion as of June 30, 2023.

investments held by a fund or acquire certain positions on behalf of a fund. UBS will be under no duty to make any such information available to the funds or personnel of UBS Asset Management making investment decisions on behalf of the funds and maintains information barriers designed to prevent the misuse of such information. In general, personnel of UBS Asset Management making investment decisions will make decisions based solely upon information known by such decision makers without regard to information known by other UBS personnel.

In conformance with a fund’s investment objective and subject to compliance with applicable law, UBS Asset Management may purchase securities for a fund during an underwriting or other offering of securities in which a broker/dealer affiliate acts as a manager, co-manager, underwriter or placement agent or receives a benefit in the form of management, underwriting, or other fees. Affiliates of UBS Asset Management may act in other capacities in such offerings for which a fee, compensation or other benefit will be received. From time to time affiliates of UBS Asset Management will be current investors in companies engaged in an offering of securities which UBS Asset Management may purchase on behalf of its clients. Such purchases may provide a direct or indirect benefit to UBS Asset Management’s affiliates acting as a selling shareholder. UBS Asset Management may also participate in structured fixed income offerings of securities in which a related person may serve as trustee, depositor, originator service agent or other service provider in which fees will be paid to such related person. Further a related person may act as originator and/or servicing agent of loans or receivables for a structured fixed income offering in which UBS Asset Management may invest fund assets. Participation in such offering may directly or indirectly relieve financial obligations of related persons.

UBS Asset Management may purchase or sell or recommend for purchase or sale for its investment advisory clients securities of companies: (i) with respect to which its affiliates act as an investment banker or financial adviser; (ii) with which its affiliates have other confidential relationships; (iii) in which its affiliates maintain a position or (iv) for which its affiliates make a market; or in which it or its officers, directors or employees or those of its affiliates own securities or otherwise have an interest. Except to the extent prohibited by law or regulation or by client instruction, UBS Asset Management may recommend to its clients, or purchase for its clients, securities of issuers in which UBS has an interest as described in this paragraph.

UBS’ financial and other interests and relationships may incentivize UBS to promote the sale of Interests. UBS, its personnel and other financial service providers have interests in promoting sales of the funds. UBS Asset Management may also make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms and other financial intermediaries, that sell Interests of the funds subject to UBS Asset Management’s internal policies and procedures. The source of such payments may come from the underwriter’s own resources (including through transfers from affiliates). Payments made out of the underwriter’s own resources are often referred to as “revenue sharing.”

With respect to both UBS and its personnel, the remuneration and profitability relating to services to and sales of the funds or other products may be greater than the remuneration and profitability relating to services to and sales of other products that might be provided or offered by UBS or other third parties. UBS and its sales personnel may directly or indirectly receive a portion of the fees charged to the funds or their interestholders. UBS and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees charged to the funds may also be higher than for other products or services, and the remuneration and profitability to UBS and such personnel resulting from transactions on behalf of or management of the funds may be greater than the remuneration and profitability resulting from similar transactions for other funds or products.

UBS also may have relationships with and purchase, or distribute or sell, services or products from or to distributors, consultants and others who recommend the funds, or who engage in transactions with or for the funds. For example, UBS regularly participates in industry and consultant sponsored conferences and may purchase educational, data or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help UBS understand the consultant’s points of view on the investment management process. Consultants and other parties that provide consulting or other services to potential investors in the funds may receive fees from UBS or the funds in connection with the distribution of Interests in the funds or other UBS products. For example, UBS may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, collective trusts, or other products or services offered or managed by UBS Asset Management. UBS may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. UBS’ membership in such organizations allows UBS to participate in these conferences and educational forums and helps UBS interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, UBS’ personnel, including employees of UBS, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the funds or that may recommend investments in the funds. In addition, UBS, including UBS Asset Management, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. UBS’ personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the funds or other dealings with the funds that create incentives for them to promote the funds or certain portfolio transactions.

To the extent permitted by applicable law, UBS Asset Management may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the funds. The additional payments by UBS Asset Management may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these or similar services by the funds. Payments made by UBS Asset Management may vary between different Intermediaries.

Potential conflicts relating to the allocation of investment opportunities among the funds and other UBS accounts. UBS Asset Management provides investment advisory services to certain accounts, including through model based programs, UBS Asset Management may have investment discretion (“Discretionary Accounts”) or may not have investment discretion (“Non-Discretionary Accounts”). In the case of Non-Discretionary Accounts, the account will typically be notified of recommended changes to a model simultaneously with the Discretionary Accounts. With respect to the funds, UBS Asset Management may follow a strategy that is expected to be similar over time to that utilized by those accounts. The funds and the Non-Discretionary Account clients are subject to independent management and, given the independence in the implementation of advice to these accounts, there can be no assurance that such investment advice will be implemented simultaneously. Neither UBS Asset Management nor its affiliates will know when advice issued has been executed (if at all) and, if so, to what extent. Therefore, it is possible that prior execution by Non-Discretionary Accounts could adversely affect the prices and availability of the securities, currencies and instruments in which a fund invests.

Other potential conflicts relating to the management of the funds by UBS Asset Management

Potential restrictions and issues relating to information held by UBS. From time to time and subject to UBS Asset Management’s policies and procedures regarding information barriers, UBS Asset Management may consult with personnel in other areas of UBS, or with persons unaffiliated with UBS. The performance by such persons of obligations related to their consultation with personnel of UBS Asset Management could conflict with their areas of primary responsibility within UBS or elsewhere. There will be no obligation on the part of such persons to make available for use by the funds any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition UBS will be under no obligation to make available any research or analysis prior to its public dissemination.

In connection with its management of the funds, UBS Asset Management may have access to certain fundamental analysis and proprietary technical models developed by UBS Asset Management or its affiliates (including UBS). UBS Asset Management will not be under any obligation, however, to effect transactions on behalf of the funds in accordance with such analysis and models. In addition, neither UBS Asset Management nor any of its affiliates (including UBS) will have any obligation to make available any information regarding their proprietary activities or strategies or the activities or strategies used for other accounts managed by them, for the benefit of the management of the funds, and it is not anticipated that UBS Asset Management will have access to such information for the purpose of managing the funds. The proprietary activities or portfolio strategies of UBS Asset Management and its affiliates (including UBS) or the activities or strategies used for accounts managed by them or other client accounts could conflict with the transactions and strategies employed by UBS AM, and have adverse effects on the funds.

Potential conflicts relating to UBS’ and UBS Asset Management’s proprietary activities and activities on behalf of other accounts. Transactions undertaken by UBS or client accounts managed by UBS (“Client Accounts”) may adversely impact the funds. UBS and one or more Client Accounts may buy or sell positions while a fund is undertaking the same or a differing, including potentially opposite, strategy which could disadvantage the fund. For example, an equity fund (but not these money market funds) may establish a short position in a security and UBS or other Client Accounts may buy that same security. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the fund and such increase in price would be to the fund’s detriment. Conversely, a fund may buy a security, and UBS or Client Accounts may establish a short position in that same security. The subsequent short sale may result in impairment of the price of the security which the fund holds. Conflicts may also arise because portfolio decisions regarding the fund may benefit UBS or other Client Accounts. For example, the sale of a long position or establishment of a short position by a fund may impair the price of the same security sold short by (and therefore benefit) UBS or other Client Accounts, and the purchase of a security or covering of a short position in a security by the equity fund may increase the price of the same security held by (and therefore benefit) UBS or other Client Accounts.

The directors, officers and employees of UBS and UBS Asset Management may buy and sell securities or other investments for their own accounts or for seed capital accounts (including through investment funds managed by UBS and UBS Asset Management). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for a fund. To reduce the possibility that a fund will be materially adversely affected by the personal or proprietary trading described above, the funds, UBS and UBS Asset Management have established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the funds’ portfolio transactions.

UBS Asset Management’s affiliates have direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). UBS Asset Management, in accordance with its fiduciary obligation to seek to obtain best execution, may execute client trades through ECNs in which its related persons have, or may acquire, an interest. A related person may receive compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs. UBS Asset Management will execute through an ECN in which a related person has an interest only in situations where it reasonably believes such transactions will be in the best interests of its clients and the requirements of applicable law have been satisfied.

In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, UBS Asset Management’s affiliates may effect transactions for funds or advisory client accounts on a national securities exchange of which an affiliate is an equity owner and/or a member and may retain compensation in connection with those transactions.

Gifts and entertainment. From time to time, directors, officers and employees of UBS and UBS Asset Management may receive gifts and/or entertainment from clients, intermediaries, or service providers to the funds, UBS and UBS Asset Management, which could have the appearance of affecting or may potentially affect the judgment of the directors, officers and employees or the manner in which they conduct business on behalf of the funds, UBS and UBS Asset Management. To reduce the appearance of impropriety and the possibility that the funds may be materially adversely affected by such gifts and entertainment, UBS and UBS Asset Management have established policies and procedures that restrict the receipt of gifts and entertainment from clients, intermediaries or service providers to the funds, UBS and UBS Asset Management.

UBS may in-source or outsource. Subject to applicable law, UBS, including UBS Asset Management, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the funds in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Selection of brokers and dealers and commission rates.

While UBS Asset Management selects brokers primarily on the basis of the execution capabilities, UBS Asset Management, in its discretion, may cause a client to pay a commission to brokers or dealers for effecting a transaction for that client in excess of the amount another broker or dealer would have charged for effecting that transaction. This may be done when UBS Asset Management has determined in good faith that the commission is reasonable in relation to the value of the execution, brokerage and/or research services provided by the broker. UBS Asset Management’s arrangements for the receipt of research services from brokers may create conflicts of interest, in that UBS Asset Management has an incentive to choose a broker or dealer that provides research services, instead of one that charges a lower commission rate but does not provide any research.

UBS Asset Management does not allocate the relative costs or benefits of research received from brokers or dealers among clients because UBS Asset Management believes that the research received is, in the aggregate, of assistance in fulfilling UBS Asset Management’s overall responsibilities to clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. UBS Asset Management may receive a variety of research services and information on many topics, which UBS Asset Management can use in connection with its management responsibilities with respect to the various accounts over which it exercises investment discretion or otherwise provides investment advice. These topics include: issuers, industries, securities, economic factors and trends, portfolio strategy, the performance of accounts, statistical information, market data, earnings estimates, credit analysis, pricing, risk measurement analysis, and other information that may affect US or foreign economies, security prices, or management of the portfolio.

The research services may include written reports, pricing and appraisal services, market data services, analysis of issues raised in proxy statements, educational seminars, subscriptions to trade journals, portfolio attribution and monitoring services and computer software and access charges which are directly related to investment research. Research services may be received in the form of written reports, online services, telephone contacts and personal meetings with security analysts, economists, corporate and industry spokespersons, investment consultants and government representatives. Research services are either provided directly by broker-dealers or generated by third parties and are provided by the brokerage firm to which the commissions are paid including commission sharing arrangements.

Certain services may be mixed use, or used for research purposes as well as other purposes. Payment for these services is made as follows: the portion allocated to research is paid for through commissions, and the portion allocated to other purposes is paid for by UBS Asset Management. This allocation is determined by UBS Asset Management’s Best Execution and Trading Committee in good faith and based on objective criteria, to the extent available, of the amounts used for research and non-research purposes;

however, the decision regarding what amounts are paid by UBS Asset Management versus paid by clients through commissions presents a conflict of interest. Research services received from brokers and dealers may be supplemental to UBS Asset Management’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into UBS Asset Management’s investment process. As a practical matter, it would not be possible for UBS Asset Management to generate all of the information presently provided by brokers and dealers.

UBS Asset Management may receive in-house or proprietary research from dealers that execute trades on a principal basis for its clients. The research received will be of the type described above, excluding third-party research services.

Potential regulatory restrictions on investment advisor activity.

From time to time the activities of the funds may be restricted because of regulatory requirements applicable to UBS and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by UBS would not be subject to some of those considerations. There may be periods when UBS Asset Management may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice with respect to certain securities or instruments issued by or related to companies for which UBS is performing investment banking, market making or other services, or has proprietary positions or otherwise has come into possession of material inside information.

For example, when UBS is engaged in an underwriting or other distribution of securities of or advisory services for a company, the funds may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if UBS personnel serve as directors of companies the securities of which a fund wishes to purchase or sell. The larger UBS Asset Management’s investment advisory business and UBS’ businesses, the larger the potential that these restricted list policies will impact investment transactions. However, if permitted by applicable law, a fund may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by UBS, or in cases in which UBS personnel are directors or officers of the issuer.

The investment activities of UBS for its proprietary accounts and for Client Accounts may also limit the investment strategies and rights of the funds. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause UBS, the funds or other Client Accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of UBS Asset Management on behalf of a fund to purchase or dispose of investments or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result UBS Asset Management on behalf of a fund may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when UBS Asset Management, in its sole discretion deems it appropriate.

UBS Asset Management and its affiliates, including, without limitation, UBS and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts, other funds and collective investment vehicles) that have investment objectives similar to those of the funds and/or that engage in transactions in the same types of securities, currencies and instruments as the funds. UBS and its affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, UBS and its affiliates may be actively engaged in transactions in the same securities, currencies and instruments in which the funds invest. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the funds invest which could have an adverse impact on a fund’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the funds’ transactions and thus at prices or rates that may be more or less favorable than those obtained by the funds. UBS Asset Management has developed policies and procedures consistent with regulatory requirements that provide that it will allocate investment opportunities and make purchase and sale decisions among the funds and other client accounts in a manner that it considers, in its sole discretion and consistent with its fiduciary obligation to each account, to be reasonable. Allocations may be based on numerous factors and may not always be pro rata based. Thus, this system may adversely affect the size or price of the assets purchased or sold for the funds.

The results of the funds’ investment activities may differ significantly from the results achieved by UBS Asset Management and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that UBS Asset Management and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the funds. Moreover, it is possible that a fund will sustain losses during periods in which UBS Asset Management and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of UBS Asset Management and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the funds in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the funds’ activities may also be restricted because of regulatory restrictions applicable to UBS Asset Management and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when UBS Asset Management and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which UBS Asset Management and/or its affiliates are performing services or when position limits have been reached where such securities or instruments otherwise would have been permissible investments for the funds. Additionally the funds or certain accounts may be licensed to trade securities or engage in transactions in certain jurisdictions while other funds and accounts are not licensed.

In addition, certain officers and certain employees of UBS Asset Management are also officers or employees of UBS or its affiliated entities. As a result, the performance by these officers and employees of their obligations to such other entities may be a consideration of which investors in the funds should be aware.

UBS Asset Management may enter into transactions and invest in securities, instruments and currencies on behalf of a fund where customers of UBS or, to the extent permitted by the SEC, UBS itself serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the fund and such party may have no incentive to assure that the fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the fund may enhance the profitability of UBS Asset Management and/or UBS. UBS and its affiliates may also create, write or issue derivative instruments for customers of UBS or its affiliates the underlying securities, currencies or instruments of which may be those in which a fund invests or which may be based on the performance of a fund. The funds may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by UBS or its affiliates and may also enter into transactions with other clients of UBS Asset Management or its affiliates where such other clients have interests adverse to those of the funds. At times, these activities may cause UBS Asset Management or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the funds. To the extent affiliated transactions are permitted, the funds will deal with UBS Asset Management, UBS and its affiliates on an arms-length basis. UBS Asset Management or UBS may also have an ownership interest in certain trading or information systems used by the funds.

The fund’s use of such trading or information systems may enhance the profitability of UBS Asset Management and its affiliates.

It is also possible that, from time to time, UBS Asset Management or any of its affiliates may, although they are not required to, purchase and hold Interests of the funds. Increasing a fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the expense ratio of certain types of funds. UBS Asset Management and its affiliates reserve the right to redeem at any time some or all of the Interests of the funds acquired for their own accounts. A large redemption of Interests of a fund by UBS Asset Management or its affiliates could significantly reduce the asset size of the fund, which might have an adverse effect on the fund’s investment flexibility, portfolio diversification, expense ratio and may result in significant transaction costs. UBS Asset Management will consider the effect of redemptions on the fund and other interestholders in deciding whether and when to redeem its Interests.

It is possible that the funds may invest in securities of companies with which UBS has or is trying to develop investment banking relationships as well as securities of entities in which UBS Asset Management or UBS has significant debt or equity investments or in which UBS makes a market. The funds also may invest in securities of companies to which UBS Asset Management or UBS provides or may someday provide research coverage. Such investments could cause conflicts between the interests of the funds and the interests of other UBS Asset Management or UBS clients. In making investment decisions for the funds, UBS Asset Management is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of UBS Asset Management in the course of these activities. In addition, from time to time, UBS’ activities may limit the funds’ flexibility in purchases and sales of securities. When UBS is engaged in an underwriting or other distribution of securities of an entity, UBS Asset Management may be prohibited from purchasing or recommending the purchase of certain securities of that entity for the funds.

Present and future activities of UBS Asset Management and its affiliates, in addition to those described in this section, may give rise to additional conflicts of interest.

UBS AM may buy for a fund securities or obligations of issuers in which UBS or other funds or accounts have made, or are making, an investment in securities or obligations that are subordinate or senior to securities of the fund. For example, a fund may invest in debt securities of an issuer at the same time that UBS or other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer. To the extent that the issuer experiences financial or operational challenges which may impact the price of its securities and its ability to meet its obligations, decisions by UBS (including UBS AM), relating to what actions to be taken may also raise conflicts of interests, and UBS may take actions for certain accounts that have negative impacts on other advisory accounts.

While UBS Asset Management will make proxy voting decisions as it believes appropriate and in accordance with UBS Asset Management’s policies designed to help avoid conflicts of interest, proxy voting decisions made by UBS Asset Management with respect to a fund’s portfolio securities may have the effect of favoring the interests of other clients or businesses of other divisions or units of UBS. UBS Asset Management’s proxy voting policy is discussed in more detail in the section entitled “Proxy voting policies.”

As a registered investment adviser under the Advisers Act, UBS AM is required to file a Form ADV with the SEC. Form ADV Part 2 contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest, and other relevant information regarding UBS AM. A copy of UBS AM’s Form ADV Parts 1 and 2 is available on the SEC’s website (www.adviserinfo.sec.gov).

Item 20. Portfolio Managers.

Disclosure item not applicable.

Item 21. Brokerage Allocation and Other Practices.

Portfolio transactions

The funds purchase portfolio securities from dealers and underwriters as well as from issuers. Securities are usually traded on a net basis with dealers acting as principal for their own accounts without a stated commission. Prices paid to dealers in principal transactions generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell a specific security at the time. When securities are purchased directly from an issuer, no commissions or discounts are paid. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.

For purchases or sales with broker-dealer firms that act as principal, UBS AM seeks best execution. Although UBS AM may receive certain research or execution services in connection with these transactions, it will not purchase securities at a higher price or sell securities at a lower price than would otherwise be paid if no weight was attributed to the services provided by the executing dealer. UBS AM may engage in agency transactions in over-the-counter securities in return for research and execution services. These transactions are entered into only pursuant to procedures that are designed to ensure that the transaction (including commissions) is at least as favorable as it would have been if effected directly with a market-maker that did not provide research or execution services.

Research services and information received from brokers or dealers are supplemental to UBS AM’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into their investment processes. Information and research services furnished by brokers or dealers through which or with which the funds effect securities transactions may be used by UBS AM in advising other funds or accounts and, conversely, research services furnished to UBS AM by brokers or dealers in connection with other funds or accounts may be used in advising the funds.

During the fiscal years ended April 30, 2023, 2022, and 2021, the funds did not pay brokerage commissions. Therefore, the funds did not allocate any brokerage transactions for research, analysis, advice and similar services.

Investment decisions for the funds and for other investment accounts managed by UBS AM are made independently of one another in light of differing considerations for the various accounts. However, the same investment decision may occasionally be made for the funds and one or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated between the funds and such other account(s) as to amount in a manner deemed equitable to the funds and such account(s). While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the funds are concerned, or upon its ability to complete its entire order, in other cases it is believed that coordination and the ability to participate in volume transactions will be beneficial to the funds.

As of April 30, 2023, the funds owned securities issued by their regular broker-dealers or entities that may be deemed affiliates of those regular broker-dealers (as defined in Rule 10b-1 under the Investment Company Act) as follows:

Prime Master Fund Issuer	Type of Security	Value
Mitsubishi UFJ Financial Group	Certificate of deposit	$	111,951,357
Mizuho Bank Ltd.	Certificate of deposit		186,966,280
Royal Bank of Canada	Certificate of deposit		40,013,415
Mizuho Bank Ltd.	Commercial paper		116,048,478
Barclays Bank PLC	Commercial paper		193,883,577
Toronto-Dominion Bank	Commercial paper		128,931,852
Royal Bank of Canada	Commercial paper		50,064,469
Barclays Bank PLC	Repurchase agreement		400,000,000
J.P. Morgan Securities LLC	Repurchase agreement		239,000,000
Bank of America, N.A.	Repurchase agreement		175,000,000
BNP Paribas SA	Repurchase agreement		175,000,000
Mizuho Bank Ltd.	Time deposit		125,000,000

Treasury Master Fund Issuer	Type of Security	Value
Barclays Bank PLC	Repurchase agreement	$	5,725,000,000
J.P. Morgan Securities LLC	Repurchase agreement		150,000,000
Bank of America, N.A.	Repurchase agreement		234,000,000

Prime CNAV Master Fund

Issuer	Type of Security	Value
Mitsubishi UFJ Financial Group	Certificate of deposit	$	84,000,000
Mizuho Bank Ltd.	Certificate of deposit		143,000,000
Royal Bank of Canada	Certificate of deposit		27,000,000
Barclays Bank PLC	Commercial paper		187,823,603
Mizuho Bank Ltd.	Commercial paper		87,329,991
Toronto-Dominion Bank	Commercial paper		100,000,000
Royal Bank of Canada	Commercial paper		38,000,000
Barclays Bank PLC	Repurchase agreement		1,000,000,000
Bank of America, N.A.	Repurchase agreement		90,000,000
BNP Paribas SA	Repurchase agreement		75,000,000
J.P. Morgan Securities LLC	Repurchase agreement		40,000,000
Mizuho Bank Ltd.	Time deposit		150,000,000

Government Master Fund
Issuer	Type of Security	Value
Bank of America, N.A.	Repurchase agreement	$	500,000,000
J.P. Morgan Securities LLC	Repurchase agreement		1,200,000,000
Mitsubishi UFJ Financial Group	Repurchase agreement		400,000,000
Toronto-Dominion Bank	Repurchase agreement		100,000,000

ESG Prime Master Fund Issuer	Type of Security	Value
Mitsubishi UFJ Financial Group	Certificate of deposit		$14,003,684
Mizuho Bank Ltd.	Certificate of deposit		50,991,939
Royal Bank of Canada	Certificate of deposit		14,004,695
Mizuho Bank Ltd.	Commercial paper		33,727,956
Barclays Bank PLC	Commercial paper		62,931,142
Toronto-Dominion Bank	Commercial paper		36,981,943
Royal Bank of Canada	Commercial paper		15,019,341
Barclays Bank PLC	Repurchase agreement		775,000,000
J.P. Morgan Securities LLC	Repurchase agreement		21,000,000
Bank of America, N.A.	Repurchase agreement		218,000,000
Mizuho Bank Ltd.	Time deposit		50,000,000

As of April 30, 2023, Tax-Free Master Fund did not own securities issued by its regular broker-dealers or entities that may be deemed affiliates of those regular broker-dealers (as defined in Rule 10b-1 under the Investment Company Act).

Item 22. Capital Stock and Other Securities.

Delaware statutory trust. Although Delaware law statutorily limits the potential liabilities of a Delaware statutory trust’s interestholders to the same extent as it limits the potential liabilities of a Delaware corporation’s shareholders, interestholders of a fund could, under certain conflicts of laws jurisprudence in various states, be held personally liable for the obligations of the Trust or the funds. However, the Trust’s Trust Instrument disclaims interestholder liability for acts or obligations of the Trust or its funds. The Trust Instrument provides for indemnification from each fund’s property for all losses and expenses of any fund interestholder held personally liable for the obligations of a fund. Thus, the risk of an interestholder’s incurring financial loss on account of interestholder liability is limited to circumstances in which a fund itself would be unable to meet its obligations, a possibility which UBS AM believes is remote and not material. Upon payment of any liability incurred by an interestholder solely by reason of being or having been an interestholder of a fund, the interestholder paying such liability will be entitled to reimbursement from the general assets of the fund. The trustees intend to conduct the operations of the funds in such a way as to avoid, as far as possible, ultimate liability of the interestholders for liabilities of the funds.

Voting rights. Interestholders of each fund are entitled to a proportionate vote for each Interest held. Voting rights are not cumulative and, as a result, the holders of more than 50% of all the proportionate interests of the Trust may elect all its board members. The Interests of each series of the Trust will be voted separately, except when an aggregate vote of all the Interests is required by law.

The Trust does not hold annual meetings. There normally will be no meetings of interestholders to elect trustees unless fewer than a majority of the trustees holding office have been elected by interestholders. Interestholders of record holding no less than two-thirds of the outstanding proportionate interests of the Trust may remove a board member by vote cast in person or by proxy at a meeting called for that purpose. A meeting will be called to vote on the removal of a board member at the written request of holders of record of at least 10% of the outstanding proportionate interests in the Trust.

Item 23. Purchase, Redemption and Pricing of Interests.

Additional information regarding redemptions

Additional redemption information. The redemption price may be more or less than the interestholder’s cost, depending on the net assets of each fund’s portfolio at the time. Each of Prime Master Fund and ESG Prime Master Fund calculates its net asset value using market-based pricing.

If conditions exist that make cash payments undesirable, each fund reserves the right to honor any request for redemption by making payment in whole or in part in securities chosen by the fund and valued in the same way as they would be valued for purposes of computing the fund’s net asset value. If payment is made in securities, the interestholder may incur expenses in converting these securities into cash.

Valuation of Interests

Each of Tax-Free Master Fund and Prime CNAV Master Fund operates as a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as Tax-Free Master Fund or Prime CNAV Master Fund, may consider itself a “retail money market fund” when all of its feeder funds are qualified retail money market funds, and the master fund relies on the policies and procedures of the feeder funds that are reasonably designed to limit all of the feeder funds’ beneficial owners to natural persons. Each of Tax-Free Master Fund and Prime CNAV Master Fund relies on such policies and procedures of its feeder funds, which are qualified retail money market funds. As a “retail money market fund,” each of Tax-Free Master Fund and Prime CNAV Master Fund is permitted to continue to seek to maintain a stable price per Interest. The funds’ net asset values are typically determined by the funds’ custodian, State Street Bank and Trust Company.

The funds comply with regulations that apply to money market funds. Each fund (except Prime Master Fund and ESG Prime Master Fund) values its portfolio securities in accordance with the amortized cost method of valuation under Rule 2a-7 under the Investment Company Act. Each of Prime Master Fund and ESG Prime Master Fund values its portfolio securities using market-based pricing (unless the fund’s board (or its delegate) determines that this does not represent fair value). To use amortized cost to value its portfolio securities, a fund must adhere to certain conditions under Rule 2a-7 under the Investment Company Act relating to its investments, some of which are discussed in this Registration Statement. Amortized cost is an approximation of market value of an instrument, whereby the difference between its acquisition cost and value at maturity is amortized on a straight-line basis over the remaining life of the instrument. The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account, and thus the amortized cost method of valuation may result in the value of a security being higher or lower than its actual market value. If a large number of redemptions take place at a time when interest rates have increased, the funds might have to sell portfolio securities prior to maturity and at a price that might not be desirable.

With respect to each fund except Prime Master Fund and ESG Prime Master Fund, the funds’ board has established procedures (“Procedures”) for the purpose of stabilizing the value of such a fund’s net assets within 1/2 of 1% of the value determined based on amortized cost. The Procedures include a review of the extent of any deviation of net asset value, based on available market quotations. If that deviation exceeds 1/2 of 1% for a fund, the board will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redeeming Interests in kind, selling portfolio securities prior to maturity, reducing or withholding dividends and utilizing a net asset value as determined by using available market quotations. Each of Prime Master Fund and ESG Prime Master Fund calculates its net asset value using market-based pricing, and such Procedures do not apply to the fund. For all funds except Prime Master Fund and ESG Prime Master Fund, if the board determines that a fund can no longer maintain a stable net asset value, the fund may, as part of converting to a market-based net asset value, take steps to: (i) temporarily suspend the sale of Interests; (ii) delay the payment of redemption proceeds for up to seven days, as permitted by the Investment Company Act; and (iii) price its Interests once a day at the last current valuation time (e.g., 5:00 p.m., Eastern time, for Treasury Master Fund, Prime CNAV Master Fund and Government Master Fund; and 12:00 p.m. (noon), Eastern time, for Tax-Free Master Fund).

Rule 2a-5 (“Rule 2a-5”) under the Investment Company Act provides that a market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Securities for which market quotations are not readily available must be valued at fair value as determined in good faith by the board. The board designated UBS AM as the valuation designee pursuant to Rule 2a-5 to perform fair value determinations for the funds. UBS AM, as the valuation designee, is responsible for periodically assessing any material risks associated with the determination of the fair value of a fund’s investments; establishing and applying fair value methodologies; testing the appropriateness of fair value methodologies; and overseeing and evaluating third-party pricing services. UBS AM has a valuation committee to assist with its designated responsibilities as valuation designee. Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. Accordingly, there can be no assurance that the determination of a security’s fair value in accordance with a fund’s valuation procedures will in fact approximate the price at which a fund could sell that security at that time.

Each fund will maintain a dollar-weighted average portfolio maturity of 60 days or less and a dollar-weighted average life for its portfolio of 120 days or less, will not purchase any instrument having, or deemed to have, a remaining maturity of more than 397 days, will limit portfolio investments, including repurchase agreements, to those US-dollar denominated instruments that are of high quality under the Rule and that UBS AM, acting pursuant to the Procedures, determines present minimal credit risks, and will comply with certain reporting and recordkeeping procedures. If amortized cost ceases to represent fair value for those funds using that method, the board will take appropriate action.

In determining the approximate market value of portfolio investments, the funds may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Other assets, if any, are valued at fair value as determined in good faith by or under the direction of the Trust’s board.

Item 24. Taxation of the Fund.

The Trust has determined that each fund is properly treated as a partnership for federal income tax purposes. Accordingly, the funds do not expect to pay any federal income taxes, but each investor in the funds must take into account its share of the funds’ ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of each investor’s share is made in accordance with the governing documents of the Trust and the Code and the regulations thereunder.

Each fund’s tax year-end is April 30. Although as described above the funds are not subject to federal income tax, each files appropriate federal income tax returns.

The Trust believes that, in the case of an investor in a fund that seeks to qualify as a regulated investment company (“RIC”) under Subchapter M of the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the fund, and accordingly should be deemed to own a proportionate share of each of the assets of the fund and should be entitled to treat as earned by it the portion of the fund’s gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in each fund, or whether any fund should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in fund assets or operations.

In order to enable an investor in a fund that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of each fund’s gross income and the composition (diversification) of each fund’s assets as if those requirements were directly applicable to the fund, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the fund.

Repurchase agreements are considered securities, and may be treated as “Government Securities” as defined in the Investment Company Act, if fully collateralized with such securities, for purposes of the tax diversification requirements that must be met for an investor to qualify for treatment as a RIC under the Code.

An investor that is a RIC is also expected to be able to include its proportionate share of Tax-Free Master Fund’s investments in municipal bonds or other tax-free obligations in determining the RIC’s eligibility to pay exempt-interest dividends and in determining the amount that may be reported as exempt-interest dividends.

Certain distributions reported by a RIC as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that a RIC is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the RIC’s business interest income over the sum of the RIC’s (i) business interest expense and (ii) other deductions properly allocable to the RIC’s business interest income.

Each fund will allocate at least annually among its investors each investor’s distributive share of the fund’s net investment income (including net investment income derived from interest on US Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable regulations.

Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the funds or on withdrawals from the funds. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in a fund, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in a fund), the investor’s adjusted tax basis in its partnership interest in a fund exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in a fund will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

Any investment by a fund in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the fund to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

Income allocated to investors that is derived from interest on obligations of the US government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each fund intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a fund for state and local income tax purposes.

Taxable distributions by a RIC to non-US shareholders will generally be subject to a 30% withholding tax (or lower applicable treaty rate). However, distributions paid by an investor that is a RIC that are attributable to “qualified net interest income” (generally, interest that would not have been subject to US federal withholding tax at the source if received directly by a non-US shareholder) or short-term capital gain earned by the fund are generally exempt from the 30% withholding tax to the extent the RIC properly report such distributions. Dividends reported by such a RIC to its shareholders as interest-related dividends and paid from its qualified net interest income from US sources are not subject to US withholding tax. “Qualified interest income” includes, in general, US source (1) bank deposit interest, (2) short-term original issue discount, (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the RIC is a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another RIC. Non-US source interest income is not eligible for exemption from US federal withholding tax, and distributions of non-US source income will be subject to the 30% US withholding tax unless reduced by an applicable tax treaty. The Government Master Fund generally expects to invest in securities the income from which is considered “qualified interest income.” However, there can be no assurance that all of the fund’s income will qualify for such treatment or that a RIC that invests in the fund will report any of its potentially eligible dividends as such qualified net interest income.

Each fund is required to withhold US tax (at a 30% rate) on payments of taxable dividends made to certain interestholders that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the US Department of the Treasury of US-owned foreign investment accounts. Interestholders may be requested to provide additional information to the funds to enable the funds to determine whether withholding is required.

The tax consequences to a non-US interestholder entitled to claim the benefits of an applicable tax treaty might differ from those described herein. Non-US interestholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of investing in the funds.

Please be advised that abandoned or unclaimed property laws for certain states (to which your account may be subject) require financial organizations to transfer (escheat) unclaimed property (including shares of a fund) to the appropriate state if no activity occurs in an account for a period of time specified by state law. For IRA accounts escheated to a state under these abandoned property laws, the escheatment will generally be treated as a taxable distribution to you; federal and any applicable state income tax will be withheld. This may apply to your Roth IRA as well.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, non-US investors, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the funds.

Item 25. Underwriters.

The placement agent for the funds is UBS AM (US), which receives no compensation from the funds for service as the funds’ placement agent. Investment companies, insurance company separate accounts, common and commingled trust funds and other organizations, entities or investors may continuously invest in the funds.

Item 26. Calculation of Performance Data.

Disclosure item not applicable to this filing.

Item 27. Financial Statements.

The Annual Report for Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund, Prime CNAV Master Fund, Government Master Fund and ESG Prime Master Fund for the fiscal year ended April 30, 2023 is a separate document, and the financial statements, accompanying notes and report of independent registered public accounting firm appearing therein are incorporated by this reference in the Registration Statement.

Appendix A

Additional information regarding purchases and redemptions

The funds are open for business each day that the Federal Reserve Bank of New York, the New York Stock Exchange (“NYSE”) and the principal bond markets (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) are open. One or more of these will be closed on the observance of the holidays listed below. In addition, each of Treasury Master Fund, Prime CNAV Master Fund and Government Master Fund, will advance the final time by which orders to purchase or redeem Interests must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that SIFMA has recommended that the bond markets close early. The normal deadline by which orders to buy or sell Interests of Prime Master Fund and ESG Prime Master Fund must be received by the transfer agent is 3:00 p.m. (Eastern time). The normal deadline by which orders to buy or sell Interests of Tax-Free Master Fund must be received by the transfer agent is noon (Eastern time). Those days that SIFMA has recommended that the bond markets close early remaining through 2023 and for 2024 are listed below.

Holidays (observed)	Early close
Labor Day (September 4, 2023)	—
Columbus Day (October 9, 2023)	—
Thanksgiving Day (November 23, 2023)	November 24, 2023
Christmas Day (December 25, 2023)	December 22, 2023
New Year’s Day (January 1, 2024)	December 29, 2023
Martin Luther King Day (January 15, 2024)	—
Presidents Day (February 19, 2024)	—
Good Friday (March 29, 2024)	March 28, 2024
Memorial Day (May 27, 2024)	May 24, 2024
Juneteenth (June 19, 2024)	—
Independence Day (July 4, 2024)	July 3, 2024
Labor Day (September 2, 2024)	—
Columbus Day (October 14 2024)	—
Veterans Day (November 11, 2024)	—
Thanksgiving Day (November 28, 2024)	November 29, 2024
Christmas Day (December 25, 2024)	December 24, 2024
New Year’s Day (January 1, 2025)	December 31, 2024

PART C

Item 28. Exhibits.

(1)(a)	Certificate of Trust 1/

(1)(b)	Amended and Restated Trust Instrument 2/

(1)(c)	Certificate of Amendment to Amended and Restated Trust Instrument effective May 20, 2015 3/

(1)(d)	Certificate of Amendment to Amended and Restated Trust Instrument effective September 22, 2015 4/

(1)(e)	Certificate of Amendment to Amended and Restated Trust Instrument effective November 18, 2015 5/

(1)(f)	Certificate of Amendment to Amended and Restated Trust Instrument effective December 19, 2019 6/

(2)(a)	Amended and Restated By-Laws 2/

(2)(b)	Certificate of Amendment to By-Laws effective February 10, 2010 2/

(3)	Amended and Restated Trust Instrument and Amended and Restated By-Laws defining the rights of holders of Registrant’s beneficial interests 7/

(4)(a)	Management Contract between Registrant and UBS Asset Management (Americas) Inc., dated as of August 23, 2007 1/

(4)(b)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(4)(c)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Government Master Fund, amended as of March 28, 2016 5/

(4)(d)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(6)	Bonus, profit sharing or pension plans – none

(7)(a)	Custodian Contract with State Street Bank and Trust Company, dated as of August 23, 2007 8/

(7)(b)	Amendment to Custodian Contract with State Street Bank and Trust Company to add Prime CNAV Master Fund 9/

(7)(c)	Amendment to Custodian Contract with State Street Bank and Trust Company to add Government Master Fund 9/

(7)(d)	Amendment to Custodian Contract with State Street Bank and Trust Company to add ESG Prime Master Fund 6/

(8)(a)	Exclusive Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc., dated as of August 23, 2007 1/

(8)(b)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(8)(c)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Government Master Fund, amended as of March 28, 2016 5/

(8)(d)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(8)(e)	Amended and Restated Participation Agreement between Registrant and UBS Series Funds, amended and restated as of February 15, 2012 10/

(8)(f)	Amended and Restated Participation Agreement between Registrant and UBS Series Funds to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(8)(g)	Amended and Restated Participation Agreement between Registrant and UBS Series Funds to add Government Master Fund, amended as of March 28, 2016 5/

(8)(h)	Amended and Restated Participation Agreement between Registrant and UBS Series Funds to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(8)(i)	Participation Agreement between Registrant and each of Select (Cay) Prime Institutional Fund Ltd., Select (Cay) Treasury Institutional Fund Ltd., Select (Cay) Prime Preferred Fund Ltd. and Select (Cay) Treasury Preferred Fund Ltd., dated as of March 25, 2009 8/

(8)(j)	Amended and Restated Participation Agreement between Registrant and each of Select (Cay) Prime Preferred Fund Ltd., Select (Cay) Prime Institutional Fund Ltd., Select (Cay) Treasury Preferred Fund Ltd., Select (Cay) Treasury Institutional Fund Ltd., Select (Cay) Government Preferred Fund Ltd. and Select (Cay) Government Institutional Fund Ltd., dated as of November 21, 2016 11/

(8)(k)	Service Agreement with State Street Bank and Trust Company, dated as of May 31, 2018 12/

(8)(l)	Amendment to Service Agreement with State Street Bank and Trust Company, dated as of July 8, 2020 13/

(10)	Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm (filed herewith)

(12)	Not applicable

(13)	Not applicable

(14)	Not applicable

(15)	Code of Ethics - not applicable.

1/	Incorporated by reference from Registrant’s registration statement, SEC File No. 811-22078, filed August 23, 2007.

2/	Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2010.

3/	Incorporated by reference from Post-Effective Amendment No. 10 to the Registrant’s registration statement, SEC File No. 811-22078, filed June 10, 2015.

4/	Incorporated by reference from Post-Effective Amendment No. 12 to the Registrant’s registration statement, SEC File No. 811-22078, filed January 11, 2016.

5/	Incorporated by reference from Post-Effective Amendment No. 14 to the Registrant’s registration statement, SEC File No. 811-22078, filed March 28, 2016.

6/	Incorporated by reference from Post-Effective Amendment No. 22 to the Registrant’s registration statement, SEC File No. 811-22078, filed December 23, 2019.

7/	Incorporated by reference from Articles IV, V, VI, IX and X of Registrant’s Trust Instrument and from Articles V, VI, IX and XI of Registrant’s By-Laws.

8/	Incorporated by reference from Post-Effective Amendment No. 2 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 28, 2009.

9/	Incorporated by reference from Post-Effective Amendment No. 16 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 24, 2016.

10/	Incorporated by reference from Post-Effective Amendment No. 6 to the Registrant’s registration statement, SEC File No. 811-22078, filed March 16, 2012.

11/	Incorporated by reference from Post-Effective Amendment No. 19 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2018.

12/	Incorporated by reference from Post-Effective Amendment No. 34 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 26, 2021.

13/	Incorporated by reference from Post-Effective Amendment No. 26 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2020.

Item 29. Persons Controlled by or under Common Control with Registrant.

None.

Item 30. Indemnification.

Section 2 of Article IX of the Trust Instrument (“Trust Instrument”), “Indemnification,” provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, “Limitation of Liability” in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

Section 9 of the Management Contract with respect to Government Master Fund, Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund, Tax-Free Master Fund and ESG Prime Master Fund (the “Management Contract”), with UBS AM provides that UBS AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series (“Fund”) of the Registrant in connection with the matters to which the Management Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Management Contract. Section 11 of the Management Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Management Contract and that UBS AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

The Exclusive Placement Agency Agreement provides that the Trust will indemnify UBS AM (US) and its officers, directors and controlling persons against any losses, claims, damages, liabilities or expenses arising from (1) any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS AM (US) to the Trust for use in the Registration Statement; or (2) the Trust’s material breach of a representation, warranty, covenant or agreement contained in the Exclusive Placement Agency Agreement; provided that this indemnity shall not protect any such persons against liabilities arising by reason of their bad faith, gross negligence or willful misfeasance or by the reckless disregard of their obligations and duties under the Exclusive Placement Agency Agreement. The Exclusive Placement Agency Agreement also provides that UBS AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS AM (US) for use in the Registration Statement or arising out of an agreement between UBS AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS AM (US) in connection with the Agreement.

Item 31. Business and Other Connections of Investment Advisor.

UBS AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS Group AG. UBS AM is primarily engaged in the investment advisory and financial services business. Set forth below in alphabetical order is a list of certain executive officers and each board director of UBS AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name	Position(s) Held with UBS AM	Other Substantial Business, Profession, Vocation or Employment

Lisa N. DiPaolo	Executive Director and Portfolio Manager	None

Charles W. Grande	Managing Director and Head of the Municipal Fixed Income Team	None

John Krieg	Board Director, Managing Director, and Head of Institutional Client Coverage – AM Americas	Board Director, Managing Director, and Head of Institutional Client Coverage – AM Americas of UBS AM (US); Board Director, Vice President, and Trust Officer of UBS Asset Management Trust Company

Igor Lasun	Managing Director and Head of Products—Americas	Board Director, President, Chair, and Trust Officer of UBS Asset Management Trust Company

Ralph Mattone	Treasurer, Chief Financial Officer, and Managing Director	Chief Financial Officer, Managing Director and Regional Group Controller of UBS Securities LLC and UBS Financial Services Inc.; Treasurer and Chief Financial Officer of UBS Asset Management Trust Company

Leesa Merrill	Executive Director (Non-Board)	Chief Compliance Officer of certain UBS registered fund families; Executive Director (Non-Board) of UBS AM (US)

Barry Mullen	Executive Director and Chief Compliance Officer – Americas	Executive Director and Chief Compliance Officer of UBS AM (US); Chief Compliance Officer and Trust Officer of UBS Asset Management Trust Company

Ryan Nugent	Executive Director, Senior Portfolio Manager and Head of Municipal Trading	None
James Poucher	Board Director, Managing Director, President, Chief Executive Officer, and Head of UBS Asset Management Americas	Global Head of UBS Asset Management Operations

Robert Sabatino	Managing Director and Global Head of Liquidity Portfolio Management	None

Eric Sanders	Director (Non-Board), Associate General Counsel and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Philip Stacey	Executive Director, Head of Legal – UBS AM Americas, and Assistant Secretary	Executive Director, Head of Legal – UBS AM Americas, and Assistant Secretary of UBS AM (US); Assistant Secretary and Trust Officer of UBS Asset Management Trust Company

David Walczak	Executive Director and Head of US Money Markets Portfolio Management	None

Keith Weller	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary of UBS AM (US)

Messrs. Mullen, Sanders, Stacey and Weller and Ms. Merrill are employed by UBS Business Solutions US LLC.

Item 32. Principal Underwriter.

(a) UBS AM (US) is the placement agent for the Registrant and its series, ESG Prime Master Fund, Government Master Fund, Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund and Tax-Free Master Fund. UBS AM (US) serves as principal underwriter or placement agent for the following other investment companies:

SMA RELATIONSHIP TRUST

PACE SELECT ADVISORS TRUST

THE UBS FUNDS

UBS INVESTMENT TRUST

UBS SERIES FUNDS

(b) The directors and certain principal executive officers of UBS AM (US), their principal business addresses, and their positions and offices with UBS AM (US), are identified below along with those directors and officers of UBS AM (US) who also serve as trustees or officers of the Registrant. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Michael Belasco*	None	Board Director, President, Chief Executive Officer, Managing Director, and Head of Americas Wholesale and Wealth Management Client Coverage of UBS AM (US)

Rose Ann Bubloski***	Vice President and Assistant Treasurer	None

Franklin P. Dickson***	Vice President	None

Lisa N. DiPaolo*	Vice President	None

Charles W. Grande*	Vice President	None

Kathleen Horan***	None	Treasurer and Chief Financial Officer of UBS AM (US)

Mark F. Kemper**	Vice President and Assistant Secretary	Secretary, Managing Director, and General Counsel of UBS AM (US)

Joanne M. Kilkeary***	Vice President and Treasurer	None

John Krieg*	None	Board Director, Managing Director, and Head of Institutional Client Coverage – Americas of UBS AM (US)

Igor Lasun*	President	None

Leesa Merrill**	Chief Compliance Officer	Executive Director (Non-Board) of UBS AM (US)

Barry Mullen*	None	Executive Director and Chief Compliance Officer – Americas of UBS AM (US)

Ryan Nugent*	Vice President	None

Robert Sabatino**	Vice President	None

Eric Sanders*	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel, and Assistant Secretary of UBS AM (US)

Philip Stacey**	Vice President and Assistant Secretary	Executive Director, Head of Legal – UBS AM Americas, and Assistant Secretary of UBS AM (US); Assistant Secretary and Trust Officer of UBS Asset Management Trust Company

David Walczak**	Vice President	None

Keith A. Weller**	Vice President and Secretary	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary of UBS AM (US)

* This person’s business address is 787 Seventh Avenue, New York, NY 10019.

** This person’s business address is One North Wacker Drive, Chicago, IL 60606.

***This person’s business address is 1000 Harbor Boulevard, Weehawken, NJ 07086.

(c) None.

Item 33. Location of Accounts and Records.

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS AM, 787 Seventh Avenue, New York, NY 10019, One North Wacker Drive, Chicago, IL 60606, and at 1000 Harbor Boulevard, Weekawken, NJ 07086. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession of UBS AM, 787 Seventh Avenue, New York, NY 10019, One North Wacker Drive, Chicago, IL 60606, and at 1000 Harbor Boulevard, Weekawken, NJ 07086. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant’s transfer agent and custodian.

Item 34. Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 25th day of August, 2023.

MASTER TRUST

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Secretary

EXHIBIT INDEX

(10)      Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm